UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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CHAMPIONX CORPORATION
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CHAMPIONX

Proxy Statement

Notice of Annual Meeting of Shareholders

May 12, 2021

Notice of Annual Meeting of Shareholders
To be Held May 12, 2021

March 30, 2021

Dear Fellow Shareholders:

On behalf of the Board of Directors (the “Board”) of ChampionX Corporation (“ChampionX” or the “Company”), we cordially invite you to attend the Company’s Annual Meeting of Shareholders (the “Meeting”) on Wednesday, May 12, 2021 at 8:00 a.m. Central time. The meeting will be virtual, conducted exclusively via live webcast at www.meetingcenter.io/265213390. At the Meeting, shareholders will be asked to consider and act upon the following matters:
1.Election of two Class III directors;
2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;
3.Advisory vote to approve the compensation of the Company’s named executive officers for 2020 (“Say-on-Pay”);
4.Approval of the Amended and Restated 2018 Equity and Cash Incentive Plan; and
5.Such other business as may properly come before the Meeting.

These items are fully described in the following pages, which are made a part of this notice.

All holders of record at the close of business on March 15, 2021 are entitled to vote at the Meeting or any postponement or adjournment thereof.

We plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and our 2020 Annual Report (which includes our 2020 Annual Report on Form 10-K), how to vote online, and how to obtain a paper copy of the proxy materials. Our 2020 Annual Report and our proxy materials are first being made available on or about March 30, 2021.

In light of the continuing COVID-19 pandemic, and after careful consideration, our Board has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for ChampionX at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location while safeguarding the health of our shareholders, Board and management. You will be able to attend the Meeting online, vote your shares electronically and submit questions during the meeting by visiting www.meetingcenter.io/265213390. To participate in the virtual meeting, you will need the control number printed on your Notice, proxy or voting instruction card. The password for the meeting is CHX2021. The Meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the Meeting prior to the start time. If you experience technical difficulties during the check-in process or during the Meeting, support is available at 1-888-724-2416 (inside the United States and Canada) or 1-781-575-2748 (all other locations).

Your vote is very important. Whether or not you plan to attend the Meeting, we urge you to review the proxy materials and vote your shares as soon as possible.

We hope you will read the Proxy Statement and the 2020 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the Meeting. Even if you plan to attend the virtual Meeting online, please submit a proxy as soon as possible to ensure your shares are voted at the Meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your support.
JULIA WRIGHT
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2021

Our Proxy Statement, together with the form of proxy card, and our 2020 Annual Report are available at:

www.envisionreports.com/CHX

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders

Time and Date:	8:00 a.m. Central time on Wednesday, May 12, 2021
Virtual Meeting:	www.meetingcenter.io/265213390
Eligibility to Vote:	You are entitled to vote if you were a shareholder of record at the close of business on March 15, 2021

Voting Matters and Board Recommendation

	Board’s Voting Recommendation	Page Reference
Election of Sivasankaran Somasundaram and Stephen K. Wagner as Class III directors until the 2022 annual meeting of shareholders (Item 1)	FOR EACH DIRECTOR NOMINEE	15
Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2021 (Item 2)	FOR	25
Advisory vote to approve compensation of the Company’s named executive officers (Say-on-Pay) (Item 3)	FOR	28
Approve the Amended and Restated 2018 Equity and Cash Incentive Plan (Item 4)	FOR	58

How to Cast Your Vote
You may submit your vote by Internet, telephone or mail.

INTERNET
To vote before the Meeting, visit
www.envisionreports.com/CHX

To vote at the meeting, visit
www.meetingcenter.io/265213390

You will need the control number on your notice, proxy or voting instruction card and the meeting password: CHX2021
BY TELEPHONE 1-800-652-8683 until 8:00 a.m. Central Time On May 12, 2021	BY MAIL Completing, signing, dating and returning your proxy or voting instruction card before May 12, 2021

If you hold shares through a 401(k) savings plan or an employee stock purchase plan, your vote must be received by
1:00 a.m., Central time on May 10, 2021
to be counted.
These votes cannot be changed or revoked after that time.

i

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accountants for the year ended December 31, 2020 and provided certain tax and other services to us. Representatives of PwC are expected to be present online at the virtual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. As a matter of good corporate governance, we are requesting our shareholders ratify the selection of PwC as our independent registered public accountants for the year ending December 31, 2021.

Board and Board Committees

Name	Age	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Nominees Standing for Election – Class III Directors
Sivasankaran Somasundaram	55	President & Chief Executive Officer, ChampionX	No		None
Stephen K. Wagner	74	Retired Partner, Deloitte LLP	Yes	AUD, G&N	Dover Corp.

Continuing Directors with Terms Expiring in 2022
Class I Directors
Heidi S. Alderman	61	Former Senior Vice President, Intermediates, BASF Corporation	Yes	COMP	Olin Corp.
Mamatha Chamarthi	51	Chief Information Officer, North America & Asia Pacific, Stellantis N.V.	Yes	COMP	None
Stephen M. Todd	72	Retired Global Vice Chairman, Ernst & Young Global Ltd.	Yes	AUD	Dover Corp.
Class II Directors
Gary P. Luquette	65	Retired Chief Executive Officer, Frank’s International N.V.	Yes	COMP, G&N	None
Stuart Porter	55	Founder, Managing Partner, CEO and Chief Investment Officer, Denham Capital	Yes	AUD	None
Daniel W. Rabun	66	Retired Chief Executive Officer, Ensco plc	Yes	COMP, G&N	APA Corp.; Golar LNG

Kenneth M. Fisher was a member of the Board, included in Class III, until February 1, 2021 when he stepped down from the Board and became our Executive Vice President and Chief Financial Officer. Ms. Alderman and Mr. Porter joined the Board in June 2020 at the time of the closing of the merger with ChampionX Holding Inc., and the remaining directors have served on the Board since 2018. Our Board is currently divided into three classes which will be phased out effective at our 2022 annual meeting.
The standing committees of our Board are the Audit Committee (AUD), Compensation Committee (COMP), and Governance and Nominating Committee (G&N).
For the year ended December 31, 2020, each of our directors attended 100% of the meetings of the Board and the Board committees on which the director served.

Director Highlights
Governance Highlights
The following actions are reflective of our commitment to transparency and good corporate governance:

✓	Independent Chairman of the Board	✓	7 of 8 directors are independent
✓	3 of 8 director seats held by women or minority Board members	✓	All members of Board committees are independent
✓	Stock ownership guidelines for directors and senior officers	✓	Directors and officers of the Company are prohibited from pledging (subject to limited exceptions) or hedging shares of our stock
✓	Executive compensation clawback policy	✓	Robust management and Board succession planning
✓	Executive sessions of independent directors	✓	Comprehensive individual Board member evaluations

Business Highlights
2020 was a momentous year for ChampionX. In June 2020, the upstream energy business of Ecolab, Inc. was separated into “legacy ChampionX,” which we immediately merged with our existing Apergy business (“legacy Apergy”), transforming our company under our new name, ChampionX Corporation, and into a global leader in production optimization solutions (the “Merger”). We are Better Together and the strong financial profile of the combined company has positioned us well to navigate the challenges of the current environment, as well as the long-term global energy transition. We finished 2020 with quarterly sequential increases in revenue, adjusted EBITDA, cash provided by operating activities, and free cash flow. Our teams are working well together and continue to execute well on our Merger integration plans, and we continue to anticipate fully capturing our targeted increased cost synergies of $125 million within 24 months of the Merger closing. We are truly excited about the future of ChampionX.

Compensation Highlights
In response to the challenging market conditions as a result of the COVID-19 pandemic, Sivasankaran (“Soma”) Somasundaram, our CEO, elected to take a 25% reduction in base salary beginning in March 2020 through the end of the year, and our other executive officers elected to take a 15% reduction in base salary for the same period. As market conditions continued to deteriorate in the second quarter, Mr. Somasundaram further reduced his salary an additional 25% for a 90-day period, and our other NEOs (see below) reduced their salary an additional 10% for that time period. In addition, our Chairman of the Board elected to reduce his cash compensation by 25%, and the other Board members elected to reduce their cash compensation by 20%, during the period from April through the end of 2020.

The Compensation Committee delayed granting annual long-term incentive equity awards to executive officers until the closing of the Merger in June 2020, while such awards were made to all other eligible employees in February 2020. The long-term incentive awards granted to executive officers were made on the same price per share basis as the February 2020 awards, despite market conditions deteriorating, leading to a sharp decline in the trading price of the Company’s common stock. As a result, the fair market value of the long-term incentive awards granted to executive officers was only 48% of the target value.

The Compensation Committee is committed to targeting reasonable and competitive total compensation for our executive officers, with a significant portion of compensation being performance based. In 2020:
•84% of our CEO’s target compensation was performance based; and
•65% of the target compensation of our other named executive officers was performance based.

Our compensation program is designed to align with and drive achievement of our business strategies. Core elements include a base salary, a short-term incentive, and long-term incentives which:
•Correlate executive pay with our financial performance on both a short-term and long-term basis;
•Emphasize operating performance and support our business strategies; and
•Link executive pay to measures that drive shareholder value.

Named Executive Officers
For 2020, our Named Executive Officers (“NEOs”) were:

Name	Age	Title
Soma Somasundaram	55	President & Chief Executive Officer
Jay A. Nutt	58	Senior Vice President – Special Projects
Julia Wright	45	Senior Vice President, General Counsel and Secretary
Paul E. Mahoney	57	President, Production & Automation Technologies
Syed (“Ali”) Raza	54	Senior Vice President and Chief Digital Officer

Mr. Nutt was our Senior Vice President and Chief Financial Officer for the entire 2020 fiscal year, and until February 1, 2021 when he became our Senior Vice President – Special Projects.

Important Dates for 2022 Annual Meeting of Shareholders
•Shareholder proposals submitted for inclusion under rules of the Securities and Exchange Commission (“SEC”) in the proxy statement for our 2022 annual meeting of shareholders must be submitted in writing and received by our Secretary on or before November 30, 2021.
•Under our bylaws, shareholder proposals to be presented in person at the 2022 annual meeting of shareholders (but not included in the 2022 proxy statement) must be submitted in writing and received by our Secretary not earlier than the close of business on January 12, 2022 and not later than the close of business on February 11, 2022.

_________________________________________

ChampionX Corporation
2445 Technology Forest Boulevard
Building 4, 12th Floor
The Woodlands, Texas 77381
www.championx.com

PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by ChampionX’s Board of Directors (the “Board”) for use at our 2021 Annual Meeting of Shareholders (the “Meeting”). We plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and our 2020 Annual Report (which includes our 2020 Annual Report on Form 10-K), how to vote online, and how to obtain a paper copy of the proxy materials. Our 2020 Annual Report and our proxy materials are first being made available on or about March 30, 2021.
Date, Place and Time of Meeting
The 2021 Annual Meeting of Shareholders will be conducted virtually and exclusively via live webcast at www.meetingcenter.io/265213390 on Wednesday, May 12, 2021 at 8:00 a.m. Central Time. The password for the meeting is CHX2021.
Record Date
The record date for determining shareholders eligible to vote at the Meeting was March 15, 2021. As of the close of business on that date, we had outstanding 201,018,270 shares of common stock. Each share of common stock is entitled to one vote on each matter and shareholders may not cumulate their votes.
A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose relevant to the Meeting electronically on the virtual meeting website during the Meeting for those in attendance, and during ordinary business hours at our offices at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381, for ten days prior to the Meeting.
Quorum
For purposes of the Meeting, there will be a quorum if the holders of a majority of the shares of our common stock issued and outstanding on the record date are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.
Attending the Meeting
In light of on-going developments related to the COVID-19 pandemic, and after careful consideration, the Board has determined to hold a virtual annual meeting in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost.
If your shares are registered directly in your name with our transfer agent, you do not need to register to attend the Meeting virtually. To participate in the virtual Meeting, you will need the control number included on your Notice, proxy or voting instruction card. The password for the meeting is CHX2021.
If your shares are held in a stock brokerage account or by a bank or other nominee, you must register in advance to attend the Meeting virtually. To register, please request proof of your proxy power reflecting your ChampionX holdings from your broker or other nominee, and submit it along with your name and email address to Computershare, our transfer agent. Requests for registration must be labeled “Legal Proxy” and be received no later than 4:00 p.m., Central time on May 6, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Registration materials and information should be sent:
By email: legalproxy@computershare.com
By mail: Computershare
ChampionX Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
The Meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 7:30 a.m., Central Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Meeting, support is available at 1-888-724-2416 (inside the United States and Canada) or 1-781-575-2748 (all other locations).
You will be able to attend the Meeting online, vote your shares electronically and submit questions during the Meeting by visiting www.meetingcenter.io/265213390. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Electronic Delivery of Proxy Materials
As permitted under SEC rules, we are mailing a Notice of Internet Availability of our Proxy Statement and our Annual Report to shareholders (of which our 2020 Annual Report on Form 10-K is a part) instead of a paper copy of these proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Meeting. All shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the Notice.
Items of Business
There are four items scheduled to be voted on at the Meeting:
1.Election of two Class III directors named in this Proxy Statement;
2.Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021;
3.Advisory vote to approve the compensation of the Company’s named executive officers for 2020 (“Say-on-Pay”); and
4.Approval of the Amended and Restated 2018 Equity and Cash Incentive Plan.
Vote Required
A plurality of the votes cast at the Meeting is required to elect directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors. Each of the other proposals require the affirmative vote of a majority of the shares present online or by proxy and entitled to vote at the Meeting. The vote on Say-on-Pay is non-binding, but the Board will consider the result of the vote in making future decisions.

Voting Procedures
Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote online at the virtual Meeting, or by proxy over the Internet, by telephone or by mail by following the instructions provided in our proxy materials. If you are a shareholder of record and vote electronically, by mail or by telephone without making any specific selection, then your shares will be voted FOR all items.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and you must follow the instructions provided by your broker or other nominee to vote your shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and you are also invited to attend the virtual Meeting online. Your broker or other nominee will provide a voting instruction card for you to use in directing your broker or other nominee as to how to vote your shares, as well as instructions if you want to vote online at the Meeting. We strongly encourage you to instruct your broker or nominee how you wish to vote.
If you are a beneficial owner of shares and do not provide your broker or other nominee with voting instructions, the broker or other nominee will have discretionary authority to vote only on a routine matter. Brokers may vote on routine matters, such as ratification of the independent auditor, without customer voting instructions. However, brokers may not vote on non-routine matters, such as the election of directors, approval of executive compensation and amended and restated equity plans, without customer voting instructions. Broker-held shares that are not voted on non-routine matters are referred to as “broker non-votes”.
Effect of Abstentions and Broker Non-Votes
Broker non-votes will not affect the outcome of the vote on Items 1, 2, 3 or 4.
If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Item 1. However, they will have the same effect as a vote against Item 2, Item 3 and Item 4.
Revoking Your Proxy
If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting online at the virtual Meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.
Proxy Solicitation Costs
We will pay the cost of printing and mailing proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies.
Inspector of Election
A representative of Computershare will serve as the inspector of election at the Meeting.
Voting Results
We will announce preliminary voting results during the virtual Meeting and report final voting results within four business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other reports we file with the SEC at our website www.investors.championx.com or at the SEC’s website www.sec.gov. The information provided on these websites is for information purposes only and is not incorporated by reference into this Proxy Statement.

Purpose-Driven Culture and Corporate Responsibility
_____________________________________________________________________________________
As ChampionX, our unified purpose is to improve the lives of our employees, customers, shareholders and communities through our commitment to deliver globally sustainable operations. We take a holistic view of the environmental, economic, and social impact of our offerings, considering how each increases efficiency, minimizes use of natural resources and improves safety. Our safety and sustainability strategy focuses on the innovation, service, and results we provide, because our greatest impact comes through the exponential savings our solutions achieve.
ChampionX believes that our performance as a corporate citizen is important to our success as a purpose-driven company. We continuously strive to communicate transparently with stakeholders about our focus on corporate responsibility – which includes environmental, social, and governance matters. This is how we deliver on our purpose, achieving industry-leading and market-shaping results that increase shareholder value and serve as the economic engine for our company.
Sustainably unlocking energy. The world requires energy, and ChampionX is dedicated to supporting a lower-carbon future. We continuously improve our business practices and align operations to responsibly deliver solutions designed to reinforce our customers’ commitments to sustainability. From risk management to performance optimization, we collaborate with operators to minimize our impact on the environment. We’re working to help our customers and industry partners meet their goals of reducing waste, carbon footprint, and greenhouse gas emissions. We continually strive to create innovative products and processes that help minimize emissions, enhance operational effectiveness for our customers, and leverage digital technologies to optimize logistics and monitor performance. We work to achieve our sustainability goals by minimizing our operational footprint, implementing waste-reduction efforts, and innovating solutions that more efficiently use the world's resources. We are focused on continuous improvements aligned with industry and customer sustainability goals.
Health, Safety and Environment. The safety of our employees, customers, shareholders, and communities is vitally important. From the way we operate, to the products we develop, to how we partner with customers, our goal is zero: zero accidents, zero incidents, and zero environmental releases. Our commitment is integrated into our business activities, sustained by establishing plans and achieving goals for continual improvement, verified through management systems, and openly communicated to interested parties. ChampionX’s Health, Safety, and Environmental (HSE) objective is to conduct business in a manner that protects people, assets, and the environment. All employees are committed to embody our safety culture through personal leadership, engagement, and empowerment. Our organization provides training and a culture of support for our employees to ensure they are equipped and prepared to do their jobs safely every day. We are driven by our belief in Goal Zero – our goal of zero accidents, incidents, and environmental releases is achievable because all incidents are preventable. We empower our people with Stop Work Authority to stop a task if they observe an unsafe action or condition at a worksite or have a concern about the control of a health, safety, or environmental risk.
Supporting our Communities. We are passionate about improving lives in the communities where our employees and customers live and work. That’s why we provide meaningful professional opportunities for our people and programs that encourage them to engage with and support their community. We focus on education through STEM initiatives (science, technology, engineering, and math), civic and community development, and environment and sustainability through our volunteer and community giving programs, supporting needs for initiatives like local food banks and schools, humanitarian organizations, and disaster relief.
Workplace – Sense of Belonging. ChampionX is committed to building and fostering a diverse and inclusive workplace where all employees feel a sense of belonging and alignment to our organization’s culture and purpose. Hiring and retaining top talent is important to our success and we believe our purpose-driven culture differentiates us as an employer of choice.

Diversity and Inclusion. As a company that is focused on supporting our customers, driving innovation and creating lasting impact, we recognize the value of diversity and inclusion in increasing performance and cultivating strong teams. ChampionX currently supports 10 Employee Resource Groups (“ERG”) that are employee-led and leadership-supported groups representing unique cultures, experiences, backgrounds and ethnicities. ERGs allow for more purposeful alignment with our business strategy, enhance recruitment efforts and our talent pipeline, support professional development, improve retention, provide skill building, training, mentorship and guidance, and enhance engagement levels across the organization and with the communities in which our employees live and work. Participation in ERGs is voluntary and we are proud that nearly 700 employees are involved in our 10 ERGs and of their role in elevating our goal of creating a workplace culture where everyone feels a sense of belonging.
Employee Engagement. Our Driven to Improve principle is about eliminating waste, finding efficiencies, and getting better every day. To help us improve, ongoing employee feedback is important. We proactively monitor employee satisfaction and engage with employees, including through surveys that measure our progress on communication and appropriate transparency, health and safety measures, such as our response to the COVID-19 pandemic, leadership, integration efforts, and connecting employee’s individual work with our purpose. Participation in our employee surveys exceeds 50% of all employees, and results have been very positive. In 2020, we created a “Pipeline to the CEO” for employees to give feedback and ask questions on topics that matter to them, which they may do anonymously if they choose. We have received 40 Pipeline questions in the six months since launch and our CEO is committed to reading and responding to every message submitted. The questions and CEO responses are made available to all employees through our internal intranet.
Professional Development and Training. We invest in engaging and developing employees to enable us to realize opportunities for growth and contribute to advancing progress on our strategic priorities. We host an internal Continuous Improvement conference, with employee teams conducting and presenting continuous improvement projects within their business or function, as well as training on tools and techniques for achieving continuous improvement. Training programs are deployed across the organization in technical skills, product expertise, health and safety measures, as well as in soft skill development such as communication and other interpersonal skills. Our employees participate in annual ethics and compliance training and we sponsor advanced training in manager essentials and leadership development.
Performance Management. Our workforce management technology solution delivers a global single-source technology for managing people-related processes and data. It provides greater visibility to our talent across the world and improves our ability for proactive talent and succession planning. We conduct an annual talent review process, evaluating the performance of our employees and their contribution to advancing our strategic priorities. Employee performance is recognized with incentives tied to our financial goals and employee’s individual performance achievement. Through this process, we can identify opportunities for additional development, including for leadership positions, which forms the foundation for the review by our Compensation Committee of our human capital programs, policies and procedures, management development efforts and CEO succession planning. The Compensation Committee reports annually to the Board on succession planning.
ESG is a Strategic Priority. As announced by our CEO, one of our strategic priorities as the new, combined ChampionX is to evolve our portfolio for sustained growth, supported, in part, by the development of a framework and roadmap for environmental, social and governance (ESG) issues as an integral part of, and consistent with our corporate purpose and business strategy. Under the direction of the Company’s Vice President – ESG & Investor Relations, a new position created in 2020 and reporting directly to our CEO, we have formed an internal ESG Working Group comprised of team members identified by our senior leadership who regularly engage with our key stakeholder groups of customers, employees, shareholders and communities. Members of the ESG Working Group have engaged with customers to understand their progress on their sustainability journeys as well as with shareholders to learn their views on ESG best practices they have observed among their portfolio of investments.

Together with an outside consultant, and taking into consideration the practices identified in the external stakeholder discussions, the ESG Working Group is undertaking an ESG Priority Assessment to build on our commitment to delivering excellent health, safety and environmental performance, proactively identifying risk mitigation opportunities, and opportunities to engage with our key stakeholder groups on ESG matters. Our Governance and Nominating Committee provides oversight to the ESG Working Group and our Vice President — ESG & Investor Relations reports to the Governance and Nominating Committee at each of that Committee’s regularly scheduled quarterly meetings for them to review the activities of the group and monitor progress against agreed goals and milestones. We look forward to the continued work of the ESG Working Group throughout 2021 as they complete the priority assessment which will form the foundation of our ESG strategy and framework, and begin to report on ESG priorities and performance in active engagement with shareholders and other external stakeholders.

Corporate Governance
______________________________________________________________________________
ChampionX is committed to conducting business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews its corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions ChampionX has taken to help ensure our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.
Governance Guidelines and Codes
The Board has adopted written Corporate Governance Guidelines that set forth the responsibilities of the Board and the qualifications and independence of its members and the members of its standing committees. In addition, the Board adopted, among other codes and policies, a Code of Business Conduct and Ethics setting forth standards applicable to all of ChampionX’s companies and employees, a Code of Ethics for our Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller, and charters for each of its standing committees. We continue to drive ethical sourcing practices across our supply chain, including through the adoption of a Global Anti-Human Trafficking policy, aimed at protecting human rights and supporting diverse suppliers, which is consistent with our core values to improve lives and protect and advance human dignity and human rights in our global business practices. The Company also adopted a Supplier Code of Conduct to guide our suppliers on engaging in ethical, responsible and legal business practices in their operations around the world. All of these documents are available on our website at www.championx.com. Any waivers to our Code of Business Conduct and Ethics for directors or employees can only be made by our Board. There were no waivers of the Code of Business Conduct and Ethics in 2020.
Board Leadership Structure
Our Board has adopted a structure whereby the Chairman of the Board is an independent director. Our Board believes that having a chairman who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our Chief Executive Officer (“CEO”) is also a member of the Board as the management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board believes that this structure provides an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.
Risk Oversight
Senior management is responsible for day-to-day management of risks facing ChampionX, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of these responsibilities and for assessing the Company’s overall approach to risk management. The Board regularly assesses significant risks to the Company in the course of its review and oversight of the Company’s strategy and the Company’s annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation and compliance risks with executive officers. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to assist in mitigating compensation-related risk. The Governance and Nominating Committee oversees and monitors risks relating to the Company’s governance structure and processes.
The Audit Committee also performs an oversight role with respect to financial, legal, cybersecurity, enterprise and compliance risks, and reports on its findings and assessments at each regularly scheduled Board meeting.

Cybersecurity. The Audit Committee oversees the Company’s global cybersecurity risk environment, reviewing with the Company’s Chief Information Officer, at least annually, the Company’s global information technology structure and strategic efforts to protect, optimize and support the growth of the Company, and an assessment of the Company’s cybersecurity risk management capabilities, including providing oversight of the Company’s cybersecurity strategy and priorities. The Company utilizes the National Institute of Standards & Technology Framework for Improving Critical Infrastructure Cybersecurity (NIST Framework), a toolkit for organizations to manage cybersecurity risk, in its assessment of cybersecurity capabilities and in developing cybersecurity priorities.
Enterprise Risk Management. The Audit Committee currently maintains responsibility for overseeing the Company’s enterprise risk management process and regularly reviews the Company’s major risk exposures and steps management has taken to monitor and control such exposure. The Company maintains an Enterprise Risk Committee with broad responsibility for the identification of material risks for the Company and the Company’s risk management process. The Enterprise Risk Committee consists of members from executive management, corporate compliance and internal audit, and has responsibilities that include the following:
•Implementation and maintenance of a process to identify, evaluate and prioritize risks to the achievement of the Company’s objectives;
•Alignment of risk decisions with the Company’s values, policies, procedures, and performance metrics;
•Support for the integration of risk assessment and controls into day-to-day business processes, planning and decision-making, including the availability of information and alignment with information technology assets;
•Identification of roles and responsibilities across the Company with responsibility for risk assessment and control functions;
•Regular evaluation of the overall design and operation of the risk assessment and control process, including the development of relevant metrics; and
•Regular reports to senior management and the Board of Directors regarding its processes and the most significant risks to the achievement of the Company’s objectives.

Compensation and Risk
We believe that our compensation programs are designed with appropriate risk mitigators, including:
•stock ownership guidelines for executive officers that align the interests of the executive officers with those of our shareholders;
•mix of base salary, cash incentive opportunities, and long-term equity compensation, that provides a balance of short-term and long-term incentives with fixed and variable components;
•inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts;
•use of restricted stock and other equity awards, including performance shares, that typically vest over a multi-year period, to encourage executives to take actions that promote the long-term sustainability of our business;
•benchmarking compensation values and designs with industry peers to remain competitive and retain key talent;
•an absolute total shareholder return (“TSR”) collar on performance awards to limit amounts paid if absolute TSR declines over the performance period, and provides a payment floor if absolute TSR exceeds 15%, to align executives’ interests with those of our shareholders; and
•an executive compensation clawback policy with a three-year lookback providing for the recovery from an executive officer of any incentive compensation granted on the basis of financial or operating results that are subject to a material negative restatement as the result of fraud, intentional misconduct or gross negligence of the executive officer.

Change in Director Occupation
Directors who retire or substantially change their principal position of employment are required to tender their resignation from the Board to the Governance and Nominating Committee, which the Committee then considers and recommends to the Board whether to accept or reject the resignation. In 2020, Kenneth Fisher offered his resignation from the Board in connection with his departure from Noble Energy as a result of its acquisition by Chevron Corporation. The Governance and Nominating Committee, together with the other non-executive directors other than Mr. Fisher, determined not to accept Mr. Fisher’s resignation in consideration of his years of business, strategy, mergers and acquisitions, and extensive financial management experience, along with his significant experience in the oil and gas industry, his leadership roles and corporate governance experience and other relevant matters. As further described below, Mr. Fisher resigned from the Board in 2021 when he became our Executive Vice President and Chief Financial Officer effective February 1, 2021.
Succession Planning
In accordance with our Corporate Governance Guidelines, the Board is responsible for oversight of management succession planning and believes in the importance of a sound management succession process. Our CEO, with the assistance of the Compensation Committee, is responsible for developing and maintaining a succession process and advising the Board on planning for potential successor CEOs as well as other key senior executive officers of the Company, including in the event of an unexpected occurrence. The independent members of the Board are responsible for oversight of this succession planning and review the succession plan at least annually.
The Governance and Nominating Committee, with the assistance of the CEO, prepares and recommends to the Board a description of the ideal experience and qualities of a CEO of the Company, and has developed policies and procedures for the selection of a new CEO in the event of an emergency or the retirement of the CEO. The Board reviews and evaluates management succession at least annually, in connection with a report by the Compensation Committee, including recommendations, evaluations and monitoring of the development of internal candidates.
The Board also believes that developing its own succession plan is important, reviewing, on an annual basis, its director selection criteria, and its approach to Board and committee leadership structure and membership, with a focus on critical board skills, diversity and independence.
Director Attendance at Shareholders Meetings
Recognizing that director attendance at our Meeting can provide our shareholders with an opportunity to communicate with the directors about matters affecting the Company, our directors are encouraged to attend the Meeting. All of our directors then in office attended the 2020 annual meeting of shareholders.
Stock Ownership Guidelines
Our Board has adopted a policy that requires executive officers to hold a number of shares with a value at least equal to a pre-determined multiple of each executive officer’s annual salary within five years from the date the executive becomes subject to the guidelines. This policy is discussed in the “Additional Executive Compensation Governance Considerations” section of the Compensation Discussion and Analysis. In addition, each independent director is expected to hold a number of shares with a value at least equal to five times the base annual cash compensation paid to each such director during the period he or she is a director. See the section titled “Director Compensation” for additional information.
Anti-Hedging and Anti-Pledging Policy
The Board has adopted a Securities Trading Policy which prohibits directors, officers, and certain other employees from pledging (subject to limited exceptions) or hedging shares of ChampionX stock.

Directors’ Meetings
During 2020, the Board met 5 times and held informational sessions with management in the months prior to the closing of the Merger to monitor progress on closing conditions, and in the months following the closing to receive updates on the progress of integration and synergy capture. Each director then in office attended 100% of the meetings of the Board and the Board committees on which the director served. The Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Mr. Rabun, as Chairman of the Board, presides at these sessions. If Mr. Rabun is determined to no longer be an independent director or is not present at any of these sessions, the non-employee directors of the Board shall elect a Lead Director to preside.
Board and Committee Evaluations
The Board and each of its committees conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the committee levels. The Board recognizes that a robust evaluation process is an essential component of strong corporate governance practices and ensuring Board effectiveness. The Governance and Nominating Committee oversees an annual evaluation process led by the committee’s Chairman and the Chairman of the Board. Each director completes a detailed written annual evaluation of the Board and the committees on which he or she serves. These Board evaluations are designed to assess the skills, qualifications, and experience represented on the Board and its committees, and to determine whether the Board and committees are functioning effectively. The process also evaluates the relationship between management and the Board, including the level of access to management, responsiveness of management, and the effectiveness of the Board’s evaluation of management performance. The results of this Board evaluation are discussed in executive session by the full Board. The results of each committee evaluation are discussed in executive session by each committee and then reported to the full Board in executive session. Changes to the Board’s and its committees’ practices are implemented as appropriate. In addition, evaluations of the performance of individual directors are completed bi-annually, conducted through interviews with the Chairman of the Board and the chair of the Governance and Nominating Committee. Mr. Wagner, chair of the Governance and Nominating Committee, does not participate in the interviews related to his own performance. The results of these assessments are shared with the individual directors by Mr. Rabun and Mr. Wagner, or by Mr. Rabun, as the case may be.
Procedures for Approval of Related Person Transactions
We generally do not engage in transactions in which our executive officers or directors, any of their immediate family members or any shareholders holding 5% or more of our outstanding common stock have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and in an amount that exceeds $120,000, the transaction would be reviewed by the Governance and Nominating Committee in accordance with the Related Person Transactions Policy and Procedures adopted by our Board, which are posted on our website.
Under the procedures, our General Counsel determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee for review and consideration at its next regularly scheduled meeting. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves, rejects or ratifies the transaction. If the proposed transaction is immaterial, the Chair of the Governance and Nominating Committee may approve the transaction and report the transaction at the next meeting of the Governance and Nominating Committee. If it is impractical to postpone the proposed transaction until the next meeting of the Governance and Nominating Committee, the Chair of such Committee decides whether to (i) approve the transaction and report the transaction at the next meeting of the Governance and Nominating Committee or (ii) call a special meeting of the Governance and Nominating Committee to review the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve, reject or ratify the transaction. No director may participate in the review of any transaction in which he or she is a related person.
There were no related person transactions during 2020 that are required to be reported in this Proxy Statement.
Communication with the Board
Shareholders and other interested parties may contact any member of the Board, as a group or individually, any committee, or the independent directors as a group, by writing to them at ChampionX Corporation, c/o Secretary, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381. Our General Counsel and Secretary, an employee, reviews all communications directed to any committee and the Board. The Chair of the Audit Committee is promptly notified of any substantive communication involving accounting, internal controls, or audit matters. The Chairman of the Board is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named director are promptly sent to that director. Copies of all communications are available for review by any director. Some communications, such as advertisements, business solicitations, junk mail, resumes, and any communication that is overly hostile, threatening, or illegal will not be forwarded to the Board. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:
•required or advisable in connection with any governmental investigation or report; or
•in the interests of ChampionX, consistent with the goals of our Code of Business Conduct & Ethics.
Director Independence
Director independence is determined in accordance with the listing standards of the various securities exchanges as well as by the rules and regulations of the SEC. Historically, our shares had been listed for trading with the New York Stock Exchange (“NYSE”) and we have complied with the director independence requirements set forth in the NYSE Listed Company Manual. As previously disclosed, at the opening of trading on January 4, 2021, the Company transferred the listing of its common stock from the NYSE to The Nasdaq Global Select Market (“Nasdaq”). Accordingly, as of January 4, 2021, the director independence requirements set forth in the Nasdaq Listing Rules are applicable to our directors.
Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by Nasdaq and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with ChampionX, directly or as an officer, shareholder or partner of an organization that has a material relationship with ChampionX.
Our Board has determined that each director, except for Mr. Somasundaram, has no material relationship with ChampionX and meets the independence requirements of Nasdaq and the SEC.
Committees of the Board of Directors
Our Board has a standing Audit Committee, Governance and Nominating Committee, and a Compensation Committee. The charters adopted by the Board for each committee, that describe each committee’s responsibilities, authority and resources in greater detail, are available on our website at www.investors.championx.com.

Audit Committee

Stephen M. Todd        Meetings Held in 2020: 7
Committee Chair

Additional Committee Members: Stuart Porter and Stephen K. Wagner. Mr. Fisher was the Chair of the Audit Committee during the entire 2020 year, and until he stepped down from the Board on February 1, 2021 to become our Executive Vice President and Chief Financial Officer.

Primary Responsibilities: The Audit Committee is responsible for, among other matters:
•Selecting and engaging the independent registered public accounting firm (“independent auditors”);
•Overseeing the work of the independent auditors and the Company’s internal audit function;
•Approving in advance all services to be provided by, and all fees to be paid to, the independent auditors, who report directly to the committee;
•Overseeing the adequacy and integrity of the Company’s financial statements and its financial reporting and disclosure practices;
•Reviewing with management and the independent auditors the audit plan and results of the auditing engagement;
•Reviewing with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting; and
•Overseeing the Company’s financial, legal, cybersecurity, enterprise and compliance risk assessments and programs.
The responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent auditors ChampionX’s annual audited financial statements and quarterly financial statements prior to inclusion in the Company’s Annual Report on Form 10-K, quarterly earnings releases published by the Company, and other public filings in accordance with applicable rules and regulations of the SEC. The Audit Committee also receives regular reports from management with respect to cybersecurity, enterprise and legal and compliance risks.
The Audit Committee holds regular quarterly meetings at which it meets separately with each of the Company’s independent auditors, head of internal audit, and Chief Financial Officer to assess certain matters, including the status of the independent audit process, and management’s assessment of the effectiveness of disclosure controls and procedures. In addition, the Audit Committee, as a whole, will review and meet to discuss the contents of each Form 10-Q and review and approve the Form 10-K (including the financial statements) prior to its filing with the SEC.
Independence: All members of the Audit Committee qualify as independent directors for audit committee membership according to the rules and regulations of the SEC and Nasdaq. All members of the Audit Committee are financially literate and qualify as an “audit committee financial expert” as defined under SEC rules and as “financially sophisticated” under Nasdaq corporate governance requirements.
Please see the Audit Committee Report on page 26 for additional information on the manner in which the committee fulfilled its responsibilities in 2020.

Governance and Nominating Committee

Stephen K. Wagner        Meetings Held in 2020: 4
Committee Chair

Additional Committee Members: Gary P. Luquette and Daniel W. Rabun
Primary Responsibilities: The Governance and Nominating Committee is responsible for, among other matters:
•Developing, reviewing, and recommending to the Board corporate governance guidelines and the Company’s Code of Business Conduct and Ethics;
•Identifying and recommending to our Board candidates for election as directors and any changes it believes desirable in the size and composition of the Board;
•Making recommendations to our Board concerning the structure and membership of the Board committees;
•Monitoring and reviewing the overall adequacy of, and providing oversight with respect to, environmental, social and governance objectives, goals, strategy, activities and regulations;
•Overseeing the approval, rejection or ratification of related person transactions in accordance with the Company’s Related Person Transactions Policy and Procedures; and
•Developing and overseeing the process for the Board and committee self-evaluations and the process by which the CEO and senior management are evaluated.

Qualification and Nominations of Directors
The Governance and Nominating Committee considers and recommends to the Board nominees for election to, or for filling any vacancy on, the Board or its committees in accordance with our by-laws, our Corporate Governance Guidelines, and the Governance and Nominating Committee’s charter. The Governance and Nominating Committee periodically reviews the requisite skills and characteristics of Board members as well as the size, composition, functioning and needs of our Board as a whole. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of our Board, in serving the long-term interests of our shareholders.
The Governance and Nominating Committee also considers directors’ qualifications as independent directors (the Board requires that a substantial majority of its members be independent and all of the members of the Audit, Compensation, and Governance and Nominating Committees be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts” and “financially sophisticated”, the qualification of Compensation Committee members as “non-employee directors” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of ChampionX and our shareholders. For director nominees who are current directors, the Governance and Nominating Committee considers their history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings in determining whether to nominate them for re-election.
The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, race and age) should be a consideration in Board succession planning and recruiting, consistent with nominating only the most qualified candidates for the Board who bring the required skills, competencies and fit to the boardroom. The Board remains committed to considering board candidate slates that are as diverse as possible and, to that end, requires that diversity be a central component of search criteria for director candidates.

Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. It is the policy of the Governance and Nominating Committee to consider director candidates recommended by the Company’s shareholders and apply the same criteria in considering those director candidates that it employs in considering candidates proposed from any other source. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, in care of the Secretary of ChampionX. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee must comply with the procedures in our by-laws discussed under “Shareholder Proposals and Nominations for the 2022 Annual Meeting.”

Compensation Committee

Gary P. Luquette        Meetings Held in 2020: 4
Committee Chair

Additional Committee Members: Heidi S. Alderman, Mamatha Chamarthi and Daniel W. Rabun

Primary Responsibilities: The Compensation Committee is responsible for, among other matters:
•Approving compensation of executive officers, as required by Nasdaq governance requirements;
•Granting awards and approving payouts under the Company’s equity plans and its annual executive incentive plan;
•Approving changes to the Company’s compensation plans;
•Reviewing and recommending compensation for the Board;
•Evaluating the relationship between the Company’s incentive compensation arrangements and its risk management policies and practices;
•Reviewing, and discussing with management, the Company’s human capital programs, policies and procedures, including CEO succession planning; and
•Supervising the administration of the compensation plans.
The Compensation Committee, meeting in executive session together with the independent directors of our Board, will approve the compensation of our CEO. The Company’s executives leave meetings of the Compensation Committee during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to remain by the Committee.
Independence: Each member of the Compensation Committee qualifies as an independent director for compensation committee membership as defined by applicable Nasdaq listing standards and our Corporate Governance Guidelines. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Compensation Committee Interlocks and Insider Participation: None of the members of the Compensation Committee has served as an officer or employee of the Company. Further, none of the Company’s executive officers has served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Item 1: Election of Directors
______________________________________________________________________________
Our Board is divided into three classes until our 2022 annual meeting of shareholders:

Class I Directors:	Heidi S. Alderman Mamatha Chamarthi Stephen M. Todd	Term expiring at 2022 annual meeting of shareholders
Class II Directors:	Gary P. Luquette Stuart Porter Daniel W. Rabun	Term expiring at 2022 annual meeting of shareholders
Class III Directors:	Sivasankaran ("Soma") Somasundaram Stephen K. Wagner	Term expiring at 2021 annual meeting of shareholders

The Board has nominated Soma Somasundaram and Stephen K. Wagner for election at the Meeting to continue as Class III directors for a one-year term expiring at our 2022 annual meeting of shareholders. Beginning at our 2022 annual meeting, all of our directors will stand for election each year for annual terms and our Board will no longer be divided into three classes.
Messrs. Somasundaram and Wagner joined the Board in connection with our spin-off from our former parent company in May 2018 and were selected by Dover Corporation. Mr. Wagner also serves on the Board of Dover. Kenneth M. Fisher had been a member of our Board since the spin-off from our former parent, included in Class III, but stepped down as a director effective February 1, 2021 to become our Executive Vice President and Chief Financial Officer. Ms. Alderman and Mr. Porter joined the Board in June 2020 in connection with the closing of the merger with ChampionX Holding Inc. Neither of the nominees, nor Ms. Alderman or Mr. Porter, have been elected by our public shareholders. Ms. Chamarthi and Messrs. Todd, Luquette and Rabun were also selected as directors by Dover in connection with our spin-off, but Ms. Chamarthi and Mr. Todd were elected by our shareholders in 2019, and Messrs. Luquette and Rabun were elected by our shareholders at our last annual meeting of shareholders.
In recommending Messrs. Somasundaram and Wagner for re-election to the Board, the Governance and Nominating Committee considered their personal and professional ethics, integrity and values, expertise, skills and understanding of the Company’s business environment, diversity of viewpoints, background and experience, and preparation for and participation at Board and committee meetings. Please see “Governance and Nominating Committee – Qualification and Nominations of Directors” for additional information on the criteria and process the Governance and Nominating Committee considers in nominating candidates for election to the Board. A description of each nominee’s individual qualifications are included in their biographical information below.
The Board recommends that you vote FOR the election of Mr. Somasundaram and Mr. Wagner.
Each nominee has indicated approval of his nomination and his willingness to serve if elected. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies may vote for a substitute nominee or nominees as may be designated by our Board for election at the Meeting. Proxies cannot be voted for more than the number of nominees proposed for re-election. The two nominees receiving the highest number of votes cast will be elected as Class III directors.

Nominees for Director Standing for Election

Sivasankaran (“Soma”) Somasundaram Director since April 18, 2018 Age 55
Mr. Somasundaram serves as ChampionX’s President and Chief Executive Officer and is a member of the Board. Mr. Somasundaram previously served as a Vice President of Dover and as President and Chief Executive Officer of Dover Energy, in which capacity he acted from August 2013 until the spin-off. Previously, Mr. Somasundaram served as Executive Vice President (from November 2011 to August 2013) of Dover Energy, Executive Vice President (from January 2010 to November 2011) of Dover Fluid Management, President (from January 2008 to December 2009) of Dover’s Fluid Solutions Platform, President (from June 2006 to December 2007) of Dover’s Gas Equipment Group, and President (from March 2004 to May 2006) of Dover’s RPA Process Technologies. Prior to joining Dover, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. Mr. Somasundaram received a B.S. in Mechanical Engineering from Anna University and a M.S. in Industrial Engineering from University of Oklahoma.
Mr. Somasundaram's strong business background, having lived and worked in India, Germany, Singapore and Australia, deep operational and financial acumen from having served more than four years as President and Chief Executive Officer of Dover Energy, a segment of Dover, a public company, and years of experience in the energy industry makes him a valuable resource for the Board. Mr. Somasundaram’s technical experience developed during his time in a number of positions in businesses that serve the energy, chemical, mining, sanitary and other process industries, including RPA Process Technologies and Baker Hughes, along with his degrees in both Industrial and Mechanical Engineering, provide him with unique insights into the highly engineered technologies that ChampionX provides to its customers.

Stephen K. Wagner Director since May 9, 2018 Age 74
From 2009 until his retirement in 2011, Mr. Wagner was the Senior Advisor, Center for Corporate Governance of Deloitte & Touche LLP. Prior to that role, he served in various positions with Deloitte & Touche LLP, which included Managing Partner, Center for Corporate Governance from 2005 to 2009, Deputy Managing Partner, Innovation, Audit and Enterprise Risk, in the United States from 2002 to 2007 and Co-Leader, Sarbanes-Oxley Services from 2002 to 2005. Mr. Wagner has served on the Board of Dover Corporation since 2010 where he is a member of the Audit Committee and Chairman of the Governance and Nominating Committee.
Mr. Wagner’s more than 30 years of experience in accounting make him a valuable resource for the Board. Mr. Wagner’s work with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other corporate governance regulations makes him well-suited to advise the Board on oversight of financial, accounting, auditing and finance-related corporate governance matters as well as risk management. Mr. Wagner brings to the Board an outside auditor’s perspective on matters involving audit committee oversight responsibilities relating to internal control and accounting and other financial reporting matters.

Continuing Directors with Terms Expiring in 2022

Heidi S. Alderman Director since June 3, 2020 Age 61
Ms. Alderman is the former Senior Vice President, Intermediates of BASF Corporation (a global chemical manufacturing company), a position she held from 2016 until her retirement in 2019. Prior to this role, Ms. Alderman held the positions of Senior Vice President, North American Petrochemicals from 2011 to 2016; Senior Vice President, North American Procurement from 2008 to 2011; Vice President, Functional Polymers from 2005 to 2008; and Business Director, Polymers from 2003 to 2005, all at BASF SE. Ms. Alderman has served on the board of directors of Olin Corporation since 2019 where she is a member of the Compensation Committee and the Directors and Corporate Governance Committee.
Ms. Alderman’s more than 35-year career in chemicals manufacturing brings a unique and valuable perspective to the Board. She also holds a bachelor's degree in chemical engineering from Stevens Institute of Technology and a master's degree in chemical engineering from Drexel University, providing a depth of expertise for the Company’s expanded business. Ms. Alderman has held various positions in business, operations, research, procurement, product and marketing management at BASF, Air Products and Chemicals Inc. and Rohm and Haas, in addition to completing the University of Pennsylvania Wharton Management Program in business administration, providing a global business management perspective to the Board.

Mamatha Chamarthi Director since May 9, 2018 Age 51
Ms. Chamarthi is the Chief Information Officer – North America and Asia Pacific of Stellantis N.V. (formerly named Fiat Chrysler Automobiles) (from April 2019 to present). Previously, Ms. Chamarthi served as Senior Vice President and Chief Digital Officer of ZF Friedrichshafen AG, (from August 2016 to April 2019). She has also served as Senior Vice President, Chief Digital Officer and Chief Information Officer of ZF TRW Automotive Holdings Corporation (from April 2014 to August 2016), Vice President and Chief Information Officer of CMS Energy Corporation (from May 2010 to December 2013) and Senior IT Executive of Daimler Financial Services (from August 2007 to May 2010).
Ms. Chamarthi’s 25 years of domestic and global technology experience in the energy, financial services and automotive industries makes her a valuable resource for the Board. Ms. Chamarthi brings to the Board significant experience collaborating with boards of directors, including technology and audit committees, as an officer of ZF Friedrichshafen AG, ZF TRW Automotive Holdings, CMS Energy and Daimler Financial. Her innovative technology and transformation experience provide her with unique insights into the highly engineered technologies that the Company provides to its customers.

Gary P. Luquette Director since May 9, 2018 Age 65
Mr. Luquette previously served as President and Chief Executive Officer of Frank’s International N.V., a global provider of engineered tubular services to the oil and gas industry, from January 2015 to November 2016, following which he served as a special advisor to Frank’s International N.V. until his retirement in December 2016. From 2006 to September 2013, Mr. Luquette served as President of Chevron North America Exploration and Production, a unit of Chevron Corporation. Mr. Luquette began his career with Chevron Corporation in 1978 and, prior to serving as President, held several other key exploration and production positions in Europe, California, Indonesia and Louisiana. Mr. Luquette was the Chairman of the Board of McDermott International, Inc. from 2014 to 2020, where he also served on the Compensation Committee. He also served on the Supervisory Board of Frank’s International N.V. from November 2013 to May 2017, and the Board of Directors of Southwestern Energy Company from 2017 to 2019, where he was a member of the Health, Safety, Environment and Corporate Responsibility Committee.
Mr. Luquette brings a depth of business, industry and strategic planning experience to the Board, including his two years as President and Chief Executive Officer at Frank’s International N.V., his seven years as President of Chevron North America Exploration and Production, along with his holding several key exploration and production positions at Chevron. Mr. Luquette’s international experience also adds a valuable global perspective to the Board. Mr. Luquette’s extensive board and committee participation makes him well suited to advise the Board on various corporate governance matters.

Stuart Porter Director since June 3, 2020 Age 55
Mr. Porter founded Denham Capital in 2004 and is a Managing Partner as well as Denham’s Chief Executive Officer and Chief Investment Officer. Mr. Porter holds a Bachelor of Arts from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School of Business.
Mr. Porter brings three plus decades of experience evaluating, investing and advising companies all along the energy value chain. In his current and previous roles, he has overseen the management of 40 upstream, midstream and oilfield service companies representing in excess of $3.5 billion of invested capital. Additionally, Mr. Porter has significant global experience, managing offices in London and Perth Australia for Denham Capital as well as deploying investment capital across more than 25 portfolio companies in Africa, Australasia, and North and South America. In Mr. Porter’s previous roles as a founding partner of Sowood Capital Management LP and Vice President and Portfolio Manager at Harvard Management Company, Inc., Bacon Investments, at J. Aron, a division of Goldman Sachs, and at Cargill Mr. Porter oversaw both trading and investment portfolios in energy in both the public and private sectors.

Daniel W. Rabun Director since May 9, 2018 Age 66
From 2007 until his retirement in May 2015, Mr. Rabun served as the Chairman of Ensco plc, an offshore drilling services company, based in London. He retired as President and Chief Executive Officer of Ensco in June 2014, having held the office of Chief Executive Officer for more than seven years and President for more than eight years. From 1986 through 2005, prior to joining Ensco, Mr. Rabun was a partner with the international law firm of Baker & McKenzie LLP, where he provided legal advice to oil and gas companies. Mr. Rabun has served on the Board of Directors and as a member of the Audit Committee of Golar LNG Ltd. since February 2015 and served as the non-executive Chairman from September 2015 to September 2017. He has also served on the Board of Directors of APA Corporation (formerly known as Apache Corporation) since May 2015, where he is currently a member of the Corporate Governance and Nominating Committee and the Audit Committee. During 2012, he served as Chairman of the International Association of Drilling Contractors. Mr. Rabun has also been a certified public accountant since 1976.
Mr. Rabun brings a variety of experiences to the Board, including service as Chairman of the Board, President, and Chief Executive Officer of Ensco. During Mr. Rabun’s term at Ensco, Ensco drilled some of the most complex wells for super majors, national oil companies, and independent operators in nearly every strategic oil and gas area in the world. Mr. Rabun’s legal expertise gathered over many years at Baker & McKenzie LLP, accounting knowledge gained from having been a certified public accountant since 1976, along with his board committee experience as both an Audit Committee and Management Development and Compensation Committee member, provides substantial value to the Board. Mr. Rabun’s international experience, global perspective, experience with strategic acquisitions, and financial acumen from having served a total of more than eight years as the business head of a public company, assists the Board in the assessment and management of risks faced by oil and gas companies.

Stephen M. Todd Director since May 9, 2018 Age 72
Mr. Todd was Global Vice Chairman from 2003 until his retirement in 2010 of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm. Prior thereto, he served in various positions with Ernst & Young (since 1971). Mr. Todd is also a member of the Board of Directors and Chairman of the Audit Committee of Dover. Mr. Todd was a member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds (registered management investment companies) from November 2011 until the PNC Funds were transferred to Federated Investments in November 2019.
Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board. Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit. Mr. Todd developed and directed Ernst & Young’s Global Capital Markets Centers, whichprovide accounting, regulatory, internal control and financial reporting services to multinational companies in connection with cross-border debt and equity securities transactions and acquisitions, making him well suited to advise the Board on capital allocation decisions, financing alternatives, and acquisition activities. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues relevant to multinational companies like ChampionX, and he brings the perspective of an outside auditor to the Board.

Summary of Director Qualifications and Experience
The following table illustrates the breadth and variety of business and other experience that each of our directors brings to ChampionX.

Skills & Experience	Ms. Alderman	Ms. Chamarthi	Mr. Luquette	Mr. Porter	Mr. Rabun	Mr. Somasundaram	Mr. Todd	Mr. Wagner
Environmental, Health & Safety	✓		✓		✓	✓
Financial Reporting/Accounting Experience				✓	✓		✓	✓
Corporate Governance & Responsibility	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Leadership	✓	✓	✓		✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓	✓	✓	✓	✓	✓	✓
Energy Industry Experience			✓	✓	✓	✓
Legal & Regulatory Compliance					✓
Risk Assessment & Risk Management			✓	✓	✓	✓	✓	✓
Technology & Innovation	✓	✓		✓		✓		✓
Cybersecurity		✓				✓		✓
Value Creation	✓	✓	✓	✓	✓	✓	✓	✓
Demographic Background
Board Tenure (Year Joined)	2020	2018	2018	2020	2018	2018	2018	2018
Board Tenure in Years	1	3	3	1	3	3	3	3
Gender
Male			✓	✓	✓	✓	✓	✓
Female	✓	✓
Race/Ethnicity
Asian, Hawaiian or Pacific Islander		✓				✓
Caucasian/White	✓		✓	✓	✓		✓	✓

Director Compensation
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.
To further align the interests of the independent directors of the Board with the Company’s shareholders, the Board has adopted stock ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director is expected to own Company common stock with a value at least equal to five times the base annual cash compensation paid to such director during the period he or she serves as a director, not including any additional cash compensation paid to chairs of the Board or committees. Non-employee directors are expected to meet these requirements within five years after the date of their election or appointment to the Board. Each of our directors are within the five-year transition period for meeting these requirements.
In 2020, in consideration of the challenging market conditions as a result of the COVID-19 pandemic and the reductions in pay taken by the Company’s officers and employees, Mr. Rabun elected to reduce the cash components of his Board compensation for the period from April 1, 2020 through December 31, 2020 by 25%, and the remaining directors determined to reduce the cash components of their Board compensation for the same period by 20%. These reductions were applied against the base non-employee director compensation as follows:
•An annual retainer of $225,000, payable $112,500 in cash and $112,500 in stock-based awards;
•Chairman of the Board – additional retainer of $75,000, payable in cash;
•Committee Chairs – additional retainer of $25,000 for the Audit Committee Chair and $10,000 for the Chairs of the Compensation Committee and the Governance and Nominating Committee, payable in cash; and
•Audit Committee Members – additional retainer of $10,000 for Audit Committee Members, payable in cash.
At the beginning of 2020, the Board increased the cash retainer for the Audit Committee Chair by $10,000, and provided a $10,000 cash retainer for the other members of the Audit Committee, in recognition of the additional time devoted by the Company’s Audit Committee in overseeing the Company’s remediation of the material weaknesses in internal control over financial reporting identified in 2019.
Non-employee directors are also reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.
Non-employee directors may elect to defer all or a portion of their annual stock-based awards under our 2018 Equity and Cash Incentive Plan (the “2018 Plan”). When directors elect to defer their stock award, their deferred compensation account is credited with a number of “deferred stock units.” Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock it does not have any voting rights. Depending on the director’s election, a non-employee director may receive the deferred compensation on the date of the director’s retirement or an earlier specified date.

2020 Director Compensation Table

The following table shows information regarding the compensation earned or paid during 2020 to non-employee directors who served on the Board during the year. The compensation paid to Mr. Somasundaram is shown in the table entitled 2020 Summary Compensation Table and the related tables. Mr. Somasundaram does not receive any additional compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Mr. Rabun	$ 152,344	$ 115,299	$ 267,643
Ms. Alderman	$ 52,131	$ 66,781	$ 118,912
Ms. Chamarthi	$ 95,625	$ 115,299	$ 210,924
Mr. Fisher	$ 116,875	$ 115,299	$ 232,174
Mr. Luquette	$ 104,125	$ 115,299	$ 219,424
Mr. Porter	$ 56,765	$ 66,781	$123,546
Mr. Todd	$ 104,125	$ 115,299	$ 219,424
Mr. Wagner	$ 112,625	$ 115,299	$ 227,924

(1)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of the RSUs, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), disregarding the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is measured based on the closing price of our common stock on the date of grant. See Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumption used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Security Ownership of Certain Beneficial Owners and Management
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The following tables set forth certain information regarding the beneficial ownership, as of March 15, 2021 (except as otherwise noted), of our common stock by:
•Each director and each of our named executive officers shown in 2020 Summary Compensation Table (the “NEOs”);
•All of our directors and executive officers as a group, including the NEOs; and
•Each person known to us to own beneficially 5% or more of our outstanding common stock.
The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 201,018,270 shares of common stock outstanding on March 15, 2021. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to stock-settled stock appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of March 15, 2021, and restricted stock units that become vested within 60 days of March 15, 2021 have been included.

Name of Beneficial Owner(1)	Shares of Company Common Stock Beneficially Owned	% of Class
Directors (except Mr. Somasundaram):
Daniel W. Rabun(2)	18,120	*
Heidi S. Alderman(3)	6,807
Mamatha Chamarthi(4)	16,437	*
Gary P. Luquette(5)	16,437	*
Stuart Porter(6)	5,807
Stephen M. Todd(7)	32,185	*
Stephen K. Wagner(8)	18,426	*

NEOs:
Sivasankaran Somasundaram(9)	252,736.00	*
Jay A. Nutt (10)	18,412	*
Julia Wright(11)	10,256	*
Paul E. Mahoney(12)	102,586	*
Syed Raza(13)	17,372	*
Directors and executive officers as a group (16 persons)(14)	1,675,947.00	*

5% Shareholders:
The Vanguard Group Inc.(15) 100 Vanguard Blvd. Malvern, PA 19355	18,550,378	9.3%
BlackRock, Inc.(16) 55 East 52nd Street New York, NY 10055	21,977,896	11.0%
Boston Partners(17) One Beacon Street, 30th Floor Boston, MA 02108	10,012,479	5.0%
*		Less than 1% of the Company’s outstanding common stock.

(1)	The address for each of the directors and NEOs is c/o ChampionX Corporation, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381.
(2)	Consists of (a) 3,697 shares of ChampionX common stock held directly by Mr. Rabun, and (b) 14,423 deferred stock units. Does not include 842 unvested RSUs payable in shares of ChampionX common stock.
(3)	Consists of (a) 5,807 shares of ChampionX common stock held directly by Ms. Alderman, and (b) 1,000 shares of ChampionX common stock beneficially owned by Ms. Alderman’s spouse.
(4)	Consists of (a) 2,014 shares of ChampionX common stock held directly by Ms. Chamarthi, and (b) 14,423 deferred stock units.
(5)	Consists of (a) 2,014 shares of ChampionX common stock held directly by Mr. Luquette, and (b) 14,423 deferred stock units.
(6)	Consists of 5,807 shares of ChampionX common stock held directly by Mr. Porter.
(7)	Consists of (a) 10,413 shares of ChampionX common stock held directly by Mr. Todd, (b) 14,423 deferred stock units, and (c) 7,349 shares of ChampionX common stock beneficially owned by Mr. Todd’s spouse.
(8)	Consists of (a) 4,003 shares of ChampionX common stock held directly by Mr. Wagner, and (b) 14,423 deferred stock units.
(9)	Includes 12,967 shares of ChampionX common stock held in a limited partnership of which Mr. Somasundaram is a partner and 153,724 shares exercisable under outstanding SSAR awards. Does not include 236,802 unvested RSUs payable in shares of ChampionX common stock.
(10)	Consists of 18,412 shares of ChampionX common stock held directly by Mr. Nutt. Does not include 34,206 unvested RSUs payable in shares of ChampionX common stock.
(11)	Consists of 10,256 shares of ChampionX common stock held directly by Ms. Wright. Does not include 52,216 unvested RSUs payable in shares of ChampionX common stock.
(12)	Includes 81,983 shares of ChampionX common stock exercisable under outstanding SSAR awards. Does not include 71,112 unvested RSUs payable in shares of ChampionX common stock.
(13)	Includes 7,031 shares of ChampionX common stock exercisable under outstanding SSAR awards. Does not include 24,957 unvested RSUs payable in shares of ChampionX common stock.
(14)	Consists of an aggregate of (a) 359,162 shares of ChampionX common stock held directly by ChampionX executive officers and directors, and (b) an aggregate of 1,335,197 shares of ChampionX common stock acquirable by ChampionX executive officers within 60 days through the exercise of SSARs and stock options.
(15)	Based solely on Schedule 13G/A filed February 10, 2021. The Vanguard Group and certain of its affiliates have sole voting power with respect to no shares, shared voting power with respect to 183,926 shares, sole dispositive power with respect to 18,224,052 shares and shared dispositive power with respect to 326,326 shares.
(16)	Based solely on Schedule 13G/A filed January 27, 2021. BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 21,448,082 shares and sole dispositive power with respect to 21,997,896 shares.
(17)	Based solely on Schedule 13G/A filed February 11, 2021. Boston Partners and certain of its affiliates have sole voting power with respect to 8,600,196 shares, shared voting power with respect to 28,871 shares, and sole dispositive power with respect to 10,012,479 shares.

Item 2:    Ratify Appointment of Independent Registered Public Accounting Firm
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The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the independence of the PCAOB registered public accounting firms retained to conduct an integrated audit of our financial statements and internal control over financial reporting. The Audit Committee has approved the selection of PwC as our independent registered public accounting firm to audit the annual accounts of ChampionX and its subsidiaries for the fiscal year ending December 31, 2021. In making this decision, the Audit Committee considered a variety of factors, including PwC’s knowledge of the Company’s business and technical expertise, the quality and candor of PwC’s communications with the Audit Committee, PwC’s independence under applicable SEC and PCAOB requirements, the quality and timeliness of the services provided by PwC (including feedback from management), and the appropriateness of PwC’s fees.
Representatives of PwC are expected to be present online at the virtual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Although shareholder ratification of PwC’s appointment is not required by our by-laws or otherwise, our Board is submitting the ratification of PwC’s appointment for 2021 to our shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as the Company’s independent registered public accounting firm for 2021, but will not be obligated to terminate the appointment. Even if shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s interests or otherwise required by federal securities laws.
The Board and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.

Audit Committee Report
_____________________________________________________________________________________________
The Audit Committee assists the Board in overseeing the Company’s accounting and financial reporting processes, the audit of its financial statements and internal control over financial reporting, the Company’s compliance with legal and regulatory requirements, the performance of the Company’s internal audit function, and the qualifications, independence, performance and compensation of the Company’s independent auditors. Management is responsible for the Company’s financial statements and financial reporting processes, including the systems of internal control over financial reporting and disclosure controls and procedures. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and of its internal control over financial reporting and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting.
In 2020, in fulfilling these responsibilities, among other things the Audit Committee:
•Met with senior members of the Company’s financial management team at each meeting;
•Held private sessions, during regularly scheduled meetings, with the Company’s Chief Financial Officer and head of the Company’s internal audit function, and with PwC, the Company’s independent auditors, providing an opportunity for candid discussions regarding financial management, accounting, auditing, and internal control matters;
•Reviewed and discussed with management the Company’s earnings releases and financial results for each quarterly period and for the fiscal year as set out in the Company’s Form 10-Qs and Form 10-K prior to filing with the SEC;
•Reviewed and discussed with senior management the Company’s Sarbanes-Oxley Act compliance program in preparation of management’s assessment of the Company’s internal control over financial reporting and PwC’s attestation report, and the mitigation and remediation of internal control deficiencies;
•Received reports from the General Counsel on compliance matters and reviewed the effectiveness of the Company’s compliance program, including providing oversight of the confidential whistleblower complaint systems relating to accounting and audit matters; and
•Reviewed the Company’s internal audit plan.
As discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, the Company identified certain material weaknesses in its internal control over financial reporting that led management to conclude that the Company’s internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2019. The Audit Committee oversaw the Company’s remediation of the material weaknesses throughout 2020, including participating in weekly information sessions with the Company’s finance management and internal audit and with PwC.
As noted above, the Audit Committee oversees the audits of the Company’s financial statements and internal control over financial reporting and the relationship with the independent auditors. In fulfilling its oversight responsibilities for the fiscal year ended December 31, 2020, among other things, the Audit Committee reviewed and discussed with senior members of the Company’s financial management team and PwC, the Company’s independent auditors, the overall audit scope and plan, the results of the external audit, the quality of the Company’s financial reporting, critical audit matters, and the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures. The Committee also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Committee has received the written disclosures and the letter from PwC required by the applicable requirement of the Public Company Accounting Oversight Board regarding PwC’s independence and has discussed with PwC its independence from the Company and its management. The Committee considered whether the provision of permissible non-audit services by PwC to the Company is compatible with maintaining the independence of PwC, and concluded that the independence of PwC was not compromised by the provision of such services. Additionally, the Committee pre-approved all audit and permissible non-audit services provided to the Company by PwC.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted by the Audit Committee,
Stephen M. Todd, Chair
Stuart Porter
Stephen K. Wagner

February 17, 2021

Fees Paid to PricewaterhouseCoopers LLP
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PwC began serving as our independent registered public accounting firm in 2017. We incurred the following fees for services performed by PwC for the years indicated. All PwC services for 2019 and 2020 were approved in advance by our Audit Committee in accordance with the pre-approval policies described below.

Type of Fee	Year Ended December 31, 2019 ($)	Year Ended December 31, 2020 ($)
Audit Fees (1)	6,393,201	8,979,043
Tax Fees (2)	150,198	1,080,000
All Other Fees (3)	7,903	27,903

(1)
The audit fees for the years ended December 31, 2019 and 2020 were for professional services rendered for the audits of the consolidated financial statements of ChampionX and include statutory audits, reviews of the quarterly consolidated financial statements of ChampionX, review of registration statements and other documents filed with the SEC and accounting consultations.

(2)	Tax fees were for professional services rendered with respect to tax compliance matters.
(3)	Other fees include licensing fees for access to technical accounting literature.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has customarily provided, the Audit Committee has adopted specific pre-approval policies and procedures, which the Audit Committee reviews at least annually. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing where consistent with applicable SEC and PCAOB requirements.
The policies and procedures adopted by the Audit Committee require pre-approval by the Audit Committee of audit-related and certain non-audit-related tax and other routine and recurring services that are proposed to be performed by the independent auditor. The pre-approval of such services by the Audit Committee is effective for a particular fiscal year, specific as to a particular service or category of services and is subject to a limitation on fees. In addition, pre-approved services which are expected to exceed the limitation on fees require separate, specific pre-approval. For each proposed service, the independent auditor and management are required to provide information regarding the engagement to the Audit Committee at the time of approval. In evaluating whether to approve such services, the Audit Committee considers whether each service is compliant with the SEC’s rules and regulations on auditor independence, as well as any applicable PCAOB requirement.

Item 3: Advisory Vote to Approve Compensation of Our Named Executive Officers
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We are asking our shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective;
•Ensure executive compensation allows us to attract, retain, motivate and reward high-performing executive talent. We target reasonable and competitive compensation, and aim to align our compensation with market median levels;
•Differentiate based on performance relative to targets, peers and market conditions, with a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation; and
•Emphasize ChampionX stock ownership by requiring stock ownership levels for executives.
We urge you to read the “Compensation Discussion and Analysis” beginning on page 29, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2020 Summary Compensation Table and other related compensation tables, beginning on page 49, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” and the compensation of our named executive officers reported in this Proxy Statement are effective in achieving our long-term business objectives.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Meeting:
RESOLVED, that the shareholders of ChampionX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the related compensation tables and narrative discussion in the Proxy Statement for the Company’s 2021 annual general meeting of shareholders.
This advisory resolution, commonly referred to as a “Say-on-Pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The Board recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Compensation Discussion and Analysis
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This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during 2020, and explains the factors considered by the Compensation Committee of our Board (our “Compensation Committee” or the “Committee”) in making compensation decisions during 2020. This Compensation Discussion and Analysis focuses on the compensation of our NEOs for 2020, namely:

Name	Title
Sivasankaran (“Soma”) Somasundaram	President & Chief Executive Officer
Jay A. Nutt	Senior Vice President — Special Projects former Senior Vice President & Chief Financial Officer
Julia Wright	Senior Vice President, General Counsel and Secretary
Paul E. Mahoney	President, Production & Automation Technologies
Syed ("Ali") Raza	Senior Vice President and Chief Digital Officer
Mr. Nutt was our Senior Vice President and Chief Financial Officer for our 2020 fiscal year and until February 1, 2021 when Mr. Fisher became our Executive Vice President and Chief Financial Officer.
Overview of Key Compensation Decisions for 2020
The Compensation Committee is committed to targeting reasonable and competitive total compensation for our NEOs, with a significant portion of that compensation being performance based. 2020 was an unprecedented year from the global COVID-19 pandemic to volatile oil prices, during which the Company completed its transformational Merger. In light of the challenging environment, the Company took significant actions to align compensation with shareholder interests.
February 2020 – Limited Compensation Changes. The Compensation Committee generally meets in February to review the compensation of our executive officers, taking into account the financial results of the Company, progress on strategic initiatives, personal achievement, and benchmarked compensation data for similarly situated executives, among other factors, and makes compensation determinations for the year. In 2020, the Compensation Committee first met in February and considered the Company’s Merger that was anticipated to close in the second quarter of the year and the potential for changes in roles and responsibilities that may result from a transformational transaction. As a result, the Compensation Committee limited its actions in February to:
•Approved performance metrics for annual short-term incentive awards for only the first half of 2020, based on the Company’s operating plan for fiscal 2020, with the intention to revisit the metrics for the second half of 2020 at a later time to take into account the Merger;
•Approved annual grants of equity awards under the Company’s 2018 Plan to eligible employees other than executive officers, with the shares subject to such awards determined based on the closing price per share of the Company’s common stock on the date of grant, which was $25.77; and
•Approved an increase in base salary for Ms. Wright and Mr. Raza, in consideration of progress made in advancing the Company’s strategic objectives, the time and attention devoted to the negotiation and execution of the Merger agreements, internal pay equity and their compensation relative to the market; but delayed the determination of any other compensation changes for our NEOs until the time of the closing of the Merger on June 3, 2020.
March 2020 – Voluntary Salary Reductions. In March 2020, demand for our products and services sharply declined due to the COVID-19 pandemic and the failure of OPEC and other major oil producers to agree on production cuts. Management acted quickly to take proactive measures designed to maintain profitability and strong free cash flow despite the challenging market environment, and our executives, including all of our NEOs, voluntarily elected to reduce their base salary for the remainder of 2020. See “Elements of Our Executive Compensation Program – Base Salary” below.
May 2020 – Additional Voluntary Salary Reductions. Market conditions continued to deteriorate as a result of the pandemic and uncertainty regarding oil production levels, and our NEOs took further reductions in base salary for a 90-day period from May to August 2020. See “Elements of Our Executive Compensation Program – Base Salary” below.
June 2020 – Compensation Effective Upon the Merger. The Compensation Committee met in the second quarter of 2020 to consider compensation decisions related to the Company’s Merger and took several actions effective as of June 3, 2020:
•Approved changes to the Company’s peer group and supplemental industry group for benchmarking compensation decisions for the Company’s executives;
•Approved performance metrics for the second half of 2020 for purposes of short-term incentives, and determined that the performance metrics would be based on the original operating plan for legacy Apergy for the second half of 2020, combined with the original operating plan of legacy ChampionX for the second half of 2020, recognizing that the operating plans had been developed prior to the pandemic and deteriorated business environment, but determined not to make adjustments to any of the financial metrics or goals as market conditions for the remainder of 2020 were too uncertain to form a basis for making such changes (see “Elements of Our Executive Compensation Program – Short-Term Incentive (Annual)” below);
•Approved compensation changes for our NEOs, effective as of the closing of the Merger, in consideration of the Company’s performance in 2019 in continuing to be profitable and generating strong cash flow in a challenging market environment, the progress made in advancing the Company’s strategic objectives, the time and attention devoted to the negotiation, execution, and consummation of the Merger and the integration of the legacy ChampionX business, and the larger roles of certain NEOs as a result of the Merger; and
•Approved annual equity awards under the Company’s 2018 Plan to executive officers, with the shares subject to such awards determined on the same basis as the annual equity awards to other employees in February 2020, which was $25.77 per share, resulting in the grant date value of such shares representing only 48% of the target value (see “Elements of Our Executive Compensation Program – Long-Term Equity Incentive Compensation” below).
As a result of these significant actions, the value of our CEO’s total 2020 compensation, with long-term incentive equity awards valued as of the grant date, was 58% of his target compensation:

	Target ($)	Value ($)	% of Target
Salary	830,000	619,639	75%
Short-Term Incentive	871,500	681,178	78%
Long-Term Incentive	3,400,000	1,641,944	48%
Total	5,101,500	2,942,761	58%
The target short-term incentive amount shown above reflects the annual target had the base salary been in effect for the entire year, instead of effective for the period June through December. Long-term incentive awards are shown at grant date value. The performance awards are included in the long-term incentive at target, but actual shares issued could be between 0% and 200% based on achievement during the performance period, as further discussed below.

Compensation Principles and Best Practices
Our compensation program is designed to align with and drive achievement of our business strategies and provide competitive opportunities. Accordingly, we believe our compensation philosophy supports our vision of unlocking energy and improving lives through our commitment to deliver globally sustainable operations. The Compensation Committee designs our compensation program with the following objectives in mind:
•Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective;
•Ensure executive compensation allows us to attract, retain, motivate and reward high-performing executive talent. We target reasonable and competitive compensation, and aim to align our compensation with market median levels;
•Differentiate based on performance relative to targets, peers and market conditions, with a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation; and
•Emphasize ChampionX stock ownership by requiring stock ownership levels for executives.
Management and the Compensation Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy or with our operating culture. As a result, we do not provide our NEOs with social or health club memberships, company cars or allowances, financial counseling, or any other perquisites. Our NEOs participate in the same group benefit programs as we provide to our other employees in the United States, and on the same terms.
As part of our compensation review process, during 2020, our CEO made recommendations to the Compensation Committee regarding the compensation and incentives for our NEOs other than himself. In doing so, he:
•Recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;
•Reviewed competitive market data for executive positions; and
•Developed specific recommendations regarding the amount and form of equity compensation to be awarded to our NEOs.
Based on the CEO’s recommendations and in concert with him, our Compensation Committee’s role is to annually review and approve the compensation and incentive awards for our NEOs. In addition, the Committee regularly reviews the components of our compensation program to ensure they continue to align with the above objectives and that the program is administered in a manner consistent with established compensation policies. The Compensation Committee reviews the CEO’s compensation and incentives considering the Company’s performance, relative TSR return, the value of similar compensation of CEOs at comparative companies, and awards given to the CEO in prior years. Together with the CEO evaluation performed by the Governance and Nominating Committee, the Compensation Committee recommends the CEO’s compensation and incentives to the independent members of the Board for approval.
The following is a summary of our key compensation policies and practices in place during 2020 for our NEOs:

Pay for Performance	A majority of the compensation for our NEOs is performance based and is paid based on the achievement of absolute and relative performance goals.
Share Ownership Guidelines	Subject to a five-year transition period, each of our NEOs must hold the equivalent in value of three times (or five times in the case of the CEO) their base salary.
Clawback Policy	We can recover performance-based compensation, both cash and equity, paid to executives but subsequently determined not to have been earned because financial results are restated, if the restatement is caused by the executive’s fraud, intentional misconduct, or gross negligence. Our clawback policy has a three-year lookback.
Anti-Pledging	No directors or officers may pledge Company stock, subject to limited exceptions.
Anti-Hedging	No directors or officers may hedge Company stock.
Double-Trigger	Our executive severance policy requires a double-trigger for a change-in-control termination (i.e., the occurrence of both a change-in-control and a qualifying termination of employment within 18 months following the change-in-control event) in order for an executive to receive change-in-control benefits.
Independent Compensation Committee and Compensation Consultant	Only independent directors serve on the Compensation Committee. Additionally, the Compensation Committee engages an independent compensation consultant and meets with the consultant in executive sessions.
Peer Group Comparison	We compare our NEOs’ total compensation to a peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate and add or remove peers when warranted.
No Automatic Base Salary Increases	Our NEOs’ base salaries are reviewed annually and are not automatically increased each year.
No Employment Contracts	We do not enter into employment contracts with any NEO.
No Tax Gross-Ups	No excise tax gross-ups are provided to any NEO.
No Perquisites	We do not provide perquisites to NEOs, nor do we own or operate any corporate aircraft.
We encourage you to read the following detailed discussion and analysis of our executive compensation program, including the tables that follow the Compensation Discussion and Analysis.

Compensation Consultant
Under its charter, our Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. In 2020, our Compensation Committee used the services of one compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”). Our Compensation Committee engaged and managed its relationship with the Meridian executive compensation consultants directly. In addition, Meridian reported directly to the Compensation Committee with respect to all executive and non-executive director compensation matters.
The nature and scope of Meridian’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters under the Compensation

Committee’s purview. The material elements of the instructions or directions given to Meridian with respect to the performance of its duties to the Compensation Committee included engaging Meridian to:
•Guide the Compensation Committee’s decision making with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;
•Review and provide advice on the Company’s compensation peer group;
•Advise on incentive plan design for both annual and long-term incentive awards;
•Provide comprehensive competitive market studies as reference for the Compensation Committee in consideration of CEO and senior management compensation;
•Review the CEO’s executive compensation recommendations for our senior executives;
•Review the CEO’s compensation;
•Review and provide competitive market information on non-executive director compensation; and
•Apprise the Compensation Committee about emerging best practices and changes in regulatory and corporate governance environment.
In connection with its engagement of Meridian and based on the information presented to it, the Compensation Committee assessed the independence of Meridian pursuant to applicable SEC and Nasdaq rules and concluded that Meridian's work for the Compensation Committee did not raise any conflict of interest for 2020. Outside of providing executive and director advisory services to our Compensation Committee, Meridian provided no other services to us or our affiliates.

Peer Group
In the design and administration of our 2020 executive compensation programs for NEOs, our Compensation Committee considered competitive market data from our Core Peer Group. The Committee also used its discretion and business judgment in determining overall compensation.
The Compensation Committee made changes to the Core Peer Group used for compensation decisions made effective at the closing of the Merger to include organizations operating in the oil and gas equipment and services and chemical sectors, with a primary focus on on-shore service/equipment providers. The new Core Peer Group consisted of the companies reflected below, representing a range of annual revenue and enterprise value, both higher and lower than those of the Company.

Exterran Corporation	Oceaneering International, Inc.
Forum Energy Technologies, Inc.	Olin Corporation
Helmerich & Payne, Inc.	Oil States International, Inc.
Innospec Inc.	Patterson-UTI Energy, Inc.
MRC Global Inc.	RPC, Inc.
National Oilwell Varco, Inc.	Select Energy Services, Inc.
NOW Inc.	The Chemours Company
Weatherford International plc
The Compensation Committee will assess the composition of our Core Peer Group at least annually.
In addition to publicly available data for the Core Peer Group, a supplemental group of companies was selected to provide additional data for assessing the competitiveness of our compensation programs for our NEOs and changes made effective as of the closing of the Merger. This Supplemental Industry Group consisted of 20 companies that were participants in the Equilar Executive Compensation Survey (which was used by Meridian to analyze peer company compensation data that is not publicly available). The companies were generally selected based on company size, considering enterprise value and revenue, and the nature of their principal business operations with specific emphasis on organizations operating in the energy or chemical industry or related sectors, such as energy/industrial manufacturing. The Supplemental Industry Group includes companies with revenues generally between $1 billion to $6 billion. The Company’s projected pro forma consolidated revenue was near the median of the Supplemental Industry Group revenues, and the Company’s projected enterprise value upon consummation of the

Merger was near the 12th percentile of the Supplemental Industry Group. The companies that comprised the Supplemental Industry Group for 2020 compensation decisions were: Axalta Coating Systems Ltd., Cabot Corporation, The Chemours Company, Diamondback Energy, Inc., Exterran Corporation, Flowserve Corporation, H.B. Fuller Company, Marathon Oil Corporation, MRC Global Inc., Murphy Oil Corporation, Noble Energy, Inc., Oceaneering International, Inc., Oil States International, Inc., Pentair plc, Range Resources Corporation, Snap-on Incorporated, The Timken Company, Trinity Industries, Inc., and Trinseo S.A.

Summary of 2020 Target Compensation for Named Executive Officers
The table below reflects target annual compensation and is not intended to replace the more detailed information provided in the 2020 Summary Compensation Table.

	Base Salary at December 31, 2020	Target 2020 Short-Term Incentive	Target 2020 Annual Long-Term Performance Incentives		Total Target Amount
			Restricted Stock Unit Awards	Performance Share Award Target Dollar Amount
Mr. Somasundaram	$830,000	$825,042	$1,700,000	$1,700,000	$5,055,042
Mr. Nutt	$490,000	$365,938	$400,000	$400,000	$1,655,938
Ms. Wright	$420,000	$287,292	$312,500	$312,500	$1,332,292
Mr. Mahoney	$438,000	$306,600	$275,000	$275,000	$1,294,600
Mr. Raza	$380,000	$224,000	$175,000	$175,000	$954,000

Base salary amounts set forth above did not become effective until June 3, 2020 and do not reflect the reductions in salary voluntarily taken by our NEOs from March 2020 through the end of 2020, as further described below and reflected in the 2020 Summary Compensation Table.
Target short-term incentive amounts were calculated using the target percentage applied to each NEO’s approved base salary for the five-month period prior to the closing of the Merger, and then applied to each NEO’s approved base salary effective upon the closing of the Merger for the remainder of the year.
See the discussion of our Long Term Equity Incentive Compensation below for a description of the basis for which the number of shares underlying these awards was determined. Neither the values shown in the table above nor the accounting values within the tables that follow this Compensation Discussion and Analysis reflect settlement values, which may be impacted by the price of our common stock, terminations of employment, or change-in-control events, and will not be known until actual settlement occurs, if any.

Performance-Based Compensation
A significant portion of our NEOs’ target annual compensation in 2020 was performance-based compensation. The charts below show the percentage of our CEO’s and other NEOs’ 2020 total target annual compensation that is performance-based compensation and the percentage that is not performance-based compensation. The charts reflect target annual compensation and are not intended to replace the more detailed information provided in the 2020 Summary Compensation Table.

CEO Target Annual Compensation
Core Elements
16% Fixed
16%
16%
34%
34%
84% Performance-Based
Base
Target AIP
LTIP - PSAs
LTIP-RSUs

All Other NEO's Target Annual Compensation Core Elements

35% Fixed
35%
24%
21%
21%
65% Performance-Based
Base
Target AIP
LTIP - PSAs
LTIP-RSUs

Elements of Our Executive Compensation Program
Our executive compensation program has been designed to ensure that ChampionX is able to attract and retain appropriate executives for applicable positions and that our compensation plans support ChampionX’s strategies, focus efforts, help achieve business success, and align with our shareholders’ interests. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year our Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of cash and non-cash compensation and short-term and long-term incentive compensation for our NEOs to reward near-term performance and to encourage commitment to our long-range strategic business goals. To determine the appropriate combination of elements, our philosophy is to condition the majority of NEO compensation on Company performance.
As illustrated in the charts below, our 2020 executive compensation program consisted of the following core elements (at target): base salary, short-term incentives (annual), and long-term incentives (service-based and performance-based). The charts are not intended to replace the more detailed information provided in the 2020 Summary Compensation Table.

Compensation Element	Objective	Key Features	Performance-Based
Base Salary	Provides regular income at reasonable, competitive levels, reflecting scope of responsibilities, job characteristics, leadership skills and experience	Reviewed annually and subject to adjustment based on individual performance, experience, leadership and market factors.	No, but increases are not guaranteed.
Annual Cash Incentive	Rewards contributions to the achievement of annual targets and individual performance; focuses attention on key operational, functional and financial measures, and strategic goals	Compensation Committee establishes performance measures to align performance relative to goals, ultimately driving shareholder value.	Yes, pays out based on achievement of measurable pre-established goals.
Long-Term Incentive Plan - Performance Share Units	Correlates pay with increases in both absolute and relative shareholder returns over the long term.	In periods of poor performance relative to industry peers, executives realize little or no value; in periods of strong performance relative to peers, executives may realize substantial value.

		Three-year cliff vesting.	Yes, value increases or decreases in correlation to share price, and pays out based on relative and absolute shareholder return; may not be earned depending on shareholder return.
Long-Term Incentive Plan – Restricted Stock Units	Incentivizes management contributions to long-term increases in shareholder value; helps to retain executives in the competitive energy market.	Paid in equity, and value is realized based on future share price; provides a direct correlation of realized pay to changes in shareholder value. Vests ratably over three years.	Yes, value increases or decreases in correlation to share price.

In addition to the elements outlined above, our 2020 executive compensation program included severance and change-in-control protection and other generally available benefits, which are not reflected in the circle charts above. Each element of our executive compensation program is described below.

Base Salary
We pay our NEOs market-competitive base salaries for the skills and experience necessary to meet the requirements of each NEO’s role. To determine the salaries for our NEOs, our Compensation Committee considered market comparisons, as well as the following factors:
•experience in current role and equitable compensation relationships among our executives;
•performance and leadership; and
•external factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally establishes base salaries at competitive levels, with reference to pay levels of comparable positions in the Core Peer Group and the Supplemental Industry Group at the 25th, 50th and 75th percentiles, and consideration for the factors identified above.
The Compensation Committee first met in February 2020 to review the compensation of our NEOs. In consideration of progress made in advancing the Company’s strategic objectives, the time and attention devoted to the negotiation and execution of the Merger agreements, internal pay equity and their compensation relative to the market, the Compensation Committee increased the base salary for Ms. Wright, by $12,000, or 3%, and for Mr. Raza, by $7,000, or 2%. The Compensation Committee held the determination of any other compensation changes for our NEOs until the time of the closing of the Merger.
In March 2020, demand for our products and services sharply declined due to the COVID-19 pandemic and the failure of OPEC and other major oil producers to agree on production cuts. Management acted quickly to take proactive measures as part of a comprehensive contingency plan designed to maintain profitability and strong free cash flow despite the challenging market environment, and our CEO elected to reduce his base salary by 25%, and the remaining NEOs reduced their base salary by 15%, for the remainder of 2020. Market conditions continued to deteriorate as a result of the pandemic and uncertainty regarding oil production levels. Consequently, beginning May 10, 2020, our CEO reduced his salary an additional 25%, and the remaining NEOs further reduced their base salary an additional 10%, for a 90-day period.
The Compensation Committee met in the second quarter of 2020 and reviewed changes to the Company’s peer group and supplemental industry group for benchmarking compensation decisions for the Company’s executives and the new slate of executive officers to be installed at the closing of the Merger. In consideration of the Company’s performance in 2019 in continuing to be profitable and stong cash flow generation in a challenging market environment, the progress made in advancing the Company’s strategic objectives, the time and attention devoted to the negotiation, execution, and consummation of the Merger and the integration of the legacy ChampionX business, the larger roles and greater responsibility of certain NEOs as a result of the Merger, internal pay equity, and their relative position to the market, the Compensation Committee approved compensation changes for our NEOs effective as of the closing of the Merger. The reductions in pay taken by our NEOs in March 2020 and May 2020 continued to be applied against the new base salary amounts. As a result, the salary realized by our NEOs in 2020 is lower than the base salary approved by the Compensation Committee for 2020 as reflected in the table below:

Name	Base Salary January-May	Base Salary June-December	2020 Realized Salary
Mr. Somasundaram	$ 760,000	$ 830,000	$619,639
Mr. Nutt	$ 485,000	$ 490,000	$424,576
Ms. Wright	$ 397,000	$ 420,000	$354,211
Mr. Mahoney	$ 438,000	$ 438,000	$381,397
Mr. Raza	$ 364,000	$ 380,000	$323,091
Short-Term Incentive (Annual)
Our Compensation Committee established the Executive Officer Annual Incentive Plan (the “EAIP”) to reward NEOs for achieving targeted financial results which correlate to value creation for our shareholders and to provide a means to link cash compensation to the Company’s short-term performance. We provide short-term incentives to motivate and reward achievement of, and performance in excess of, ChampionX’s annual goals.
The target awards among our NEOs are generally set to be competitive with our Core Peer Group and Supplemental Industry Group, with reference to the target awards of similar positions at the 25th, 50th and 75th percentiles. No changes were made to the target EAIP awards for our NEOs, except for our CEO. Mr. Somasundaram’s target EAIP award was increased from 100% of base salary to 105%, effective upon the closing of the Merger, in recognition of the greater responsibility as the chief executive of a larger organization with a new business line and two additional reporting segments following the Merger.

Name	Target EAIP Award % of Base Salary
Mr. Somasundaram	105%
Mr. Nutt	75%
Ms. Wright	70%
Mr. Mahoney	70%
Mr. Raza	60%
The short-term incentive award opportunities are based on a percentage of base salary assuming attainment of specified threshold, target, and maximum levels of each performance measure, as described in more detail below. Payouts range from 0%-200% based on the percentage achievement of each performance measure.
In February 2020, the Compensation Committee established the design and performance metrics for the EAIP awards, including financial metrics and goals, for the first half of the year based on the Company’s annual operating plan for the year. For 2020, in consideration of the work to be accomplished in completing the Merger and integrating the legacy ChampionX business, the Compensation Committee increased the weighting on personal performance for Messrs. Somasundaram and Nutt and Ms. Wright from 20% to 30%, reducing the weighting on financial and quantitative targets from 80% to 70%.
In the second quarter of 2020, in connection with the closing of the Merger, the Compensation Committee met to review the design and establish the performance metrics, including financial metrics and goals, for the EAIP awards for the second half of the year. The Compensation Committee established the financial goals for the consolidated adjusted EBITDA and consolidated adjusted free cash flow for the second half of the year with reference to the original annual operating plan for legacy Apergy for 2020, and the original annual operating plan for the legacy ChampionX business for 2020. While the Company was experiencing the deteriorating market conditions as a result of the COVID-19 pandemic and the uncertainty regarding oil production levels, the Compensation Committee determined that market conditions for the remainder of 2020 were too uncertain to form a basis for making changes to the financial metrics and goals for the period.

The performance measures for the Company’s EAIP structure for 2020 are as follows:

2020 Performance Measures
Messrs. Somasundaram and Nutt and Ms. Wright	15%	Consolidated Adjusted EBITDA (1st Half 2020)
	10%	Consolidated Adjusted Free Cash Flow (1st Half 2020)
	15%	Consolidated Adjusted EBITDA (2nd Half 2020)
	10%	Consolidated Adjusted Free Cash Flow (2nd Half 2020)
	10%	Legacy Apergy Consolidated Safety (Full Year)
	10%	Legacy Apergy Consolidated Productivity (Full Year)
	30%	Individual Performance/Strategic Initiatives
Mr. Mahoney	6.25%	Consolidated Adjusted EBITDA (1st Half 2020)
	15%	Consolidated Adjusted Free Cash Flow (1st Half 2020)
	6.25%	Consolidated Adjusted EBITDA (2nd Half 2020)
	15%	Consolidated Adjusted Free Cash Flow (2nd Half 2020)
	17.5%	PAT Segment Adjusted EBITDA
	10%	PAT Segment Safety
	10%	PAT Segment Productivity
	20%	Individual Performance/Strategic Initiatives
Mr. Raza	6.25%	Consolidated Adjusted EBITDA (1st Half 2020)
	15%	Consolidated Adjusted Free Cash Flow (1st Half 2020)
	6.25%	Consolidated Adjusted EBITDA (2nd Half 2020)
	15%	Consolidated Adjusted Free Cash Flow (2nd Half 2020)
	17.5%	PAT Subset Adjusted EBITDA
	10%	PAT Subset Safety
	10%	PAT Subset Productivity
	20%	Individual Performance/Strategic Initiatives

In addition to his duties as Chief Digital Officer, in 2020 Mr. Raza was responsible for a certain subset of product lines within our Production & Automation Technologies segment, including products within our Quartzdyne, Windrock, Norriseal-Wellmark and Timberline businesses. Consequently, a portion of Mr. Raza’s EAIP is based upon the results of that subset of product lines and are referred to for purposes of this Proxy Statement, as “PAT Subset.”
The Compensation Committee continued to apply an Adjusted EBITDA Margin hurdle to the EAIP measures for 2020 to further align the interests of our NEOs with those of our shareholders. The Safety, Productivity and personal performance elements of the EAIP measures for our NEOs cannot be achieved at greater than target unless the Company’s consolidated Adjusted EBITDA Margin meets or exceeds 22% for the first half of 2020 and 19% for the second half of 2020.
The Compensation Committee used the following performance metrics in the design of the Company’s EAIP structure to ensure a balanced view of Company performance:

Adjusted Free Cash Flow*
On a consolidated basis, defined as net cash provided by operating activities (per GAAP) less capital expenditures, and measured as a percentage of revenue.
On a segment basis, measured as a percentage of segment revenue (per GAAP) and defined as segment Adjusted EBITDA (see below), less capital expenditures plus/minus changes in net adjusted working capital, with net adjusted working capital defined as accounts receivable plus inventory, less accounts payable.
Reflects the Company’s objectives to generate positive cash flow for debt reduction and to support the Company’s strategic objectives.

Adjusted EBITDA*
On a consolidated basis, defined as net income attributable to ChampionX (per GAAP) before interest, taxes, depreciation and amortization expense, separation and supplemental benefit costs associated with the spin-off, restructuring and other related charges, certain environmental costs, and transaction costs related to the Merger.
On a segment basis, defined as operating profit (per GAAP) before income taxes, depreciation and amortization, restructuring and related charges, certain environmental costs, and transaction costs related to the Merger.
Adjusted EBITDA is a key performance metric for the Company and allows our shareholders to compare our operating performance across periods by excluding items that do not reflect the core ongoing operating results of our businesses.

Safety
Measures the recordable incident rate for the legacy Apergy business on a consolidated basis, by segment and by subset, as applicable. The legacy ChampionX business was not included for the period following the closing of the Merger as goals had not yet been established for this business at the time of the Merger.

Productivity
Dollars identified as saved as a result of productivity initiatives taken throughout the year and measured as a percentage of the cost of goods sold; incentivizes management to increase productivity, which correlates to increased shareholder value over time. The legacy ChampionX business was not included for the period following the closing of the Merger as goals had not yet been established for this business at the time of the Merger.

Individual Performance/Strategic Initiatives	Allows the Company to incentivize individual performance by rewarding individual contributions to the Company’s key strategy focus areas.
Adjusted EBITDA Margin*
Defined as Adjusted EBITDA (see above) measured as a percentage of revenue.
The Safety, Productivity and Strategic Measures cannot be achieved at greater than 100% unless the Company’s consolidated Adjusted EBITDA margin meets or exceeds 22% for the first half of 2020 and 19% for the second half of 2020.

*        Note that these performance metrics, used for compensation purposes, may not correspond precisely to similarly named non-GAAP financial measures used for financial purposes.
When establishing target levels for the incentive reward schedule for 2020, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, award target levels are intended to be competitive with total compensation at the 50th percentile of our Peer Group for good performance, and above the 50th percentile for consistent, outstanding performance, but our Compensation Committee also considers other factors as noted earlier in this Compensation Discussion and Analysis. Payouts for each metric can range from 0% for achievement at threshold to 200% for achievement of maximum levels and higher.

The results for the financial and quantitative measures for the 2020 EAIP are set forth below. All dollar amounts in the tables below are in millions.

	Threshold	Target	Maximum	Actual
Consolidated Adjusted EBITDA (1st Half)	$81.1	$115.8	$139.0	$67.7
Consolidated Adjusted Free Cash Flow (1st Half)	0%	5%	10%	15%
Consolidated Adjusted EBITDA (2nd Half)	$252.5	$360.7	$432.8	$172.9
Consolidated Adjusted Free Cash Flow (2nd Half)	7.0%	10.8%	21.5%	19.8%
Legacy Apergy Consolidated Safety	0.91	0.82	0.73	0.44
Legacy Apergy Consolidated Productivity	3.0%	4.2%	5.0%	5.0%
PAT Segment Adjusted EBITDA	$101.2	$144.5	$173.4	$98.7
PAT Segment Safety	0.74	0.67	0.59	0.43
PAT Segment Productivity	2.9%	4.0%	4.8%	4.89%
PAT Subset Adjusted EBITDA	$37.5	$53.6	$64.3	$19.8
PAT Subset Safety	0.63	0.57	0.5	0.00
PAT Subset Productivity	4.3%	6.0%	7.1%	3.99%

In February 2021, our Compensation Committee met to review and approve the actual results and payouts for 2020 EAIP and considered the following factors:
•The COVID-19 pandemic and the uncertainty related to oil production levels created challenging market conditions for the entirety of 2020 and the Adjusted EBITDA Margin hurdle was not met for either the first half or the second half of the year. As a result, the achievement of the Safety, Productivity and individual performance/strategic initiatives elements of each NEO’s EAIP metrics were capped at 100%. However, the Company exhibited strong safety and productivity performance in 2020 and all of the Safety and Productivity metrics above would have been achieved at 200%, except for the PAT Subset Productivity metric, if the Adjusted EBITDA Margin hurdle had been achieved.
•The threshold, target and maximum targets for the metrics for the period following the Merger were based on the original operating plans for legacy Apergy and legacy ChampionX, which were established in early 2020, and no changes were made to adjust for the COVID-19 pandemic, the instability in commodity prices, and the resulting effect on the Company’s industry, customers and financial performance.
•While the unprecedented business environment in 2020 resulted in Adjusted EBITDA results of less than threshold levels, no changes were made to the original threshold, target or maximum goals at the time of the Merger to take into account the then-current business challenges, the Company was resilient in continuing to deliver for customers and demonstrated strong, positive free cash flow throughout the year.
•During a year that presented a challenging business environment with customers and employees working remotely and technical meetings converted from collaborative, hands-on and in-person gatherings to virtual video and telephone conferences, our teams remained resilient and focused on delivering solutions to customers, enabling the Company to finish 2020 with sequential increases from the third quarter to the fourth quarter in revenue, adjusted EBITDA, cash provided by operating activities, and free cash flow.
•The aggregate compensation actually received by the NEOs in 2020 compared to their target aggregate compensation, considering the reductions in base salary elected by the NEOs and the value of long-term incentive equity shares on the date of grant representing only 48% of the target dollar value of such awards as a result of determining the number of shares using a price per share higher than the closing price of the Company’s common stock on the date of grant.
•The calculation of AIP amounts based on a 10% reduction to the NEOs target base salary for the 2020 calendar year and not on the target base salary.

	Target AIP Jan-May 2020	Target AIP 2nd Half 2020	Total Target AIP	Actual AIP Award
Mr. Somasundaram	100% of $760,000	105% of $830,000	$825,042	$681,178
Mr. Nutt	75% of $485,000	75% of $490,000	$365,938	$300,215
Ms. Wright	70% of $397,000	70% of $420,000	$287,292	$233,988
Mr. Mahoney	70% of $438,000	70% of $438,000	$306,600	$277,332
Mr. Raza	60% of $364,000	60% of $380,000	$224,000	$177,082

The Compensation Committee considered the individual achievement of the NEO’s for purposes of their AIP awards based on the following factors:
Mr. Somasundaram led a successful and on-time closing of the Merger amid a global pandemic and significant market dislocation, led detailed integration and synergy planning resulting in seamless operations on and following the day of the Merger closing, delivered effective execution on integration plans and synergy capture, and swiftly, decisively and effectively executed on downturn management measures, preserving core capabilities and retaining key talent, while delivering significant free cash flow and achieving positive EBITDA margin.
Mr. Nutt played a key role in the successful and timely closing of the Merger, execution on integration plans and synergy capture and effective downturn management. He also was responsible for the completed remediation, as of December 31, 2020, of the Company’s material weaknesses in internal control over financial reporting that had been identified in 2019.
Ms. Wright was integral to the successful and timely closing of the Merger and the success of the Company in planning and executing on integration and seamless operations on and following the day of the Merger closing. In addition, Ms. Wright successfully integrated the legal teams of legacy Apergy and legacy ChampionX, defining new organizational roles to fit the larger combined Company and achieved all key milestones.
Mr. Mahoney exceeded internal targets for the Production & Automation Technologies segment Merger integration execution and synergy capture and exhibited exceptional downturn management delivering solid margin and cash flow performance. Mr. Mahoney also played an important role in the remediation of the Company’s material weaknesses in internal control over financial reporting within the Production & Automation Technologies segment.
Mr. Raza successfully completed the development of the combined Company’s digital vision and roadmap and successfully completed the planning for digital integration and synergy capture, with the foundation for results beginning to be formed by the end of the year. In addition, further progress was made in the adoption of the Company’s Asset Integrity Management Solutions by customers during 2020.
If results for a metric fall between levels, linear interpolation is used to derive the final payout for that metric. In all instances, actual bonus payments under the EAIP for 2020 were subject to upward or downward adjustment at the discretion of the Compensation Committee based upon its evaluation of an NEO’s individual achievements or contributions to performance of the functions with his or her areas of responsibility. In addition, adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment.
Plan awards earned for a given year generally are paid in the first quarter of the following year after the public release of our year-end financial results and after determination of the award payments by the Compensation Committee for all NEOs other than our CEO, and by the Board for our CEO. No award payment is made until the calculation of the payment award is approved by the Committee or the Board, as appropriate. Cash award payments for 2020 performance were made in March 2021.

Long-Term Equity Incentive Compensation
Long-term equity incentives are designed to motivate management to enable the Company to achieve long-term performance improvements and serve to link a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation, or “LTIP” awards, from time to time consistent with the objectives and philosophy of our compensation programs under our 2018 Plan. We generally grant long-term equity awards annually in the first quarter to incentivize future performance.
LTIP awards provide our NEOs with a benefit that generally increases only when the value of our shares increases, which aligns their interests with increasing shareholder value. Long-term incentives are equity-based and include restricted stock units (“RSUs”) and performance share awards (“PSAs”). In determining the form or forms of LTIP award grants, the Committee considers, among other factors, the role of the executive and the ability of the executive to impact our success, as well as the appropriateness of a particular security for the individual executive.
In determining the total value of LTIP awards to be granted to each NEO, the Compensation Committee determines the award value as a nominal dollar amount in accordance with market data and considers, without giving particular weight to any specific factor, the position of the executive officer (both in terms of function and responsibilities), tenure, anticipated future contributions, and the long-term incentive compensation of similarly situated executives in our Peer Group. For 2020, each NEO’s annual LTIP awards were granted 50% as RSUs and 50% as PSAs.
Restricted Stock Unit Awards
RSUs complement the overall compensation mix for our executives by:
•Driving behaviors and actions consistent with creating shareholder value;
•Providing diversification of compensation in recognition of the cyclical nature of our industry;
•Resulting in actual share ownership aligned with our executive stock ownership guidelines; and
•Supporting executive retention.
The annual RSU awards granted in 2020 vest in one-third increments on the first, second, and third anniversary of the date of grant. RSUs are paid in shares of ChampionX common stock and do not carry voting rights, but do earn dividend equivalents during the vesting period, to the extent any dividends are declared on our common stock.
Performance Share Awards
PSAs are intended to align the NEOs’ interests with those of our shareholders with a focus on long-term results. The PSAs awarded in 2020 are structured to be paid out, if at all, in shares of ChampionX common stock, at the end of a three-year performance period based on the cumulative TSR of our common stock relative to the TSR Performance Peer Group (listed below). In addition, an absolute TSR collar was retained for the 2020 PSAs, which limits the amount paid on PSAs if absolute TSR is negative over the performance period. This further aligns NEOs’ interests with those of our shareholders, to limit returns on PSAs during periods where shareholder returns are also limited. The Compensation Committee determined to exclude the return on invested capital performance metric for purposes of the 2020 PSAs as additional evaluation and review of consolidated operating performance was needed to establish appropriate targets for the Company following the Merger. The PSAs reinforce sustained long-term performance and value creation, as well as strategic planning processes, while balancing short- and long-term decision making. The Compensation Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and shareholders, while the absolute TSR collar ensures that relative TSR results are consistent with shareholder return.
For the grant of the 2020 PSAs, the TSR Performance Peer Group was based on the Core Peer Group, with the addition of Nextier Oilfield Solutions Inc., which did not have published compensation information for use in the Core Peer Group. The TSR Performance Peer Group consists of ChampionX and the following companies (or a suitable replacement selected by the Compensation Committee, if a peer company is acquired or is not the surviving company in a merger):

Exterran Corporation	Oceaneering International, Inc.
Forum Energy Technologies, Inc.	Olin Corporation
Helmerich & Payne, Inc.	Oil States International, Inc.
Innospec Inc.	Patterson-UTI Energy, Inc.
MRC Global Inc.	RPC, Inc.
National Oilwell Varco, Inc.	Select Energy Services, Inc.
Nextier Oilfield Solutions Inc.	The Chemours Company
NOW Inc.	Weatherford International plc
Vesting of the 2020 PSAs is determined over a three-year performance period with a single vesting opportunity at the end of the period and based on the TSR of each company in the 2020 TSR Performance Peer Group (subject to the absolute TSR collar).
For purposes of the 2020 PSAs, the TSR measurement will be calculated using the 20-trading day average stock price of each company beginning June 4, 2020 compared to the 20-trading day average stock price of each company beginning June 5, 2023. The absolute TSR collar limits the extremes of the payout for relative TSR if it is misaligned with absolute TSR. If the annualized absolute TSR for the performance period is greater than 15%, the percentage payout for the 2020 PSAs would be at least 50%, or if such annualized absolute TSR is less than 0%, the percentage payout for the 2020 PSAs would be capped at 100%, in each case regardless of relative TSR results for the performance period. No adjustment is made to the percentage payout based on relative TSR if the annualized absolute TSR for the performance period is between 0% and 15%. As an example, if the Company’s relative TSR for the performance period ranks 5th among the TSR Performance Peer Group but the Company’s annualized absolute TSR for the performance period is negative, the payout for the PSA would be capped at 100%.
The payout range for the TSR portion of the 2020 PSAs is 0%-200% based on ChampionX’s relative TSR rank as follows, subject to the absolute TSR collar:

	Rank	Percentage Payout
	1	200%
Maximum	2	200%
	3	195%
	4	180%
	5	163%
	6	148%
	7	133%
	8	118%
Median	9	100%
	10	82%
	11	64%
	12	46%
Threshold	13	25%
	14	0%
	15	0%
	16	0%
	17	0%

The Compensation Committee also reviewed the 2018 PSAs and the 2019 PSAs in connection with the Merger. The Merger constituted a change in control under the LTIP, giving the Compensation Committee the authority and discretion to determine any questions concerning the application, interpretation or scope of any of the terms and conditions of any award under the LTIP. The Compensation Committee determined not to make any changes to the terms of the 2018 PSAs as a result of the Merger. However, the Compensation Committee determined that the Merger impacted the comparability of the return on invested capital metric which determines the achievement of 50% of the 2019 PSAs, and deemed that metric to be met at target, or 100%. Vesting of the 2018 PSAs and 2019 PSAs was not accelerated as a result of the Merger and these awards will continue to vest based on their original terms.

2020 LTIP Compensation
The Compensation Committee approved the following annual LTIP awards for the NEOs for 2020, effective upon the closing of the Merger.

	Annual LTIP Awards		2020	2019
Executive	RSUs ($)	PSAs ($)	Total Target ($)	Total Target ($)
Mr. Somasundaram	1,700,000	1,700,000	3,400,000	3,250,000
Mr. Nutt	400,000	400,000	800,000	750,000
Ms. Wright	312,500	312,500	625,000	550,000
Mr. Mahoney	275,000	275,000	550,000	550,000
Mr. Raza	175,000	175,000	350,000	325,000
2020 LTIP awards for certain of the NEOs were increased as reflected above in recognition of the responsibilities of their positions, their contributions to the success of the Company in 2019, internal pay equity, and their relative position to the market. The number of shares subject to the RSUs and PSAs awarded upon the closing of the Merger was determined by reference to a price per share of $25.77. The Compensation Committee determined to use this share price to determine the number of shares subject to the awards granted to the NEOs, as it was the share price used to determine the number of shares subject to annual LTIP awards made to eligible employees in February 2020, other than to the NEOs and other executives who did not receive LTIP awards at that time, despite the decrease in the price of the Company’s common stock. The closing price per share of the Company’s common stock on the date of grant was $10.34. As a result, the grant date values of the shares subject to the 2020 LTIP awards for executive officers, including all of the NEOs, was approximately 48% of the target value, as set forth below:

	2020
	Total Target ($)	Shares Subject to Award (1)	Grant Date Fair Value of Shares Subject to Award ($)
Mr. Somasundaram	3,400,000	131,936	1,641,944
Mr. Nutt	800,000	31,042	386,318
Ms. Wright	625,000	24,252	301,816
Mr. Mahoney	550,000	21,342	265,601
Mr. Raza	350,000	13,580	169,003
(1) Shares subject to PSAs are shown at target, but actual shares issued could be between 0% and 200%.

The Compensation Committee also approved the award of (a) RSUs valued at $100,000 to Ms. Wright, effective upon the closing of the Merger, in recognition of her efforts in the negotiation, execution, and consummation of the Merger, and (b) RSUs valued at $300,000 to Mr. Mahoney, effective July 29, 2020 for retention purposes. Ms. Wright’s award cliff vests in one installment on June 3, 2023 and the number of shares subject to the award was determined using the average closing price per share of the Company’s common stock for the three trading day period ending on the trading day immediately prior to the closing of the Merger. Mr. Mahoney’s award vests in one-third increments on the first, second, and third anniversary of the date of grant and the number of shares subject to such award was determined by the closing price per share of the Company’s common stock on the date of grant.

Other Benefits
Our NEOs participate in the same retirement and health and welfare programs as our other legacy Apergy employees in the United States. In 2020, our NEOs participated in the Company’s 401(k) plan. The employer matching contributions we made pursuant to this plan are reflected in the column titled “All Other Compensation” in the 2020 Summary Compensation Table, and the notes following the table. In consideration of the market conditions in 2020, employer matching contributions for all legacy Apergy employees participating in the 401(k) plan were suspended for four months beginning June 2020. Their health care and insurance coverage is the same as that provided to other active employees in the United States.
In connection with the Merger, the Company entered into an Employee Matters Agreement (“EMA”) governing certain employment matters, including compensation and benefit plans and programs. Among the requirements of the EMA, until June 3, 2021, the Company is generally required to provide to legacy ChampionX employees (a) an annual or short-term cash incentive target opportunity or sales commission opportunity no less favorable than those that had been then been provided to such employee, (b) health, welfare, and retirement benefits that are substantially similar to those that had then provided to such employee (without regard to any employee stock purchase plan, defined benefit pension plan benefits or post-employment benefit plan), and (c) severance benefits that are no less favorable than those that would have been provided to such employee, in each case as in effect immediately prior to the Merger. In addition, each legacy ChampionX employee who was a participant in the Ecolab Inc. Mirror Savings Plan ceased participating in such plan and began participating in a non-qualified deferred compensation plan maintained by ChampionX with terms that are substantially similar to those provided to the employee under the Ecolab Inc. Mirror Savings Plan as though such plan provided for a 3% nonelective contribution. None of our NEOs are legacy ChampionX employees.
We do not currently provide any perquisites to our NEOs.
Executive Severance and Change-in-Control Plans
We do not maintain individual severance or change-in-control agreements with our NEOs. However, we maintain the ChampionX Corporation Executive Severance Plan (“ESP”) and the ChampionX Corporation Senior Executive Change-in-Control Severance Plan (“CICSP”) to accomplish several objectives, including:
•Ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability;
•Providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive’s job loss; and
•Competing effectively in attracting and retaining executives in an industry that experiences acquisitions and divestitures.
NEOs may not receive benefits under both plans as a result of the same severance event. Among other benefits, the ESP continues the NEO’s base salary for a period of twelve months and provides each NEO with a pro-rated portion of the NEO’s EAIP award paid with respect to the prior year (or, if the NEO has been employed for less than one year, an amount determined in the Compensation Committee’s discretion) if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two times the sum of executive’s base salary and his or her target EAIP award for the year in which the executive’s employment terminates or the year of the change-in-control, whichever is higher. The executive’s employment must end within eighteen months after a change-in-control either involuntarily without cause or due to the executive’s resignation for good reason to be eligible for payment under the CICSP. We believe this “double trigger” requirement is in the best interest of shareholders and is considered best practice.
Both the ESP and CICSP allow for clawback of amounts paid under the plans if the executive breaches customary confidentiality, noncompetition, non-solicitation and non-disparagement covenants entered into at the time of termination.
Details of potential payments under these plans are outlined in the "Potential Payments Upon Termination or Change-in-Control" section. These plans do not provide any excise tax gross-up protections.

Deferred Compensation Plan
In connection with our spin-off from Dover, the Compensation Committee adopted the ChampionX Corporation Executive Deferred Compensation Plan to accept the roll-over of accounts of ChampionX employees who participated in the Dover deferred compensation plan and the Dover pension replacement plan. The ChampionX deferred compensation plan is frozen to new participants and to contributions from participants and the Company and does not provide above-market or preferential earnings. Messrs. Somasundaram and Mahoney were participants in the Dover pension replacement plan and their accounts were transferred to the Company’s deferred compensation plan at the time of our spin-off from Dover. Under the terms of the Dover pension replacement plan and the ChampionX deferred compensation plan, amounts held in the plan that were transferred from the Dover pension replacement plan, and earnings on those amounts, are to be paid to the participant within 60 days following a change in control. The Merger qualified as a change in control under the ChampionX deferred compensation plan, and in 2020, Messrs. Somasundaram and Mahoney were paid the entire amount of their deferred compensation plan accounts representative of the amounts transferred from the pension replacement plan and the earnings thereon. Details of these amounts are outlined in the “2020 Nonqualified Deferred Compensation” section below.
Additional Executive Compensation Governance Considerations
Stock Ownership
The Compensation Committee believes requiring executives to retain shares of ChampionX common stock helps align executive performance with shareholder value creation. Our stock ownership guidelines require executives to own ChampionX common stock, valued as a multiple of the executive’s base salary, within five years from the date the executive becomes subject to the guidelines, as shown below:

Executive Level	Salary Multiple
Chief Executive Officer	5
Section 16 Officers	3
Other Corporate Officers	2
Shares of ChampionX common stock owned and RSUs subject only to time-based vesting are included when determining whether an executive has met the required ownership levels. Compliance with the stock ownership guidelines is reviewed annually. All NEOs are within the five-year period transition period for meeting these requirements.
Clawback Policy
Our Executive Compensation Clawback Policy sets out the terms under which we may seek to recover performance-based compensation from our NEOs. The policy allows the Company to recoup performance-based compensation, both cash bonuses and equity awards, that is paid to an executive and it is subsequently determined that such compensation would not have been earned had such compensation been calculated on the basis of restated financial results if the Board determines the restatement was the result of fraud, intentional misconduct or gross negligence of such executive. The Board will apply a three-year lookback period from the date of the restatement in applying any clawback of compensation, which may extend into the period following an executive’s employment with us.
Anti-Hedging Policy
Our Securities Trading Policy prohibits our Board and officers, as well as persons who assist in the preparation of or have access to our consolidated financial results (“Designated Persons”) from engaging in any transaction designed to hedge or offset any decrease in the market value of ChampionX securities they hold. This includes any financial instrument or derivative security such as short sales, puts, calls, straddles, prepaid variable forward contracts, equity swaps, collars and exchange funds.

Anti-Pledging Policy
Our Securities Trading Policy also prohibits Designated Persons from pledging ChampionX securities as collateral for a loan or other obligation, subject to limited exceptions, and from holding ChampionX securities in a margin account. No director or executive officer currently pledges any shares of ChampionX common stock held by them.
No Employment Contracts
We do not enter into employment contracts with any of our NEOs.

Conclusion
In a highly competitive market for executive talent, we believe our customers’ and employees’ interests, as well as those of our shareholders and other stakeholders, are well served by our compensation program. These programs are reasonably positioned among our Peer Group and encourage and promote our compensation objectives with a strong emphasis on pay for performance. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

Compensation Committee Report
_____________________________________________________________________________________________
The Committee has reviewed and discussed the Compensation Discussion & Analysis with management.
Based on such review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020.
Respectfully submitted by the Compensation Committee:

Gary P. Luquette, Chair
Heidi S. Alderman
Mamatha Chamarthi
Daniel W. Rabun

Executive Compensation Tables
_____________________________________________________________________________________________
The following tables and accompanying narrative disclosures provide information regarding the compensation earned by or paid to our NEOs during 2020 for services performed for us.
2020 Summary Compensation Table

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Mr. Somasundaram	2020	619,639		1,641,944	681,178	9,500	2,952,261
President & Chief Executive Officer	2019 2018	737,077 644,314		3,597,596 7,690,173	523,300 1,007,200	9,625 22,065	4,867,598 9,363,752
Mr. Nutt	2020	424,576		386,318	300,215	9,500	1,120,609
Senior Vice President – Special Projects (7)	2019 2018	472,270 395,834		830,166 1,994,771	235,645 437,900	5,836 --	1,543,917 2,828,505
Ms. Wright	2020	354,211		411,348	233,988	8,861	1,008,408
Senior Vice President, General Counsel and Secretary	2019 2018	372,269 324,461	75,000	608,801 1,234,855	219,770 308,900	2,457 5,954	1,203,297 1,949,170
Mr. Mahoney	2020	381,397		565,600	277,332	9,500	1,233,829
President, Production & Automation Technologies	2019 2018	425,892 413,815		608,801 1,408,985	212,782 320,023	5,405 16,001	1,252,880 2,158,824
Mr. Raza	2020	323,091		169,003	177,082	9,500	678,676
Senior Vice President and Chief Digital Officer	2019	347,685		359,742	221,803	9,959	939,189

_____________________________
(1)We became an independently publicly traded company on May 9, 2018 when Dover distributed all of the issued and outstanding shares of the Company to Dover shareholders. We refer to that transaction as the “spin-off.” Although the spin-off was not finalized until May 9, 2018, certain of our NEOs were performing services for us in 2018 prior to the spin-off date in order to effectuate the spin-off and to manage our assets. Amounts reported in the table above with respect to 2018 include all compensation paid or granted by us with respect to those services.
(2)Salary equals base pay paid to each NEO during the applicable year. The actual salary paid may fluctuate due to the number of pay periods during the calendar year, the timing of changes in base salary, and the timing of payroll processing at each calendar year-end.
(3)Amount shown represents payment of a sign-on bonus Ms. Wright received upon joining the Company to replace, in part, the value of compensation Ms. Wright forfeited from her prior employer to join the Company.
(4)Amounts shown represent (a) the aggregate grant date fair value of PSAs granted during the year indicated and (b) the aggregate grant date fair value of RSUs granted during the year, each calculated in accordance with FASB ASC Topic 718 disregarding the estimate for forfeitures related to service-based vesting conditions. The PSAs were valued at target, although payments may vary from 25% to 200% of the target amount granted, or be forfeited altogether depending upon actual performance. The calculation of the grant date fair value for 2020 PSA awards was $14.55, based on a Monte Carlo simulation as the performance target is classified as a market vesting condition. The grant date fair value for 2019 PSA awards was calculated as 50% valued at $57.43, based on a Monte Carlo simulation as the TSR performance targets for 50% of the award are classified as market vesting conditions, and 50% valued at $40.22, the closing sale price of the Company’s common stock on the date of grant. The calculation of the grant date fair value for 2018 PSA awards was $56.32, based on a Monte Carlo simulation as the performance targets are classified as a market vesting condition.
(5)Amounts shown represent payments under our EAIP for the year indicated, which payments were made in the first quarter of the following year. Amounts reflected for 2019 have been updated to reflect amounts paid with respect to the 2019 fiscal year.
(6)Amounts shown represent the amount of employer contributions to the NEO’s 401(k) plan with respect to the year ended December 31 of the year indicated. Under the terms of our 401(k) plan, we make contributions to the accounts of all eligible employees, including the NEOs.
(7)Mr. Nutt was our Senior Vice President and Chief Financial Officer for all of fiscal 2020 and until February 1, 2021.

Grants of Plan-Based Awards in 2020

The following table summarizes compensation awarded to our NEOs under our 2018 Plan for 2020.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Mr. Somasundaram
RSUs(2)	6/3/20							65,968	682,109
PSAs(3)	6/3/20				16,492	65,968	131,936		959,834
EAIP(4)	6/3/20	--	825,042	1,650,083
Mr. Nutt
RSUs(2)	6/3/20							15,521	160,487
PSAs(3)	6/3/20				3,880	15,521	31,042		225,831
EAIP(4)	6/3/20	--	365,938	731,875
Ms. Wright
RSUs(2)	6/3/20							12,126	125,383
RSUs(5)	6/3/20							10,593	109,532
PSAs(3)	6/3/20				3,032	12,126	24,252		176,433
EAIP(4)	6/3/20	--	287,292	574,583
Mr. Mahoney
RSUs(2)	6/3/20							10,671	110,338
PSAs(3)	6/3/20				2,668	10,671	21,342		155,263
EAIP(4)	6/3/20	--	306,600	613,200
RSUs(6)	7/29/20							30,181	299,999
Mr. Raza
RSUs(2)	6/3/20							6,790	70,209
PSAs(3)	6/3/20				1,698	6,790	13,580		98,795
EAIP(4)	6/3/20	--	224,000	448,000

_____________________________
(1)Represents the minimum amount payable for a certain level of performance. There is no guaranteed minimum payment for EAIP awards; performance results that equal the threshold level would result in a 0% achievement of that measure and no payment. PSA awards have a threshold percentage payout of 25% if relative TSR for the performance period results in a ranking of 13 out of 17, with no payout for any ranking below 13.
(2)The grant vests in three equal annual installments beginning June 3, 2021. The grant date fair value of the awards was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, using a value of $10.34 per share. For assumptions made in the valuation of these awards, see also Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.
(3)The PSAs vest and become payable after the end of the three-year performance period calculated based on the 20-trading day period beginning June 5, 2023, subject to the achievement of the performance goals. The performance target for the PSAs is classified as a market vesting condition and the grant date fair value for the awards was calculated using a Monte Carlo simulation resulting in a valuation for the award of $14.55 per share. PSAs payout between 25% and 200% of the target amount granted, or are forfeited altogether depending upon actual performance. See also Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.
(4)Amounts shown reflect the potential payouts in March 2021 for 2020 performance under the EAIP. The amounts actually paid in March 2021 are included in the 2020 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column for 2020 for each NEO.
(5)The grant vests in one installment on June 3, 2023. The grant date fair value of the award was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, using a value of $10.34 per share. For assumptions made in the valuation of this award, see also Note 13 to our audited financial statements included in our Annual Report on

Form 10-K for the year ended December 31, 2020. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of this award.
(6)The grant vests in three equal annual installments beginning July 29, 2021. The grant date fair value of the award was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, using a value of $9.94 per share. For assumptions made in the valuation of this award, see also Note 13 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of this award.
Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information as of December 31, 2020, using the closing stock price on such date of $15.30, regarding outstanding stock option awards, unvested stock awards and unvested performance share awards held by each of the NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Somasundaram	89,264	(2)		24.65	2/11/2026
	64,460	(3)		34.13	2/10/2027
						150,894	(4)	2,308,678	242,290	3,707,031
Mr. Nutt						37,314	(5)	570,904	57,269	876,215
Ms. Wright						36,750	(6)	562,275	41,849	640,285
Mr. Mahoney	9,674	(7)		24.81	2/9/2022
	11,735	(8)		27.27	2/14/2023
	11,823	(9)		35.53	3/10/2024
	15,214	(10)		31.55	2/12/2025
	19,475	(2)		24.65	2/11/2026
	14,062	(3)		34.13	2/10/2027
						56,356	(11)	862,247	40,273	616,184
Mr. Raza	7,031	(3)		34.13	2/10/2027
						16,367	(12)	250,415	24,857	380,304

(1)Includes PSAs granted May 17, 2018 which become payable after July 2, 2021 (the “2018 PSAs”), PSAs granted February 21, 2019 which become payable after December 31, 2021 (the “2019 PSAs”), and PSAs granted June 3, 2020 which become payable after June 30, 2021 (the “2020 PSAs”), each subject to the achievement of the applicable performance goals. Pursuant to SEC rules, the amount reflected in the table represents the number of shares payable with respect to (a) the 2018 PSAs based on achievement at 200%, (b) the 2019 PSAs determined based on achievement at target, and (c) the 2020 PSAs based on achievement at 195%. Actual shares issued could be between 0% and 200%.
(2)SSAR issued May 15, 2018 to replace SSAR granted by Dover on February 11, 2016, which became exercisable February 11, 2019.
(3)SSAR issued May 15, 2018 to replace SSAR granted by Dover on February 10, 2017, which became exercisable February 10, 2020.
(4)Includes (a) 12,209 RSUs granted May 17, 2018 that vest on May 17, 2021, (b) 45,782 RSUs granted May 17, 2018 that vest in two equal annual installments beginning on May 17, 2021, (c) 26,935 RSUs granted February 21, 2019, 13,467 of which vested on February 21, 2021 and 13,468 that vest on February 21, 2022, and (d) 65,968 RSUs granted June 3, 2020 that vest in three equal annual installments beginning June 3, 2021.
(5)Includes (a) 2,947 RSUs granted May 17, 2018 that vest on May 17, 2021, (b) 12,630 RSUs granted on May 17, 2018 that vest in two equal annual installments beginning on May 17, 2021, (c) 6,216 RSUs granted February 21, 2019, 3,108 of which vested on February 21, 2021 and 3,108 that vest on February 21, 2022, and (d) 15,521 RSUs granted June 3, 2020 that vest in three equal annual installments beginning June 3, 2021.
(6)Includes (a) 1,895 RSUs granted May 17, 2018 that vest on May 17, 2021, (b) 7,578 RSUs granted on May 17, 2018 that vest in two equal annual installments beginning on May 17, 2021, (c) 4,558 RSUs granted February 21, 2019, 2,279 of which vested on February 21, 2021 and 2,279 that vest on February 21, 2022, (d) 12,126 RSUs granted June 3, 2020 that vest in three equal annual installments beginning June 3, 2021, and (e) 10,593 RSUs granted June 3, 2020 that cliff vest in one installment on June 3, 2023.
(7)SSAR issued May 15, 2018 to replace SSAR granted by Dover on February 9, 2012, which became exercisable February 9, 2015.
(8)SSAR issued May 15, 2018 to replace SSAR granted by Dover on February 14, 2013, which became exercisable February 14, 2016.
(9)SSAR issued May 15, 2018 to replace SSAR granted by Dover on March 10, 2014, which became exercisable March 10, 2017.
(10)SSAR issued May 15, 2018 to replace SSAR granted by Dover on February 12, 2015, which became exercisable February 12, 2018.
(11)Includes (a) 2,105 RSUs granted May 17, 2018 that vest on May 17, 2021, (b) 8,841 RSUs granted on May 17, 2018 that vest in two equal annual installments beginning May 17, 2021, (c) 4,558 RSUs granted February 21, 2019, 2,279 of which vested on February 21, 2021 and 2,279 that vest on February 21, 2022, (d) 10,671 RSUs granted June 3, 2020 that vest in three equal annual installments beginning June 3, 2021, and (e) 30,181 RSUs granted July 29, 2020 that vest in three equal annual installments beginning July 29, 2021.
(12)Includes (a) 1,263 RSUs granted May 17, 2018 that vest on May 17, 2021, (b) 5,620 RSUs granted on May 17, 2018 that vest in two equal annual installments beginning May 17, 2021, (c) 2,694 RSUs granted February 21, 2019, 1,347 of which vested on February 21, 2020 and 1,347 that vest on February 21, 2021, and (d) 6,790 RSUs granted June 6, 2020 that vest in three equal annual installments beginning June 3, 2021.
Option Exercises and Stock Vested in 2018
The following table summarizes the value received from stock option exercises and stock grants vested during 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. Somasundaram	--	--	50,715	659,426
Mr. Nutt	--	--	12,369	160,411
Ms. Wright	--	--	7,962	107,655
Mr. Mahoney	--	--	9,586	118,737
Mr. Raza	--	--	6,787	76,153
(1)    Represents the aggregate number of RSUs that vested during the fiscal year. No PSAs vested during 2020.
(2)    Represents the aggregate pre-tax value realized on stock awards that vested during the fiscal year, computed by multiplying the number of shares acquired on vesting by the closing price of common stock on the vesting date.
Pension Benefits
Our NEOs did not participate in a ChampionX-sponsored pension plan required to be reported under the Pension Benefits Table. Accordingly, the Pension Benefits Table has not been included here.

2020 Nonqualified Deferred Compensation
In connection with our spin-off from Dover, the Compensation Committee adopted the ChampionX Corporation Executive Deferred Compensation Plan to accept the roll-over of accounts of ChampionX employees who participated in the Dover deferred compensation plan. The deferred compensation plan maintained by Dover, which is a nonqualified plan for tax purposes, permits select key management and highly compensated employees in the U.S. with an annual salary equal to or greater than $175,000 to irrevocably elect to defer a portion of their salary and bonus. Messrs. Somasundaram and Raza participated in the Dover deferred compensation plan. The ChampionX deferred compensation plan is frozen to new participants and to contributions from participants and the Company and does not provide above-market or preferential earnings.
Dover also maintains a pension replacement plan (“PRP”), a non-qualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Messrs. Somasundaram and Mahoney were participants in Dover’s PRP. In connection with the spin-off, Messrs. Somasundaram’s and Mahoney’s Dover PRP accounts were rolled over to the ChampionX deferred compensation plan. Under the terms of the PRP and the ChampionX deferred compensation plan, amounts held in the plan that were transferred from the PRP, and earnings on those amounts, are to be paid to the participant within 60 days following a change in control. The Merger qualified as a change in control under the ChampionX deferred compensation plan, and Messrs. Somasundaram and Mahoney were paid the entire cash amount of their deferred compensation plan accounts representative of the amounts transferred from the PRP and the earnings thereon.

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Mr. Somasundaram	338,217	1,953,957	(1)	2,643,198
Mr. Mahoney	1,277	77,689		0
Mr. Raza	3	--		819
(1)    Includes (a) $314,884 withdrawn from the portion of Mr. Somasundaram’s deferred compensation plan account representing amounts transferred from Dover’s deferred compensation plan, and (b) $1,639,073, the balance of Mr. Somasundaram’s deferred compensation plan account representing amounts transferred from the PRP, distributed in connection with the Merger.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify the median employee and the annual total compensation of all our employees excluding the CEO, we took the following steps:
•We selected December 31, 2020 as the determination date. In accordance with an exemption provided for in the SEC rules, which allows companies to exclude non-U.S. employees from the median employee calculation if all non-U.S. employees in a particular jurisdiction are excluded, and if the aggregate number of excluded non-U.S. employees account for 5% or less of the company’s total number of employees, we excluded all employees located in the following jurisdictions:

Country	# of Employees	Country	# of Employees
Brunei	63	Saudi Arabia	52
Equatorial Guinea	26	Norway	23
Egypt	19	Bahrain	17
Netherlands	15	Azerbaijan	14
Ghana	12	China	6
Iraq	6	Venezuela	5
France	4	Kazakhstan	4
New Zealand	4	Qatar	4
Malaysia	3	Gabon	2
India	2	Pakistan	2
Romania	2	Switzerland	2
Austria	1	Hungary	1
Italy	1	Kuwait	1
The excluded employees totaled 291 employees or 4.41% of our total employee population. After taking into account the foregoing excluded employees, our employee population as of December 31, 2020 was 6,301, which included all full-time and part-time employees and excluded contractors or persons employed through a third-party provider.
•We chose “total cash compensation” as our consistently-applied compensation measure, which included base salary or hourly wages plus cash bonuses and cash allowances. We believe the use of total cash compensation for all employees is a consistently-applied compensation measure because we only distribute equity to a small percentage of employees in the Company.
•We converted annual base salary and bonus to U.S. dollars using foreign currency exchange rates as of December 31, 2020.
•We annualized the compensation for any full-time or part-time employees who were hired in 2020 but were not employed by us for all of 2020.
After identifying the median employee based on the process described above, we calculated annual total compensation for that employee using the same methodology we used to determine total compensation for 2020 for our NEOs as set forth in the 2020 Summary Compensation Table resulting in annual total compensation for our median employee (other than our President and CEO) of $75,060. Mr. Somasundaram’s 2020 annual total compensation as reflected in the 2020 Summary Compensation Table was $2,952,261. Based on this information, for 2020 the ratio of total compensation of Mr. Somasundaram, our President and CEO, to the median of the annual total compensation of all employees (other than our President and CEO) was 39 to 1.

Potential Payments upon Termination or Change-in-Control
The following describes the compensation and benefits that we would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control under our ESP, CICSP, Executive Deferred Compensation Plan, and the terms of our 2018 Plan. Compensation and benefits generally available to salaried employees are not included in the discussion below.
Retirement
Upon normal retirement, defined in the 2018 Plan as age 62, the balance of the NEO’s deferred compensation plan, if any, is paid, RSUs and SSARs remain in effect for five years, and the oldest PSA held by the NEO remains in effect for the period of the award, with the Compensation Committee having discretionary authority to continue any other remaining PSAs. No other compensation or benefits is provided to our NEOs upon normal retirement. None of our NEOs were eligible for normal retirement at December 31, 2020.
Upon Early Retirement I, Early Retirement II, or Early Retirement III, SSARs initially awarded by Dover prior to August 6, 2014 remain in effect for a five-year period following retirement, and SSARs granted thereafter remain in effect for two years, three years or one year based on whether the early retirement is classified as Early Retirement I, Early Retirement II, or Early Retirement III, respectively, subject to agreement with standard non-competition provisions. Early retirement is defined as (i) the executive has at least 10 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 65, and for awards initially granted by Dover on or after August 6, 2014, is at least 55 years old, and the executive complies with certain notice requirements (“Early Retirement I”), (ii) the executive has at least 15 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 70, and for awards granted on or after August 6, 2014, is at least 60 years old, and the executive complies with certain notice requirements (“Early Retirement II”), or (iii) the executive’s employment terminates because the business unit in which the executive is employed is sold and the executive remains in good standing until the closing date (“Early Retirement III”).
Mr. Somasundaram was eligible for Early Retirement I at December 31, 2020 and if he had retired on such date, the SSARs held by him, as set forth in the Outstanding Equity Awards at Fiscal Year-End 2020 table, would remain in effect for two years following his retirement date. The exercise price of such SSARs exceeded the closing sale price of the Company’s common stock on December 31, 2020 and had no value on such date. Mr. Somasundaram would not be eligible for any other compensation or benefits under the 2018 Plan in the event of an Early Retirement I effective December 31, 2020.
Resignation; Termination With or Without Cause
With Cause. In the event of a NEO’s resignation or termination with cause, exercisable SSAR awards remain eligible to be exercised for a period of three months, the balance of a NEO’s deferred compensation plan account, if any, is paid, all other equity awards under the 2018 Plan are forfeited, and no other compensation or benefits are provided. At December 31, 2020, all of the SSARs held by our NEOs were exercisable, but the exercise price exceeded the closing sale price of the Company’s common stock on such date and they had no value. Had our NEOs resigned or if their employment terminated with cause effective December 31, 2020, Messrs. Somasundaram and Raza would have been paid the balance of their deferred compensation plan accounts, as set forth in the table under the heading 2020 Nonqualified Deferred Compensation, and no other compensation or benefits would be provided to Messrs. Somasundaram or Raza or any of our other NEOs.
Without Cause. If a NEO’s employment is terminated without cause, RSUs and PSAs are forfeited, but the NEO would be eligible for the following compensation and benefits:
•Continuation of base salary for a period of 12 months;
•EAIP is prorated and paid based on EAIP paid in the preceding year;

•Exercisable SSARs remain eligible to be exercised for a period of three months (all SSARs held by our NEOs are exercisable);
•The balance of a NEO’s deferred compensation plan account, if any, is paid; and
•Continuation of COBRA health coverage is provided for a period of 12 months.
The following sets forth the payments and benefits our NEOs were eligible for assuming their employment was terminated without cause effective December 31, 2020. The closing stock price of the Company’s common stock on such date was $15.30, which was less than the exercise price of the exercisable SSARs held by our NEOs. As a result, the SSARs had no value on such date and are not included in the table below.

	Mr. Somasundaram	Mr. Nutt	Ms. Wright	Mr. Mahoney	Mr. Raza
Salary & EAIP	1,353,200	725,645	639,770	650,782	601,803
Deferred Compensation Plan	2,643,198	--	--	--	819
Health, Welfare and Other Benefits	20,569	17,523	6,531	20,569	20,569
Total:	4,016,967	743,168	646,301	671,351	623,191
Change in Control
Without termination of employment: In the event of a change-in-control without termination of employment, unvested awards under the 2018 Plan immediately vest unless assumed or replaced in the change-in-control. Assuming all outstanding SSARs, RSUs and PSAs are assumed in a change-in-control on such date, no amounts were payable to our NEOs upon a change-in-control effective at December 31, 2020.
With termination of employment: Pursuant to our 2018 Plan and CICSP, if a NEO’s employment is terminated without “cause,” or they resign for “good reason,” within 18 months following a change-in-control, subject to timely execution of a general employment release, the NEO would be eligible for the following compensation and benefits:
•Lump sum payment equal to (i) twice the NEO’s annual base salary as in place on the termination date, (ii) twice the NEO’s target annual EAIP, and (iii) twelve months of COBRA health insurance;
•All unvested RSUs and SSARs immediately vest;
•All PSAs immediately vest at the target performance level; and
•The balance of a NEO’s deferred compensation plan account, if any, is paid
The following sets forth the payments and benefits our NEOs were eligible for at December 31, 2020 assuming their employment was terminated without cause, or they resigned for good reason, within 18 months following a change-in-control. SSARs are not included in the table as their exercise price exceeded the closing stock price of the Company’s common stock on such date and they had no value.

	Mr. Somasundaram	Mr. Nutt	Ms. Wright	Mr. Mahoney	Mr. Raza
Salary & EAIP	3,403,000	1,715,000	1,428,000	1,489,200	1,216,000
RSUs	2,308,678	570,904	562,275	862,247	250,415
PSAs	2,187,824	515,365	377,084	364,477	223,655
Deferred Compensation Plan	2,643,198	--	--	--	819
Health, Welfare and Other Benefits	20,569	17,523	6,531	20,569	20,569
Total:	10,563,269	2,818,792	2,373,890	2,736,493	1,711,458
Under the CICSP, “cause” means (i) willful misconduct, dishonesty or gross negligence in the performance of duties, breach of fiduciary duties to the Company, or willful failure to follow lawful directions, (ii) engaging in conduct materially injurious to the Company or materially harms the Company’s reputation, good will or business, (iii) engaging in conduct reported in the press which is scandalous, immoral or illegal; (iv) conviction of a felony, or a misdemeanor or moral turpitude, dishonesty or fraud, (v) being found liable in any securities law action or having a cease and desist order applied, (vi) breach of confidentiality, non-solicitation or non-competition provisions to which the executive is subject, or (vii) breach of Company policies. “Good Reason” includes (i) a material reduction in compensation, (ii) a material and adverse change in title, (iii) a material and adverse change in authority, responsibility or reporting relationship, or (iv) relocation or principal place of employment by 50 miles, unless the relocation does not increase the executive’s commute by more than 20 miles.
Payments on Death or Disability
If a NEO dies or becomes permanently and totally disabled, they or their estate, as the case may be, would receive the balance of the NEO’s deferred compensation plan account, if any, all SSARs would vest, all time-based RSUs would vest, and the service condition of PSAs would be satisfied as to a pro-rata portion and the PSAs would remain outstanding for the period of the award. The following sets forth the amounts our NEOs were eligible for at December 31, 2020 assuming a termination of their employment on such date due to their death or disability.

	Mr. Somasundaram	Mr. Nutt	Ms. Wright	Mr. Mahoney	Mr. Raza
RSUs	2,308,678	570,904	562,275	862,247	250,415
PSAs(1)	1,106,455	261,494	183,101	187,354	112,925
Deferred Compensation Plan	2,643,198	--	--	--	819
Total:	6,058,331	832,398	745,376	1,049,601	364,159
(1)    Represents payout of 2018 PSAs, 2019 PSAs, and 2020 PSAs at target and prorated for 32 months, 24 months and 7 months, respectively.

Item 4: Approval of the Amended and Restated 2018 Equity and Cash Incentive Plan
____________________________________________________________________________________
On February 18, 2021, the Board adopted an amendment and restatement of the 2018 Plan, or the Restated Plan, subject to shareholder approval at the Meeting. The 2018 Plan was last amended and restated effective March 24, 2020 and approved by shareholders at our annual meeting held on May 12, 2020. The Restated Plan is substantially similar to the 2018 Plan, except that the Restated Plan:
•increases the number of shares of common stock that may be issued under the 2018 Plan from 18,225,000 shares to 31,425,000 shares under the Restated Plan, an increase of 13,200,000 shares; and
•eliminates the use of the fungible share counting provision for purposes of new awards.
The Board is requesting this vote by the shareholders to approve the increase of 13,200,000 shares available for issuance under the Restated Plan as well as to eliminate the fungible share counting provision for new awards.
A copy of the Restated Plan is attached as Annex A to this proxy statement. If the Restated Plan is approved by ChampionX shareholders, then it will supersede the 2018 Plan in its entirety. If our shareholders do not approve the Restated Plan, the Restated Plan will not become effective and ChampionX may continue to grant awards under the 2018 Plan, subject to its current terms, conditions and limitations. Below is a summary of certain key provisions of the Restated Plan. The summary is qualified in its entirety by reference to the full text of the Restated Plan. On March 10, 2021, the closing price of a share of ChampionX common stock on Nasdaq was $24.43 per share.
Reasons for the Proposed Changes to the 2018 Plan
The 2018 Plan originally became effective on the date of the spin-off of the Company from Dover Corporation on May 9, 2018 and was first amended and restated effective March 24, 2020 and approved by our shareholders at our annual meeting held on May 12, 2020. The 2018 Plan is the Company’s only equity plan for issuing equity incentive compensation to eligible employees and non-employee directors.
The 2018 Plan currently provides for an aggregate 18,225,000 shares to be issued under the 2018 Plan. As of March 10, 2021, 11,015,442 shares remained available for grant under the 2018 Plan. Further, as of March 10, 2021, there were a total of (i) 413,197 shares subject to issuance upon exercise of outstanding SSARs (and no outstanding stock options) under the 2018 Plan at a weighted average exercise price of $29.70 and a weighted average remaining life of 5.0 years; and (ii) 2,845,268 shares subject to outstanding full-value awards, including 86,538 shares subject to outstanding deferred stock unit awards (“DSUs”), 1,535,130 shares subject to outstanding restricted stock unit awards (“RSUs”), and 1,223,600 shares subject to outstanding performance share awards (“PSUs”) (assuming payout at the maximum level).
The Board believes that the amendment and restatement of the 2018 Plan is in the best interests of ChampionX and the Company’s shareholders because equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and shareholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for ChampionX employees. If ChampionX were to grant fewer equity awards to employees, ChampionX believes that it would need to provide compensation in other forms (such as cash) in order to provide a total compensation package that is competitive with other companies in the Company’s industry and region. For these reasons, ChampionX believes that the requested share increase is necessary for it to continue to be in a position to attract, motivate, and retain talented employees and non-employee directors.
In reaching its determination to approve the Restated Plan, the Board considered that:
•The Company most recently increased the shares available under the 2018 Plan by 11,725,000 shares to an aggregate of 18,225,000 shares at its 2020 annual meeting of shareholders, when the Company had 77,493,879 shares of common stock outstanding (as of March 9, 2020). The 11,725,000 additional shares, combined with shares underlying equity awards then outstanding and shares available for grant under the 2018 Plan at the time, represented a 16.9% dilution of the holdings of the Company’s shareholders at the time. In an effort to prudently manage our equity awards as a percentage of our common stock outstanding, we did not believe a larger increase in the shares available under the 2018 Plan was in the best interests of our shareholders in 2020. As a result of the Merger, the Company has 200,999,365 shares of common stock outstanding as of March 10, 2021, the number of employees of the Company has doubled from the end of 2019 to the end of 2020, and the number of persons eligible to receive equity awards under the 2018 Plan has increased from approximately 106 persons at March 9, 2020 to 291 persons at March 10, 2021.
•The issuance of the 13,200,000 additional shares to be reserved under the Restated Plan, when combined with the shares underlying equity awards currently outstanding and the shares currently remaining available for grant under the 2018 Plan, would dilute the holdings of ChampionX shareholders by approximately 13.7% on a fully diluted basis, based on a total of 200,999,365 shares of ChampionX common stock that were outstanding as of March 10, 2021, and assuming the additional shares to be reserved under the Restated Plan and the shares currently remaining available for grant reduce the shares available under the Restated Plan by one share for every one share issued.
•If ChampionX did not increase the shares available for issuance under the 2018 Plan, then, based on the depletion of the share reserve that would result from the Company’s historical usage rates of shares under the 2018 Plan, ChampionX could potentially exhaust the share limit under the 2018 Plan before the Company’s next opportunity to ask for an increase at its 2022 Annual Meeting of Stockholders, at which time it would lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.
•Since 2018, ChampionX granted equity awards representing an average burn rate of approximately 0.5% of fully diluted common shares outstanding, on a weighted average basis.
•In 2020, 2019, and 2018, the Company’s end-of-year overhang rate, which is calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year (assuming the performance share awards are paid out at the maximum level), plus the number of shares remaining available for issuance under the 2018 Plan by (ii) the number of ChampionX common shares outstanding on fully diluted basis at the end of the fiscal year, was approximately 7.0%, 5.5% and 9.1%, respectively.
•The Company has not granted stock options since its spin from Dover Corporation and has only issued, and currently intends to issue, RSUs and PSUs. Given this, we do not believe the “fungible share ratio” counting provision, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as RSUs and performance share awards, reduce the share reserve on a three-for-one basis, is necessary. As we intend to issue RSUs and PSUs, eliminating the fungible share ratio allows us to request a smaller increase to the shares available for award under the Restated Plan, reducing the potential incremental dilution attributable to equity incentive awards.
If this Item 4 is adopted, a maximum of 31,425,000 shares of ChampionX common stock will be reserved for issuance under the Restated Plan, which represents an increase of 13,200,000 shares over the current approved amount. In light of the important factors described above, the Board believes this number represents reasonable potential equity dilution.
If the Restated Plan is not approved, the 2018 Plan will remain in effect in accordance with its present terms, except to the extent that the 2018 Plan is amended by the Board in accordance with its terms.
Summary of Amended and Restated 2018 Plan
Duration and Amendment. The Restated Plan has a predetermined term of 10 years and will terminate on March 24, 2030. The Compensation Committee may make grants and awards at any time or from time to time before the Restated Plan terminates.
The Board may amend or terminate the Restated Plan as it deems advisable, except as provided for in the Restated Plan. In addition, without shareholder approval, the Board cannot (i) cancel outstanding options or SSARs for cash or grants in substitution therefor of new awards having a lower exercise price or base price, as applicable, except as provided under the Restated Plan terms with respect to a Change in Control; (ii) amend outstanding options and SSARs to reduce the exercise price or base price thereof, as applicable (including cash buyouts); (iii) increase the maximum number of shares covered by the Restated Plan or change the class of employees eligible to receive any awards; (iv) extend beyond 120 months from the date of the grant the period within which a stock option or SSAR may be exercised; (v) make any other amendment to the Restated Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the principal exchange on which the Company’s shares are traded; or (vi) change the class of persons eligible to receive incentive stock options.
Administration. The Compensation Committee (or, under certain circumstances, another committee or the Board) will administer the Restated Plan. The Compensation Committee consists of independent members of the Board each of whom is also a “non-employee director” for purposes of the rules under the Exchange Act.
The Compensation Committee will select employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the awards. The Board will determine the form and amount of directors’ compensation to be paid to directors from time to time, subject to the limits of the Restated Plan. The Compensation Committee will determine the procedures and terms under which a director may elect to defer receipt of his or her directors’ shares. The Compensation Committee may interpret the Restated Plan and establish, amend and rescind any rules relating to the Restated Plan. The Compensation Committee may delegate all or part of its responsibilities under the Restated Plan to the Chief Executive Officer to the extent permitted by Delaware law, except for granting awards to individuals subject to Section 16 of the Exchange Act. Only the Board may determine awards to members of the Board.
Eligibility. Salaried officers and other key employees of ChampionX and its subsidiaries and non-employee directors of ChampionX will be eligible to participate in the Restated Plan. The basis for participation in the Restated Plan is selection for participation by the Compensation Committee in its discretion. As of March 10, 2021, approximately 291 persons were eligible to receive awards under the Restated Plan, including 9 executive officers, 275 non-executive employees, and 7 non-employee directors.
Shares Reserved for Issuance; Share Counting. A total of 31,425,000 shares of ChampionX common stock are reserved for issuance under the Restated Plan. The maximum number of shares issuable under the Restated Plan is subject to adjustments resulting from stock dividends, stock splits, recapitalizations, reorganizations and other similar changes.
Currently, the 2018 Plan includes a “fungible share ratio” which provides that (i) shares subject to stock options and SSARs reduce the shares available for awards under the 2018 Plan by one share for every one share issued, and (ii) performance share awards, restricted stock, restricted stock units that are settled in shares of ChampionX common stock, directors’ shares and deferred stock units reduce the shares available for awards under the 2018 Plan by three shares for every one share awarded. The Restated Plan does not include the “fungible share ratio” and all awards granted after February 18, 2021 and settled in shares of ChampionX common stock will reduce the shares available for awards under the Restated Plan by one share for every one share issued. Cash performance awards do not count against the pool of available shares, and the cash settlement of stock-based awards will not deplete the Restated Plan’s share reserve. The number of shares earned when an award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price.
Shares subject to an award under the Restated Plan that is cancelled, terminated, or forfeited or that expires will be available for reissuance under the Restated Plan. If such award reduced the shares reserved for issuance under the 2018 Plan by three shares for every one share subject to such award, such cancellation, termination or forfeiture will result in three shares for every one share subject to such award being credited to the share reserve for the Restated Plan.
Assumption of Awards in Connection with an Acquisition. The Compensation Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Restated Plan if the Compensation Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Restated Plan.
Award Limits. A non-employee director may not be granted during any calendar year awards that have a fair market value (as defined in the Restated Plan and determined on the date of grant) that exceeds $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board. No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock unit awards having a vesting period more rapid than annual pro rata vesting over a period of three years.

Types of Awards. The Restated Plan provides for stock options and SSAR grants, restricted stock awards, restricted stock units, performance share awards, cash performance awards, directors’ shares and deferred stock units. The Restated Plan also permits the issuance of awards to ChampionX employees in substitution for such employees’ outstanding Dover Corporation (“Dover”) awards or Ecolab awards.
Stock Options and Stock-Settled Appreciation Rights. The Compensation Committee may grant options and SSARs under the Restated Plan. Grants of options under the Restated Plan permit the participant to acquire shares of ChampionX common stock at an exercise price fixed on the date of grant during the life of the award. SSARs granted under the plan are “freestanding,” meaning they are granted separately from options and the exercise of SSARs is not linked in any way to the exercise of options. A SSAR allows the Restated Plan participant to receive the increase, if any, in the fair market value (as defined in the Restated Plan) of the number of shares of ChampionX common stock underlying the award during the life of the award over a base price set on the date of grant. The amount payable upon the exercise of the SSAR will be paid to the Restated Plan participant in shares of ChampionX common stock. The Compensation Committee determines the exercise price for options and the base price of SSARs, which may not be less than the fair market value (as defined in the Restated Plan) of the ChampionX common stock on the date of grant. The Compensation Committee may provide for SSARs to be settled in cash to the extent the Compensation Committee determines to be advisable under foreign laws or customs.
The Compensation Committee determines any conditions to the exercisability of options and SSARs, including requirements of a period of continuous service by the participant (time vesting) or performance or other criteria. Options and SSARs may not generally be exercised prior to the third anniversary of the date of grant. The Compensation Committee also determines the term of each award, provided that the maximum term of any option or SSAR is ten years from the date of grant.
Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted stock or restricted stock units to participants under the Restated Plan. Restricted stock is registered in the name of a participant on the date of grant subject to vesting requirements and restricted stock units are rights credited to a bookkeeping account that will be settled by the delivery of shares if certain vesting conditions are satisfied. The Compensation Committee determines the vesting period, of not less than one year or more than five years, with respect to a restricted stock or restricted stock unit award and whether other restrictions, including the satisfaction of any performance targets, are applicable to the awards. A holder of unvested restricted stock may not exercise voting rights during the restriction period. No dividends or dividend equivalents will be paid on unvested restricted stock or restricted stock unit awards during the restriction period, but in the discretion of the Compensation Committee, dividend equivalents may be credited to an account for distribution to a participant after vesting.
Performance Share Awards. The Compensation Committee may grant performance share awards to employees that will become payable in shares of ChampionX common stock upon the achievement of objective pre-established performance targets based on specified performance criteria over a performance period of not less than three full fiscal years. Awards may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned depending on the degree of achievement of the pre-established performance targets. Shares of ChampionX common stock in payment of performance shares will be issued only if the Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.
Cash Performance Awards. The Compensation Committee may grant a participant the opportunity to earn a cash performance award conditional upon the satisfaction, over a performance period of not less than three full fiscal years, of certain pre-established objective performance targets based on specified performance criteria. The Compensation Committee will establish a percentage of the value created at the relevant business unit (or ChampionX as a whole) during the performance period that the maximum total payout for that business unit (or ChampionX as a whole) may not exceed. Cash in payment of cash performance awards will be issued only if the Compensation Committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award.
Directors’ Shares and Deferred Stock Units. The Board may designate a percentage of a non-employee director’s compensation to be paid in directors’ shares or may in its discretion determine to pay a specified dollar amount or number of shares as part of the non-employee director’s annual compensation. Subject to procedures the

Compensation Committee may establish from time to time, a non-employee director may elect to defer receipt of directors’ shares. Should a director elect to defer receipt of directors’ shares, deferred stock units will be credited to a bookkeeping account on the basis of one deferred stock unit for each directors’ share deferred, which deferred stock units will be settled by the delivery of ChampionX common stock upon the termination of the director’s service as a director or, if earlier, upon a date specified by the director at the time of the deferral election. Dividend equivalents will be credited on deferred stock units and distributed at the same time the shares are delivered upon settlement of the deferred stock units.
Performance Criteria. Cash performance awards and performance share awards will be, and other awards may be, made subject to performance criteria. The Compensation Committee establishes performance targets based on the Restated Plan’s performance criteria that include objective formulas or standards for determining the amount of the performance award that may be payable to a participant when the targets are satisfied. The performance targets do not need to be the same for all participants.
The performance objectives under the Restated Plan will be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s or an affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of ChampionX or affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value (as defined in the Restated Plan) of the shares of ChampionX common stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; (xx) the growth in the value of an investment in ChampionX common stock assuming the reinvestment of dividends; and (xxi) such other business or other performance criteria determined appropriate by the Compensation Committee.
Effect of Termination, Death, Disability or Change in Control on Awards. If a participant’s employment is voluntarily or involuntarily terminated other than for cause, vested stock options and SSARs will expire three months after the termination of the participant’s employment or the expiration of the original term, whichever is earlier. If a participant dies or becomes disabled while employed by ChampionX, outstanding stock options and SSARs will fully vest and may be exercised by the participant or the participant’s estate, as applicable, for the balance of the original term or 60 months, whichever is shorter. If a participant retires at or after age 65, a participant may exercise options and SSARs that are, or within 60 months of the date of retirement become, exercisable, but not beyond the balance of the original term.
Subject to certain exceptions, cash performance awards, restricted stock, restricted stock units, and performance shares will be forfeited if such awards are not vested when a participant’s employment terminates. If a participant dies, becomes disabled while employed by ChampionX, or in the event of any special circumstances as determined by the Compensation Committee, any purely temporal restrictions remaining with respect to restricted stock and restricted stock units will lapse, and, if any performance targets are applicable, the restricted stock and restricted stock units will continue to vest subject to attainment of applicable performance targets. If a participant retires at or after age 65, (i) the participant’s restricted stock and restricted stock units will continue to vest until the earlier of 60 months from the date of termination or such time as the remaining temporal restrictions lapse, subject to compliance with certain non-competition restrictions, and (ii) if the participant holds one or more performance-based restricted stock or restricted stock unit awards, such awards will be cancelled and will terminate, except that (a) the oldest performance-based restricted stock or restricted stock unit award will remain outstanding and entitle the participant to receive on the regular payment date the same number of shares of ChampionX common stock that the participant would have earned had such participant been an employee of ChampionX as of such payment date, subject to attainment of applicable performance targets, and (b) the Compensation Committee (or the Chief Executive Officer as its delegate, as applicable) will determine whether the participant is eligible to receive any shares of ChampionX common stock with respect to any other performance-based restricted stock or restricted stock unit awards, and if so, the amount thereof, and any such payment will be subject to attainment of applicable performance targets.
In the case of cash performance awards and performance shares, if a participant dies or becomes disabled while employed by ChampionX, a participant or the participant’s estate, as applicable, is entitled to a pro rata award for the period of service during the performance period, subject to attainment of applicable performance targets.
If the participant retires at or after age 65, a participant’s cash performance awards and performance shares will be cancelled and will terminate, except that (i) the oldest cash performance award and performance shares will remain outstanding and entitle the participant to receive on the regular payment date the same payment or number of shares of ChampionX common stock, as applicable, that the participant would have earned had such participant been an employee of ChampionX as of such payment date, subject to attainment of applicable performance targets, and (ii) the Compensation Committee (or the Chief Executive Officer as its delegate, as applicable) will determine whether the participant is eligible to receive any payment or shares of ChampionX common stock, as applicable, with respect to any other cash performance awards or performance shares and, if so, the amount thereof, and any such payment or shares shall be subject to attainment of applicable performance targets.
The enhanced post-employment benefits for retirement at or after age 65 are conditioned upon a participant’s complying with certain non-competition restrictions that correspond to the period during which enhanced post-employment benefits are provided.
Outstanding awards held by employees under the Restated Plan are subject to double-trigger vesting and will accelerate and vest (with the applicable performance criteria for performance-based awards deemed satisfied “at target” as if such performance criteria had been achieved) upon the occurrence of one of the following events upon or following the consummation of a change in control (as defined in the Restated Plan): (i) involuntary termination other than for cause, death or disability within 18 months following the change in control, (ii) a resignation for good reason within 18 months following the change in control, or (iii) outstanding awards are not replaced by a successor with awards that preserve existing value, the awards are not assumed by a successor, or the awards are impaired in value or rights. In addition, the Compensation Committee has the right to take such other action with respect to awards in connection with a change in control as it determines to be appropriate. In the case of a change in the ownership of effective control of ChampionX or in the ownership of a substantial portion of the assets of ChampionX, any deferred stock units will settle on the date of such change in control or change in ownership by delivery of shares of ChampionX common stock.
Withholding Taxes. To the extent permitted by law, ChampionX has the right to withhold from any payment under the Restated Plan an amount up to the maximum statutory tax rate in the applicable jurisdictions.
Tax Consequences
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, ChampionX will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain.

If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by ChampionX for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonqualified Stock Options
Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
SSARs
In general, no taxable income is reportable when SSARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards (including Performance Share Awards)
There are no immediate tax consequences of receiving an award of RSUs or performance shares. A participant who is awarded RSUs or performance shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares issued to such participant on the date that ChampionX delivers such shares to the participant in settlement of the award. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Deferred Stock Units
There are no immediate tax consequences of receiving an award of deferred stock units. A participant who is awarded deferred stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant on the date that the deferred stock units are settled. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Cash Performance Awards
A participant generally will recognize no income upon the grant of a performance cash award. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.
Share Awards
A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of unrestricted shares acquired pursuant to a share award, any gain or loss, based on the difference between the sale price and the fair market value on the date the shares are granted, will be taxed as capital gain or loss.
Dividend Equivalents.
A participant generally will recognize no income at the time of grant of dividend equivalents. When a dividend equivalent is paid, a participant will recognize ordinary income in the amount of such dividend equivalent. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.
Section 409A
Section 409A of the Internal Revenue Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the Restated Plan may be subject to the requirements of Section 409A. It is intended that the Restated Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes on the recipient an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for ChampionX
ChampionX generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Internal Revenue Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that ChampionX grants pursuant to the Restated Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Restated Plan may not be deductible by ChampionX, to the extent that the annual deduction limitation is exceeded.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND CHAMPIONX WITH RESPECT TO AWARDS UNDER THE RESTATED PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
The effectiveness of the Restated Plan is dependent on receiving shareholder approval. Our named executive officers and directors have an interest in this proposal because they are eligible to participate in the Restated Plan. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the Restated Plan because the Company’s equity award grants are discretionary in nature.

Awards granted under the Restated Plan to our non-employee directors are discretionary. However, under the Restated Plan, no non-employee director may be granted during any calendar year awards having a fair market value (as such term is defined in the Restated Plan) on the date of grant that exceeds $500,000 (with limited exceptions for a non-executive chair of the Board). Furthermore, the Board’s current non-employee director compensation policy establishes that the value of the stock-based awards to be granted to each non-employee director for 2021 will be $112,500. Under the Restated Plan, the number of stock-based awards to be awarded to a non-employee director shall be determined by dividing the dollar amount of annual compensation to be paid in shares by the fair market value (as such term is defined in the Restated Plan) of ChampionX common stock on the date of grant. The Restated Plan provides that the stock-based awards to be granted to the non-employee directors each year will be granted on November 15 (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which ChampionX common stock then regularly trades). Pursuant to the current non-employee director compensation policy, if this Item 4 is approved by our shareholders, on November 15 (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which ChampionX common stock then regularly trades), each of our current non-employee directors will be granted annual stock-based awards under the Restated Plan valued at $112,500.
There are no awards to executive officers or employees that are conditioned on stockholder approval of the Restated 2018 Plan.
The following table shows the number of awards that were granted to the foregoing persons under the 2018 Plan during the fiscal year ended December 31, 2020 and their aggregate grant date fair value:

Name and Position	Dollar Value ($)	Number of Shares of Stock Subject to Awards (1)
Sivasankaran Somasundaram President & Chief Executive Officer	2,601,778	197,904
Jay A. Nutt Senior Vice President – Special Projects formerly, Senior Vice President and Chief Financial Officer	612,148	46,563
Julia Wright Senior Vice President, General Counsel and Secretary	587,781	46,971
Paul E. Mahoney President, Production & Automation Technologies	720,863	62,194
Syed Raza Senior Vice President and Chief Digital Officer	267,798	20,370
All Current Executive Officers as a Group (8 persons)(2)	4,613,040	364,357
Non-Employee Directors as a Group (8 persons)(3)	825,355	71,770
All Non-Executive Officer Employees as a Group	7,317,088	461,979

(1)	PSUs are reflected above assuming achievement of the applicable performance criteria at maximum level; however, the payouts will be based on actual achievement.
(2)	Does not include shares subject to awards held by Mr. Fisher as he received awards in 2020 solely in connection with his service on the Board and his DSUs are included in the amount reflected for “Non-Employee Directors as a Group.”
(3)	Includes awards made under the 2018 Plan to Mr. Fisher in connection with his service on the Board in 2020.

Awards Outstanding under the 2018 Plan
The following table shows the number of shares underlying equity awards outstanding as of March 10, 2021, which were granted under the 2018 Plan since its adoption. There are currently no stock options outstanding under the 2018 Plan.

Name and Position	Number of Shares of Stock Subject to Outstanding RSUs, PSUs, SSARs and DSUs(1)
Sivasankaran Somasundaram President & Chief Executive Officer	875,266
Jay A. Nutt Senior Vice President – Special Projects formerly, Senior Vice President and Chief Financial Officer	101,574
Julia Wright Senior Vice President, General Counsel and Secretary	136,998
Paul E. Mahoney President, Production & Automation Technologies	234,809
Syed Raza Senior Vice President and Chief Digital Officer	81,098
All Current Executive Officers as a Group (9 persons)	1,753,370
Non-Employee Directors as a Group (7 persons)	72,957
All Non-Executive Officer Employees as a Group	1,432,138
(1)    PSUs are reflected above assuming achievement of the applicable performance criteria at maximum level; however, the payouts will be based on actual achievement.

Equity Compensation Plan Table
The following table provides information as of December 31, 2020 with respect to shares of ChampionX common stock that may be issued under our 2018 Plan and under awards assumed in the Merger.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	1,484,573 (1)	29.67 (2)	12,335,555 (3)
Equity compensation plans not approved by shareholders	8,165,477 (4)	6.02 (5)	--
Total	9,647,916	n/a	12,335,555

(1)	Includes 415,331 SSAR awards outstanding, 278,763 PSAs outstanding, 703,941 RSUs outstanding, and 86,538 deferred stock units credited to non-employee directors pursuant to the 2018 Plan.
(2)	The weighted-average exercise price reflects the weighted-average price for outstanding SSAR awards only; it does not include restricted stock awards outstanding or deferred stock units.
(3)
Reflects the shares available for grant determined in accordance with the terms of our 2018 Plan, calculated based on (a) one share for each SSAR, (b) three shares for each PSA, RSU and deferred stock unit, and (c) PSAs issued at the maximum amount of 200%.

(4)	Includes 7,175,040 shares subject to outstanding stock options, and 1,790,077 RSUs outstanding, all as converted from Ecolab awards in connection with the Merger.
(5)	The weighted-average exercise price reflects the weighted-average price for outstanding stock option awards only; it does not include restricted stock awards outstanding.

The Board has unanimously approved the Amended and Restated 2018 Equity and Cash Incentive Plan and recommends that you vote FOR the proposal to approve the Amended and Restated 2018 Equity and Cash Incentive Plan.

Shareholder Proposals and Nominations for the 2022 Annual Meeting
_____________________________________________________________________________________________
ChampionX shareholders are entitled to present proposals for consideration at the 2022 Annual Meeting provided they comply with the proxy rules promulgated by the SEC and our bylaws. If you are a record owner of ChampionX common stock and you wish to submit a proposal for potential inclusion in the proxy statement for the 2022 annual meeting of shareholders, you must notify the Secretary of ChampionX of your intent in writing. All notices must contain the information required by Rule 14a-8 under the Exchange Act. The deadline to submit such notice is November 30, 2021.
If you are a record owner of ChampionX common stock and you wish to present a proposal or a proposed director candidate at the 2022 annual meeting of shareholders, but do not wish to have your proposal or director candidate considered for inclusion in the proxy statement or proxy card for the 2022 annual meeting, you must notify the Secretary of ChampionX of your intent in writing. All notices must contain the information required by Sections 2.15 and 2.16 of the ChampionX bylaws. The notice must be received by us not earlier than January 12, 2022 and not later than February 11, 2022 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2021 Annual Meeting of Shareholders. In the event that the 2022 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the 2021 Annual Meeting of Shareholders, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the 2022 Annual Meeting is mailed or public disclosure of the date of the 2022 Annual Meeting is made, whichever first occurs. If a shareholder does not comply with the time frames described above, or does not satisfy the requirements of Rule 14a-8 under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2022 annual meeting of shareholders.

Dated: March 30, 2021

By authority of the Board of Directors,

JULIA WRIGHT Senior Vice President, General Counsel and Secretary

Annex A

CHAMPIONX CORPORATION
AMENDED AND RESTATED 2018 EQUITY AND CASH INCENTIVE PLAN
(Effective as of February 18, 2021)

A.PURPOSE AND SCOPE OF THE PLAN
1.    Purposes. The Amended and Restated 2018 Equity and Cash Incentive Plan is intended to promote the long-term success of ChampionX Corporation by providing salaried officers and other key employees of ChampionX Corporation and its Affiliates, on whom major responsibility for the present and future success of ChampionX Corporation rests, with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make ChampionX Corporation successful. The Plan is also intended to attract and retain individuals of outstanding ability to serve as non-employee directors of ChampionX Corporation by providing them the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in ChampionX Corporation. In addition, the Plan provides for the issuance of Replacement Awards in connection with certain transactions as provided in Paragraph 3.
2.    Definitions.
“Affiliate” shall mean any Subsidiary or any corporation, trade or business (including without limitation, a partnership or limited liability company) that is directly or indirectly controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and any other entity in which the Corporation or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee.
“Award” shall mean any award under this Plan of any Option, SSAR, Cash Performance Award, Restricted Stock, Restricted Stock Unit, Performance Shares, Deferred Stock Unit, or Directors’ Shares. With respect to Replacement Awards, the term also includes any memorandum or summary of terms that may be specified by the Committee, together with any award agreement under any Predecessor Plan that may be referred to therein.
“Award Agreement” shall mean, with respect to each Award, a written or electronic agreement or communication between the Corporation and a Participant setting forth the terms and conditions of the Award. An Award Agreement may be required, as a condition of its effectiveness, to be executed by the Participant, including by electronic signature or other electronic indication of acceptance.
“Board” shall mean the Board of Directors of the Corporation as in office from time to time.
“Cash Performance Award” shall mean an Award of the right to receive cash at the end of a Performance Period subject to the achievement, or the level of performance, of one or more Performance Targets within such Performance Period, as provided in Paragraph 20.
“Cause” shall mean a Participant (a) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of his or her duties and results in material detriment to the Corporation or an Affiliate; (b) breaches his or her fiduciary duties to the Corporation or an Affiliate; (c) willfully fails to carry out the lawful and ethical directions of the person(s) to whom he or she reports, which failure is not promptly corrected after notification; (d) engages in conduct that is demonstrably and materially injurious to the Corporation or an Affiliate, or that materially harms the reputation, good will, or business of the Corporation or an Affiliate; (e) engages in conduct that is reported in the general or trade press or otherwise achieves general notoriety and that is scandalous, immoral or illegal and materially harms the reputation, good will, or business of the Corporation or an Affiliate; (f) is convicted of, or enters a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (g) is found liable in any Securities and Exchange Commission or other civil or criminal securities law action, or any cease and desist order applicable to him or her is entered (regardless of whether or not the Participant admits or denies liability); (h) uses, without authorization, confidential or proprietary information of the Corporation or an Affiliate or information which the Corporation or Affiliate is obligated not to use or disclose, or discloses such information without authorization and such disclosure results in material detriment to the Corporation or an Affiliate; (i) breaches any written or electronic agreement with the Corporation or an Affiliate not to disclose any information pertaining to the Corporation or an Affiliate or their customers, suppliers and businesses and such breach results in material detriment to the Corporation or an Affiliate; (j) materially breaches any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Corporation or an Affiliate; or (k) breaches any of the Corporation’s or an Affiliate’s policies applicable to him or her, whether currently in effect or adopted after the Effective Date of the Plan, and such breach, in the Committee’s judgment, could result in material detriment to the Corporation or an Affiliate.
“CEO” shall mean the Chief Executive Officer of the Corporation.
“Change in Control” shall mean Change in Control as defined in Paragraph 36.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be deemed to include a reference to any successor provisions thereto and the Treasury regulations and any guidance promulgated thereunder.
“Committee” shall mean the Compensation Committee of the Board or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the members of the Board that meet the qualifications below for membership on the Committee shall exercise all of the powers of the Committee granted herein, and, in any event, such members of the Board may in their discretion exercise any or all of such powers. All members of the Committee administering the Plan shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of the rules promulgated under the Exchange Act and satisfying any other independence requirement under applicable exchange rules, law or regulations.
“Common Stock” shall mean the common stock of the Corporation, par value $0.01 per share.
“Corporation” shall mean ChampionX Corporation, a Delaware corporation, or any successor corporation.
“Deferred Stock Unit” shall mean a bookkeeping entry representing a right granted to a Non-Employee Director pursuant to Paragraph 34 of the Plan to receive a deferred payment of Directors’ Shares to be issued and delivered at the end of the deferral period elected by the Non-Employee Director.
“Directors’ Shares” shall mean the shares of Common Stock issuable to each eligible Non-Employee Director as provided in Paragraph 33.
“Disability” or “Disabled” shall mean the permanent and total disability of the Participant within the meaning of Section 22(e)(3) and 409A(a)(2)(C)(i) of the Code, except as otherwise determined by the Committee from time to time or as provided in an Award Agreement. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.
“Dividend Equivalents” shall mean a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Committee or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.
Dividend Equivalents (i) may only be awarded in connection with an Award other than an Option, SSAR or Cash Performance Award, (ii) shall be accumulated and become payable only if, and to the extent, the Award vests, and (iii) shall be paid at or after the vesting date of the Award.
“Dover Employee Matters Agreement” shall mean the Employee Matters Agreement, dated as of May 9, 2018, by and between Dover Corporation and Apergy Corporation.
“Dover Replacement Awards” shall mean Awards to employees of the Corporation or any Affiliate that are issued under the Plan in accordance with the terms of the Dover Employee Matters Agreement in substitution of an Option, SSAR, Restricted Stock, Restricted Stock Unit, or Performance Share that was granted by Dover Corporation to such employees under a Predecessor Plan prior to the spin-off of the Corporation by Dover Corporation.
“Ecolab Employee Matters Agreement” shall mean the Employee Matters Agreement, dated as of December 18, 2019, by and among Ecolab Inc., ChampionX Holding Inc., and Apergy Corporation.

“Ecolab Replacement Awards” shall mean Awards to employees of the Corporation or any Affiliate that are issued under the Plan in accordance with the terms of the Ecolab Employee Matters Agreement in substitution of a stock option, restricted stock unit, or performance stock unit that was granted by Ecolab Inc. to such employees under a Predecessor Plan.
“Effective Date” shall mean February 18, 2021, subject to shareholder approval at the Company’s 2021 annual shareholder meeting.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” with respect to any share of Common Stock as of any date of reference, shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the principal United States exchange on which the Common Stock then regularly trades, the average of the closing bid and asked prices for a share of Common Stock on such exchange on the date of reference, or the average of the high and low sales price of a share of Common Stock on such exchange on the date of reference. In the case of an Award subject to Section 409A of the Code, “Fair Market Value” shall be determined in accordance with Section 409A of the Code to the extent necessary to exempt an Award from the application of Section 409A.
“ISO” shall mean any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.
“Normal Retirement” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, the Participant has attained age sixty five (65), and (ii) the Participant complies with the non-competition restrictions in Paragraph 43. In the event that the stock or assets of a business unit of the Corporation or an Affiliate that employs a Participant is sold, a Participant who has attained age sixty five (65) and remains employed by such business unit in good standing through the date of such sale, shall be treated as having terminated employment with the Corporation and its Affiliates in a Normal Retirement on the date of such sale, provided that the Participant complies with the non-compete restrictions in Paragraph 43.
“Non-Employee Director” shall mean a member of the Board who is not an employee of the Corporation or an Affiliate. “Non-Qualified Stock Option” shall mean any Option that is not an ISO.
“Option” shall mean a right granted to a Participant to purchase Common Stock pursuant to Paragraph 6. An Option may be either an ISO or a Non-Qualified Stock Option.
“Participant” shall mean any employee of the Corporation or an Affiliate who is a salaried officer or other key employee, including salaried officers who are also members of the Board, and any Non-Employee Director.
“Performance Criteria” shall mean the business criteria listed on Exhibit A hereto (or such other business or other performance criteria determined appropriate by the Committee) on which Performance Targets shall be established.
“Performance Period” shall mean the period established by the Committee for measuring whether and to what extent any Performance Targets established in connection with an Award have been met. With respect to a Cash Performance Award and a Performance Share Award, a Performance Period shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other Awards but not less than one full fiscal year.
“Performance Share” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 24 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a Performance Period, subject to the achievement, or the level of performance, of one or more Performance Targets within such period.
“Performance Targets” shall mean the performance targets established by the Committee in connection with any Award based on one or more of the Performance Criteria that must be met in order for payment to be made with respect to such Award.

“Plan” shall mean the ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan, as set forth herein, and as amended from time to time, and which was formerly known as the Apergy Corporation 2018 Equity and Cash Incentive Plan.
“Predecessor Plan” shall mean the Dover Corporation 2012 Equity and Cash Incentive Plan, the Dover Corporation 2005 Equity and Cash Incentive Plan, and the Ecolab Inc. 2010 Stock Incentive Plan, as applicable, in each case, as amended from time to time.
“Replacement Awards” shall mean Dover Replacement Awards and Ecolab Replacement Awards.
“Restricted Period” shall mean the period of time during which the Restricted Stock or Restricted Stock Units are subject to Restrictions pursuant to Paragraph 14.
“Restricted Stock” shall mean shares of Common Stock that are subject to an Award to a Participant under Paragraph 13 and may be subject to certain Restrictions or risks of forfeiture specified in the Award.
“Restricted Stock Unit” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 13 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a specified period subject to any Restrictions or risks of forfeiture specified in the Award.
“Restrictions” shall mean the restrictions to which Restricted Stock or Restricted Stock Units are subject under the provisions of Paragraph 14, including any Performance Targets established by the Committee.
“Section 16 Person” shall mean those officers, directors, or other persons subject to Section 16 of the Exchange Act. “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“SSAR” shall mean the right granted to a Participant under Paragraph 6 to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of surrender of the Award, with payment to be made solely in shares of Common Stock as specified in the Award Agreement or as determined by the Committee.
“Subsidiary” shall mean any present or future corporation that is or would be a “subsidiary corporation” with respect to the Corporation as defined in Section 424 of the Code.
3.    Replacement Awards.
(a)    Dover Replacement Awards. The Corporation was authorized to issue Dover Replacement Awards to Participants in the Predecessor Plans in connection with the adjustment and replacement by the Corporation of certain Options, SSARs, or Restricted Stock Units previously granted by Dover Corporation under the Predecessor Plans. Notwithstanding any other provision of the Plan to the contrary, the number of shares of Common Stock subject to a Dover Replacement Award and the other terms and conditions of each Dover Replacement Award, including the Option exercise or SSAR base price, shall be determined in accordance with the terms of the Dover Employee Matters Agreement.
(b)    Ecolab Replacement Awards. The Corporation is authorized to issue Ecolab Replacement Awards to Participants in the Predecessor Plans in connection with the adjustment and replacement by the Corporation of certain stock options, restricted stock units, and performance stock units previously granted by Ecolab Inc. under the Predecessor Plans. Notwithstanding any other provision of the Plan to the contrary, the number of shares of Common Stock subject to an Ecolab Replacement Award and the other terms and conditions of each Ecolab Replacement Award, including the Option exercise or SSAR base price, shall be determined in accordance with the terms of the Ecolab Employee Matters Agreement.
4.    Administration.
(a)    Administration by Committee. The Plan shall be administered and interpreted by the Committee.
(b)    Powers. The Committee will have sole and complete authority and discretion to administer all aspects of the Plan, including but not limited to: (i) selecting the Participants to whom Awards may be granted under the Plan and the time or times at which such Awards shall be made; (ii) granting Awards; (iii) determining the type and number of shares of Common Stock to which an Award may relate and the amount of cash to be subject to Cash Performance Awards; (iv) determining the terms and conditions pursuant to which Awards will be made (which need not be identical), including, without limitation, the exercise or base price of an Option or SSAR Award, Performance Targets, Performance Periods, forfeiture restrictions, exercisability conditions, and all other matters to be determined in connection with an Award; (v) determining whether and to what extent Performance Targets or other objectives or conditions applicable to Awards have been met; (vi) prescribing the form of Award Agreements, which need not be identical; (vii) determining whether and under what circumstances and in what form an Award may be settled; and (viii) making all other decisions and determinations as may be required or appropriate under the terms of the Plan or an Award Agreement as the Committee may deem necessary or advisable for the administration of the Plan.
(c)    Authority. The Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan, Awards and the Award Agreements, to make Replacement Awards, and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan and any Award Agreements relating thereto; to resolve any doubtful or disputed terms; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of this Plan. The Committee may adopt sub-plans or supplements to, or alternative versions of, the Plan, Awards, or Award Agreements, or alternative forms of payment or settlement, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles, foreign exchange rules, or customs of, foreign jurisdictions whose citizens or residents may be granted Awards. The Committee may impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award granted to Participants outside the United States.
(d)    Effect of Actions. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary, capricious, or unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.
(e)    Legal Counsel. The Corporation, the Board or the Committee may consult with legal counsel, who may be counsel for the Corporation or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.
(f)    Delegation to CEO and President. The Committee may delegate all or a portion of its authority, power and functions (other than the power to grant awards to Section 16 Persons or Covered Executives) to the CEO to the extent permitted under Delaware corporate law. To the extent and within the guidelines established by the Committee, the CEO shall have the authority to exercise all of the authority and powers granted to the Committee under this Paragraph 4, including the authority to grant Awards, without the further approval of the Committee. The CEO may delegate all or a portion of the authority delegated to him or her hereunder to the President of the Corporation to the extent permitted under Delaware law.
(g)    Indemnification. The Committee, its members, the CEO, and any employee of the Corporation or an Affiliate to whom authority or administrative responsibilities has been delegated shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Corporation or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Corporation (or if applicable, of an Affiliate), each officer and Committee member or former officer or member of the Committee shall be indemnified and held harmless by the Corporation (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such Committee member’s, officer’s, or former member’s or former officer’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or Committee members or former officers, directors or Committee members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation or any Affiliate.
5.    Shares.
(a)    Shares Available for Grant. An aggregate maximum of 31,425,000 shares of Common Stock will be reserved for issuance upon exercise of Options granted under the Plan, the exercise of SSARs granted under the Plan, and for Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Directors’ Shares, and Deferred Stock Units. This maximum share reserve is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations, and other similar changes to be computed in the same manner as that provided for in Paragraph 5(b) below. For any Awards granted on or following the Effective Date, the number of shares of Common Stock available for issuance shall be reduced by one share for each share of Common Stock issued pursuant to the Award. For Awards granted prior to the Effective Date, the number of shares of Common Stock available for issuance under the Plan shall be reduced (i) by one share for each share of Common Stock issued pursuant to the exercise of Options or SSARs, and (ii) by three (3) shares for each share of Common Stock issued pursuant to Restricted Stock, Restricted Stock Unit, Performance Share, Directors’ Shares, and Deferred Stock Unit Awards. If any Option or SSAR granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit is forfeited or canceled for any reason, the number of shares underlying such unexercised Option or SSAR and the number of forfeited or canceled shares under such other Awards will again be available under the Plan in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Paragraph 5(a). Awards that are settled in cash shall not be counted against the aggregate maximum number of shares reserved for issuance under the Plan. Awards that are settled in Common Stock shall be counted against the aggregate maximum number of shares reserved for issuance under the Plan, inclusive of any shares not delivered as a result of any net share exercise, tender of shares to the Corporation to pay the exercise price, attestation to the ownership of shares owned by the Participant, or withholding of any shares to satisfy tax withholding obligations. The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Corporation.
(b)    Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of any change in the Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Corporation, if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made by the Committee in the number and class of shares subject to the Plan, in the ISO share limit set forth in Paragraph 6(e), the number of shares subject to any outstanding Awards, and in the exercise or base price per share under any outstanding Option or SSAR. The adjustments to be made pursuant to this Paragraph 5(b) shall meet the requirements of Section 409A of the Code and the regulations thereunder.
B.OPTION AND SSAR GRANTS
6.    Stock Options and SSARs. Options may be granted under the terms of the Plan and shall be designated as either Non-Qualified Stock Options or ISOs. SSARs may also be granted under the terms of the Plan. SSARs shall be granted separately from Options and the exercise of an SSAR shall not be linked in any way to the exercise of an Option and shall not affect any Option Award then outstanding. Option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:
(a)    Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market

Value of a share of the Common Stock as of the date the Option is granted; provided that this sentence shall not apply to Replacement Awards.
(b)    Base Price. The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the SSAR is granted; provided that this sentence shall not apply to Replacement Awards.
(c)    Term. The term of each Option or SSAR will be for such period as the Committee shall determine as set forth in the Option or SSAR Award Agreement, but in no event shall the term of an Option or SSAR be greater than ten (10) years from the date of grant.
(d)    Rights of Participant. A recipient of an Option or SSAR Award shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of such shares. Except as specifically set forth in Paragraph 5(b) above, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of Common Stock covered by Options or SSARs paid or payable to Participants of record prior to such issuance.
(e)    ISO Limits. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which a Participant is granted ISOs (including ISOs granted under the Predecessor Plans) which first become exercisable during any given calendar year shall not exceed $100,000. In no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of ISOs granted under the Plan.
7.    Exercise. An Option or SSAR Award granted under the Plan shall be exercisable during the term of the Option or SSAR subject to such terms and conditions as the Committee shall determine and are specified in the Award Agreement, not inconsistent with the terms of the Plan. Except as otherwise provided herein, no Option or SSAR may be exercised prior to the third anniversary of the date of grant. The Committee may adopt alternative vesting and exercise rules to comply with the provisions of foreign laws. In addition, the Committee may condition the exercise of an Option or SSAR upon the attainment by the Corporation or any Affiliate, business unit or division or by the Participant of any Performance Targets set by the Committee.
(a)    Option. To exercise an Option, the Participant must give notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8, pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the Option with respect to the shares being purchased and the shares shall be issued as soon as practicable thereafter.
(b)    SSAR. To exercise a SSAR, the SSAR Participant must give notice to the Corporation of the number of SSARs being exercised as provided in the SSAR Award Agreement pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the shares issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the SSAR Participant shall be entitled to receive from the Corporation for each SSAR being exercised that number of whole shares of Common Stock having a Fair Market Value on the date of exercise of the SSAR equal in value to the excess of (A) the Fair Market Value of a share of Common Stock on the exercise date over (B) the sum of (i) the base price of the SSAR being exercised, plus (ii) unless the Participant elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. Fractional shares of Common Stock shall be disregarded upon exercise of an SSAR unless otherwise determined by the Committee. The Committee may provide for SSARs to be settled in cash to the extent the Committee determines to be advisable or appropriate under foreign laws or customs.
(c)    Automatic Exercise/Surrender. The Corporation may, in its discretion, provide in an Option or SSAR Award or adopt procedures that an Option or SSAR outstanding on the last business day of the term of such Option or SSAR (“Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the Participant (or in the event of the Participant’s death, the Participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the exercise price of such Option may be made pursuant to such procedures as may be approved by the Corporation from time to time and the Corporation shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Paragraph 39. For purposes of this Paragraph 7(c), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the exercise or base price, as applicable, of a share subject to an expiring Option or SSAR by at least $0.50 cents per share or such other amount as the Corporation shall determine from time to time. The Corporation may elect to discontinue the automatic exercise of Options and SSARs pursuant to this Paragraph 7(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option or SSAR pursuant to this Paragraph 7(c) shall apply only to an Option or SSAR Award that has been timely accepted by a Participant under procedures specified by the Corporation from time to time.
8.    Payment of Exercise Price. Payment of the Option exercise price must be made in full pursuant to any of the following procedures or such other electronic or other procedures as may be specified by the Committee or its plan administrator from time to time: (i) in cash, by check or cash equivalent, (ii) by delivery to the Corporation of unencumbered shares of Common Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by attestation to the Corporation by the Participant of ownership of shares of Common Stock having a Fair Market Value not less than the exercise price accompanied by a request and authorization to the Corporation to deliver to the Participant upon exercise only the number of whole shares by which the number of shares covered by the Option being exercised exceeds the number of shares stated in such attestation; (iv) by delivery to the Corporation by a broker of cash equal to the exercise price of the Option upon an undertaking by the Participant to cause the Corporation to deliver to the broker some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (v) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the Participant shall deliver to the Corporation a cash or other payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; (vi) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vii) by any combination of the foregoing. The Committee may at any time or from time to time grant Options which permit only some of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict the use of one or more forms of consideration. Any shares transferred to the Corporation will be added to the Corporation’s treasury shares or canceled and become authorized and unissued shares of Common Stock but such shares shall not increase the shares reserved for issuance under the Plan in Paragraph 5(a) above. The number of shares of Common Stock covered by, and available for exercise under, a Participant’s Options shall be reduced by (A) shares covered by an attestation used for netting in accordance with clause (iii) above; (B) shares used to pay the exercise price pursuant to a “net exercise” in accordance with clause (v) above; (C) shares delivered to the Participant as a result of any exercise, and (D) shares withheld to satisfy tax withholding obligations.
9.    Transfers. The Options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any Participant except by will or by the laws of descent and distribution, or as otherwise provided herein. The Option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the Participant attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a Participant may transfer any Non-Qualified Stock Option (but not ISOs or SSARs) granted under this Plan to members of the Participant’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such Option expressly so provides and the Participant does not receive any consideration for the transfer; provided that any such transferred Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferred by the transferee during the transferee’s lifetime).
10.    Effect of Death, Disability or Retirement. If a Participant dies or becomes Disabled while employed by the Corporation, all Options or SSARs held by such Participant shall become immediately exercisable and the Participant or such Participant’s estate or the legatees or distributees of such Participant’s estate or of the Options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an Option and SSAR or sixty (60) months following the date of such death or Disability, to exercise any or all Options or SSARs held by such Participant as of such date of death or Disability. If a Participant’s employment terminates as the result of a Normal Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR and sixty (60) months following the date of such Normal Retirement, to purchase or acquire shares under any Options or SSARs which at the date of his or her Normal Retirement are, or within sixty (60) months following the date of Normal Retirement become, exercisable.

11.    Voluntary or Involuntary Termination. If a Participant’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons or in circumstances specified in Paragraph 10 above or for Cause, the Participant shall have the right at any time on or before the earlier of the expiration date of the Option or SSAR or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, any Options or SSARs which at such termination are exercisable.
12.    Termination for Cause. If a Participant’s employment with the Corporation is terminated for Cause, the Option or SSAR shall be canceled and the Participant shall have no further rights to exercise any such Option or SSAR and all of such Participant’s rights thereunder shall terminate as of the effective date of such termination of employment.
C.RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
13.    Grant. Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to make Restricted Stock Awards and Restricted Stock Unit Awards to Participants at such times, and in such amounts, as the Committee may determine in its discretion. Subject to the provisions of the Plan, grants of Restricted Stock and Restricted Stock Units shall contain such terms and conditions as the Committee may determine at the time of Award.
14.    Restrictions; Restricted Period. At the time of each grant, the Committee may adopt such time based vesting schedules, not less than one (1) year and not longer than five (5) years from the date of the Award, and such other forfeiture conditions and Restrictions, as it may deem appropriate with respect to Awards of Restricted Stock and Restricted Stock Units, to apply during a Restricted Period as may be specified by the Committee. The Committee may in its discretion condition the vesting of Restricted Stock Awards and Restricted Stock Units upon the attainment of Performance Targets established by the Committee. No more than 5% of the aggregate number of the shares reserved for issuance under the Plan (as adjusted pursuant to Paragraph 5(b)) may be awarded as Restricted Stock Awards or Restricted Stock Unit Awards having a vesting period more rapid than annual pro rata vesting over a period of three (3) years.
15.    Issuance of Shares.
(a)    Restricted Stock. Shares in respect of Restricted Stock Awards shall be registered in the name of the Participant and, in the discretion of the Committee, held either in book entry form or in certificate form and deposited with the Secretary of the Corporation. A Participant shall be required to have delivered a stock power endorsed by the Participant in blank relating to the Restricted Stock covered by an Award. Upon lapse of the applicable Restrictions, as determined by the Committee, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Award. To the extent that the shares of Restricted Stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp any stock certificates delivered to the Participant with an appropriate legend or notations if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.
(b)    Restricted Stock Units. Restricted Stock Units shall be credited as a bookkeeping entry in the name of the Participant to an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of Restricted Stock Units on the date of an Award. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such Restrictions as determined by the Committee. Upon such lapse and determination, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Unit Award. To the extent that a Restricted Stock Unit Award is forfeited, no shares of Common Stock shall be issued to a Participant.
16.    Dividend Equivalents and Voting Rights. Dividend Equivalents shall not be paid on a Restricted Stock Award or Restricted Stock Unit Award during the Restricted Period. In the discretion of the Committee, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Award or Restricted Stock Unit Award vests (such Dividend Equivalents to the extent subject to Section 409A shall be payable upon fixed dates or events in accordance with the requirements of Section

409A of the Code). An employee who receives an award of Restricted Stock shall not be entitled, during the Restricted Period, to exercise voting rights with respect to such Restricted Stock.
17.    Nontransferability. Shares of Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable Award Agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock or Restricted Stock Units contrary to the provisions of the Award Agreement or the Plan, the Restricted Stock or Restricted Stock Unit and any related Dividend Equivalents shall immediately be forfeited to the Corporation.
18.    Termination of Employment.
(a)    Death, Disability, Special Circumstances. In the case of a Participant’s Disability, death, or special circumstances as determined by the Committee, any purely temporal restrictions remaining with respect to Restricted Stock or Restricted Stock Unit Awards as of the date of such Disability, death, or such special circumstances, shall lapse and, if any Performance Targets are applicable, the Restricted Stock or Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made.
(b)    Normal Retirement. If the Participant’s employment with the Corporation (or an Affiliate) terminates as a result of Normal Retirement, subject to compliance with the non-competition provisions of Paragraph 43 below applicable to Normal Retirement, the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the earlier of (i) sixty (60) months from the date of termination, and (ii) such time as the remaining temporal restrictions lapse. If, on the date of such Normal Retirement, the Participant holds one or more performance-based Restricted Stock or Restricted Stock Unit Awards, the oldest outstanding performance-based Restricted Stock or Restricted Stock Unit Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award the same number of shares that the Participant would have earned had such Participant been an employee of the Corporation as of such payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 30-31. With respect to any other performance-based Restricted Stock or Restricted Stock Unit Awards outstanding on the date of Normal Retirement, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment. Except as provided in this Paragraph 18(b), if the Participant is the subject of Normal Retirement, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.
(c)    Other. If a Participant’s employment with the Corporation voluntarily or involuntarily terminates for any other reason during the Restricted Period, the Restricted Stock and Restricted Stock Unit Awards shall be forfeited on the date of such termination of employment.
19.    Cancellation. The Committee may at any time, with due consideration to the effect on the Participant of Section 409A of the Code, require the cancellation of any Award of Restricted Stock or Restricted Stock Units in consideration of a cash payment or alternative Award under the Plan equal to the Fair Market Value of the canceled Award of Restricted Stock or Restricted Stock Units.
D.CASH PERFORMANCE AWARDS
20.    Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant the opportunity to earn a Cash Performance Award payment, conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 28-31 below during a specified Performance Period. The Performance Period shall be not less than three (3) fiscal years of the Corporation, including the year in which the Cash Performance Award is made. The Corporation shall make a payment in respect of any Cash Performance Award only if the Committee shall have certified that the applicable Performance Targets have been satisfied for a Performance Period except as provided in Paragraphs 30-31. The aggregate maximum cash payout for any business unit within the Corporation or an Affiliate or the Corporation as a whole shall not exceed a fixed percentage of the value created at the relevant business unit during the Performance Period, determined using such criteria as may be specified by the Committee, such percentages and dollar amounts to be determined by the Committee annually when Performance Targets and Performance Criteria are established. Cash Performance Awards shall be paid within two and one-half months following the end of the calendar year in which the relevant Performance Period ends. Cash Performance Awards may not be transferred by a Participant except by will or the laws of descent and distribution.
21.    Effect of Death or Disability. If a Participant dies or becomes Disabled while employed by the Corporation (or an Affiliate), then, the Participant (or the Participant’s estate or the legatees or distributees of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date following the end of the Performance Period, the cash payment that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 30-31, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets.
22.    Effect of Normal Retirement. If a Participant’s employment with the Corporation (or an Affiliate) terminates as a result of Normal Retirement and on the date of such Normal Retirement the Participant holds one or more Cash Performance Awards, the oldest outstanding Cash Performance Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such Cash Performance Award the same payment that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 30-31. With respect to any other Cash Performance Awards outstanding on the date of Normal Retirement, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant is eligible to receive any payment with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such Cash Performance Awards following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment. Except as provided in this Paragraph 22, if the Participant is the subject of Normal Retirement, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.
23.    Effect of Other Terminations of Employment.
(a)    General Termination. If a Participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for Cause other than a termination described in Paragraphs 21-22 above or in Paragraph 23(b) below, then his or her outstanding Cash Performance Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.
(b)    Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final Cash Performance Award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the cash payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment.
E.PERFORMANCE SHARE AWARDS
24.    Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant a Performance Share Award conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 28-31 below during a Performance Period of not less than three (3)

fiscal years of the Corporation, including the year in which the conditional award is made. Any such grant may set a specific number of Performance Shares that may be earned, or a range of Performance Shares that may be earned, depending on the degree of achievement of Performance Targets pre-established by the Committee. Performance Share Awards shall be paid within two and one-half months following the end of the calendar year in which the relevant Performance Period ends. Except as provided in Paragraphs 30-31, the Corporation shall issue Common Stock in payment of Performance Share Awards only if the Committee shall have certified that the applicable Performance Targets have been satisfied at the end of a Performance Period. Prior to the issuance of shares of Common Stock at the end of a Performance Period, a Performance Share Award shall be credited as a bookkeeping entry in the name of the Participant in an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of a Performance Share Award on the date of an Award. A Participant shall not be the legal or beneficial owner of shares subject to a Performance Share Award and shall not have any voting rights or rights to distributions with respect to such shares prior to the issuance of shares at the end of the Performance Period, provided that the Committee may specify that the Participant is entitled to receive Dividend Equivalents. A Participant may not transfer a Performance Share Award except by will or the laws of descent and distribution. The Committee may, in its discretion, credit a Participant with Dividend Equivalents with respect to a Performance Share Award.
25.    Effect of Death or Disability. If a Participant in the Plan holding a Performance Share Award dies or becomes Disabled while employed by the Corporation (or an Affiliate), then the Participant (or the Participant’s estate or the legatees or distributes of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date at the end of the Performance Period, that number of shares of Common Stock that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 30-31, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of payment.
26.    Effect of Normal Retirement. If a Participant’s employment with the Corporation (or an Affiliate) terminates as a result of Normal Retirement and on the date of such Normal Retirement, the Participant holds one or more Performance Share Awards, the oldest outstanding Performance Share Award shall remain outstanding and the Participant shall be entitled to receive on the regular payment date for such Performance Share Award the same number of shares that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 30-31. With respect to any other Performance Share Awards outstanding on the date of Normal Retirement, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such Performance Share Awards following the date of the Participant’s Normal Retirement. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment. Except as provided in this Paragraph 26, if the Participant is the subject of Normal Retirement, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Normal Retirement.
27.    Effect of Other Terminations of Employment.
(a)    General Termination. If a Participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for Cause, other than those terminations described in Paragraphs 25-26 above or in Paragraph 27(b) below, then his or her outstanding Performance Share Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.
(b)    Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such performance targets and the amount of the payment to the extent required by Paragraphs 30-31.

F.PERFORMANCE CRITERIA
28.    Establishment of Performance Targets. The Committee may, in its sole discretion, grant an Award under the Plan conditional upon the satisfaction of objective pre-established Performance Targets based on specified Performance Criteria during a Performance Period. The Performance Period for Cash Performance Awards and Performance Shares shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other Awards but not less than one full fiscal year. Any Performance Targets established by the Committee shall include one or more objective formulas or standards for determining the level or levels of achievement of the Performance Targets that must be achieved in order for payment to be made with respect to an Award (and any related Dividend Equivalents), and the amount of the Award (and any Dividend Equivalents) payable to a Participant if the Performance Targets are satisfied in whole or in part or exceeded. The Performance Targets may be fixed by the Committee for the Corporation as a whole or for a subsidiary, division, Affiliate, business segment, or business unit, depending on the Committee’s judgment as to what is appropriate, and shall be set by the Committee not later than the earlier of the 90th day after the commencement of the period of services to which the Performance Period relates or by the time 25% of such period of services has elapsed, in either case, provided that the outcome of the Performance Targets is substantially uncertain at the time the Performance Targets are established. The Performance Targets with respect to a Performance Period need not be the same for all Participants. Performance measures and Performance Targets may differ from Participant to Participant and from Award to Award.
29.    Performance Criteria. Performance Targets shall be based on at least one or more of the Performance Criteria listed on Exhibit A hereto that the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary, a division, Affiliate, business segment, or business unit thereof. The Committee may adjust, upward or downward, the Performance Targets to reflect (i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring items which are separately identified and quantified in the Corporation’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the fiscal year are established, and such adjustments are stated at the time that the Performance Targets are determined. The Committee may also adjust, upward or downward, as applicable, the Performance Targets to reflect any other extraordinary item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such targets at the time the Performance Targets are determined, and such item or event occurs after the goals for the fiscal year are established.
30.    Approval and Certification. Promptly after the close of a Performance Period, the Committee shall certify in writing the extent to which the Performance Targets have been met and shall determine on that basis the amount payable to Participant in respect of an Award. The Committee shall have the discretion to approve proportional or adjusted Awards under the Plan to address situations where a Participant joined the Corporation or an Affiliate, or transferred or is promoted within the Corporation or an Affiliate, during a Performance Period. The Committee may, in its sole discretion, elect to make a payment under an Award to a Disabled Participant or to the Participant’s estate (or to legatees or distributees, as the case may be, of the Participant’s estate) in the case of death or upon a Change in Control, without regard to actual attainment of the Performance Targets (or the Committee’s certification thereof).
31.    Committee Discretion.
(a)    Negative Discretion. The Committee shall have the discretion to decrease the amount payable under any Award made under the Plan upon attainment of a Performance Target. The Committee shall also have the discretion to decrease or increase the amount payable upon attainment of the Performance Target to take into account the effect on an Award of any unusual, non-recurring circumstance, extraordinary items, change in accounting methods, or other factors to the extent provided in Exhibit A hereto.
(b)    Positive Adjustment. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the positive adjustment of the formula applicable to an Award granted to a Participant to reflect such Participant’s individual performance in his or her position with the Corporation or an Affiliate or such other factors as the Committee may determine.

G.NON-EMPLOYEE DIRECTORS
32.    Non-Employee Director Compensation. The Board shall determine from time to time the amount and form of compensation to be paid to Non-Employee Directors for serving as a member of the Board. The percentage of Non-Employee Directors’ compensation to be paid in cash, Directors’ Shares, or in other forms of compensation shall be determined by the Board from time to time. No Non-Employee Director may be granted, during any calendar year, Awards having a Fair Market Value (determined on the date of grant) that exceeds $500,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. In addition to the annual compensation of Non-Employee Directors, the Board may also authorize one-time grants of Directors’ Shares to Non-Employee Directors, or to an individual upon joining the Board, on such terms as it shall deem appropriate, subject to the limitation in the foregoing sentence.
33.    Directors’ Shares. Except as otherwise provided in Paragraph 34, each Director who is a Non-Employee Director on November 15 of each calendar year shall be issued on November 15 of that year (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which the Common Stock then regularly trades) that number of Directors’ Shares as shall have been determined by the Board for that year. The number of shares of Common Stock to be awarded to a Non-Employee Director shall be determined by dividing the dollar amount of annual compensation to be paid in shares by the Fair Market Value of the Common Stock on the date of grant. Any individual who serves as a Non-Employee Director during a calendar year but ceases to be a Director prior to November 15 of such year shall be issued a pro rata number of Directors’ Shares based on the number of full and partial months that the individual served as a Director for that year and the amount of compensation to be paid in Directors Shares as determined by the Board for that year, with such shares to be issued as of, and the number of such shares to be determined on the basis of the Fair Market Value of the Common Stock on, the date he or she ceases to be a Director (or if such date is not a trading date, the next such trading day on the principal exchange on which the Common Stock then regularly trades); provided that the Board may determine that any Non-Employee Director removed for cause (as determined by the Board) at any time during any calendar year shall forfeit the right to receive Directors’ Shares for that year.
34.    Deferred Stock Units. A Non-Employee Director may elect to defer receipt of his or her Directors’ Shares in accordance with such procedures as may from time to time be prescribed by the Committee. A deferral election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Directors’ Shares are to be performed (or such other date as the Committee may determine for the year in which an individual first becomes a Non-Employee Director). A Participant’s deferral election shall become irrevocable as of the last date the deferral could be delivered or such earlier date as may be established by the Committee. A Non-Employee Director may revoke or change a deferral election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Non-Employee Director’s deferral election shall remain in effect and will apply to Directors’ Shares in subsequent years unless and until the Director timely revokes the deferral election in accordance with such procedures as the Committee shall determine. The Committee may adopt procedures for the extension of any deferral period. If a valid deferral election is filed by a Non-Employee Director, Deferred Stock Units shall be credited as a bookkeeping entry in the name of the Non-Employee Director to an account maintained by the Corporation on the basis of one Deferred Stock Unit for each Directors’ Share deferred. No shares of Common Stock shall be issued to the Non-Employee Director in respect of Deferred Stock Units at the time such shares would be issued absent such deferral. Shares of Common Stock shall be issuable to the Non-Employee Director in a lump sum upon the termination of services as a Non-Employee Director (but only if such termination constitutes a separation from service within the meaning of Code Section 409A, if applicable) or, if earlier, a specified date elected by the Non-Employee Director at the time of the deferral election. Dividend Equivalents shall be credited on Deferred Stock Units and distributed at the same time that shares of Common Stock are delivered to a Non-Employee Director in settlement of the Deferred Stock Units.
35.    Delivery of Shares. Shares of Common Stock shall be issued to a Non-Employee Director at the time Directors’ Shares are paid or Deferred Stock Units are settled by issuing a stock certificate, or making an appropriate entry in the Corporation’s shareholder records, in the name of the Non-Employee Director, evidencing such share payment. Each stock certificate will bear an appropriate legend with respect to any restrictions on transferability, if applicable. A Non-Employee Director shall not have any rights of a stockholder with respect to Directors’ Shares or Deferred Stock Units until such shares of Common Stock are issued and then only from the date of issuance of such shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of issuance of the shares. No fractional shares shall be issued as Directors’ Shares. The Committee may round the number of shares of Common Stock to be delivered to the nearest whole share.
H.CHANGE IN CONTROL
36.    Change in Control. Each Participant who is an employee of the Corporation or an Affiliate, upon acceptance of an Award under the Plan, and as a condition to such Award, shall be deemed to have agreed that, in the event any “Person” (as defined below) begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a “Change in Control” of the Corporation (as defined below), such Participant will not voluntarily terminate his or her employment with the Corporation or with an Affiliate of the Corporation, as the case may be, and, unless terminated by the Corporation or such Affiliate, will continue to render services to the Corporation or such Affiliate until such Person has abandoned, terminated or succeeded in such efforts to effect a Change in Control.
(a)    In the event a Change in Control occurs and, within eighteen (18) months following the date of the Change in Control, (i) a Participant experiences an involuntary termination of employment (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or an Affiliate, or (ii) an event or condition that constitutes “Good Reason” occurs and the Participant subsequently resigns for Good Reason within the time limits set forth in Paragraph 36(h)(iv) below pursuant to a resignation that meets the requirements set forth in Paragraph 36(h)(iv) below:
(i)    all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such termination of employment and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;
(ii)    all outstanding Restrictions, including any Performance Targets, with respect to any Restricted Stock or Restricted Stock Unit Award or any other Award shall immediately vest or expire on the date of such termination of employment and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such termination of employment; and
(iii)    all Cash Performance Awards and Performance Share Awards outstanding shall be deemed to have been earned at “target” as if the Performance Targets have been achieved, and such Awards shall immediately vest and become immediately due and payable on the date of such termination of employment.
(b)    In the event a Change in Control occurs and a Participant’s outstanding Awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the “Continuing Directors” (as defined below), (ii) not assumed by a successor corporation or an affiliate thereof or, (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Continuing Directors, preserves the existing value of the outstanding Awards at the time of the Change in Control:
(i)    all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such Change in Control and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;
(ii)    all outstanding Restrictions, including any Performance Targets, with respect to any Options, SSARs, Restricted Stock or Restricted Stock Unit Awards shall immediately vest or expire on the date of such Change in Control and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such Change in Control;
(iii)    Cash Performance Awards and Performance Share Awards outstanding shall immediately vest and become immediately due and payable on the date of such Change in Control as follows:
(A)    the Performance Period of all Cash Performance Awards and Performance Share Awards outstanding shall terminate on the last day of the month prior to the month in which the Change in Control occurs;

(B)    the Participant shall be entitled to a cash or stock payment the amount of which shall be determined in accordance with the terms and conditions of the Plan and the appropriate Cash Performance Award Agreement and Performance Share Award Agreement, which amount shall be multiplied by a fraction, the numerator of which is the number of months in the Performance Period that has passed prior to the Change in Control (as determined in accordance with clause (iii)(A) above) and the denominator of which is the total number of months in the original Performance Period; and
(C)    the Continuing Directors shall promptly determine whether the Participant is entitled to any Cash Performance Award or Performance Share Award, and any such Award payable shall be paid to the Participant promptly but in no event more than five (5) days after a Change in Control;
(c)    The Continuing Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any Award or participation under the Plan in connection with a Change in Control, and their decisions shall be binding and conclusive upon all interested parties; and
(d)    Other than as set forth above, the terms and conditions of all Awards shall remain unchanged.
(e)    Notwithstanding the provisions of this Paragraph 36, the Committee may, in its discretion, take such other action with respect to Awards in connection with a Change in Control as it shall determine to be appropriate.
(f)    If a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation occurs (as defined in Section 409A of the Code), Deferred Stock Units shall be settled on the date of such Change in Control by the delivery of shares of Common Stock.
(g)    A “Change in Control” shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):
(i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of the spin-off of the Corporation by Dover Corporation, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on the date of the spin-off of the Corporation by Dover Corporation or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)    there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the

Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or
(iv)    the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.
(v)    Notwithstanding the foregoing, with respect to an Award that is determined to be deferred compensation subject to the requirements of Section 409A of the Code, the Corporation will not make a payment upon the happening of a Change in Control unless the Corporation is deemed to have undergone a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation (as such terms are defined in Section 409A of the Code).
(h)    For purposes of this Paragraph 36, the following terms shall have the meanings indicated:
(i)    “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.
(ii)    “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities that are properly filed on a Form 13-F.
(iii)    “Continuing Directors” shall have the meaning ascribed to it in the Corporation’s Certificate of Incorporation.
(iv)    “Good Reason” shall mean “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Participant has consented to such action in writing: (a) a material diminution of the responsibilities, position and/or title of the Participant compared with the responsibilities, position and title, respectively, of the Participant immediately prior to the Change in Control; (b) a relocation of the Participant’s principal business location to an area outside a 25 mile radius of its location immediately preceding the Change in Control and that requires that the Participant commute an additional distance of at least 20 miles more than such Participant was required to commute immediately prior to the Change in Control; or (c) a material reduction in the Participant’s base salary or bonus opportunities; provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Participant to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Participant’s right to resign from employment for a Good Reason event or condition shall be waived if the Participant fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Participant, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.
(v)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

I.GENERAL PROVISIONS
37.    Legal Compliance.
(a)    Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer or Director (as defined in Rule 16a-1) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of this Paragraph 37(a). Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately canceled and the Participant shall not have any rights thereto.
(b)    Securities Laws. The grant of Awards and the issuance of shares of Common Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Corporation, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.
(c)    Registration. The Corporation will stamp stock certificates delivered to the shareholder with an appropriate legend if the shares of Common Stock are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.
(d)    Blackout Period. Options and SSARs may not be exercised during any period prohibited by the Corporation’s stock trading policies or applicable securities laws. A Participant may not sell any shares acquired under the Plan during any period prohibited by the Corporation’s stock trading policies. The Committee may, in its discretion, extend the term of an Award that would otherwise expire during a blackout period for the length of the blackout period plus ten (10) trading days after the expiration of the blackout period so that a Participant does not lose the benefit of the Award as the result of the restrictions on exercise or sales of shares of Common Stock during the blackout period.
38.    Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of an employee, director, consultant or other service provider of another corporation or entity that becomes a Participant by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the NYSE or other exchange or securities market on which the shares of Common Shares are listed, any such substituted or assumed awards shall not reduce the share reserve set forth in Paragraph 5.

39.    Withholding Taxes. The Corporation and its Affiliates shall make arrangements for the collection of any minimum Federal, State, foreign, or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan. The obligations of the Corporation under the Plan shall be conditional on satisfaction of such withholding obligations. The Corporation shall have no obligation to deliver shares of Common Stock, to release shares of Common Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Corporation’s or its Affiliates’ tax withholding obligations have been satisfied by the Participant. The Corporation, to the extent permitted by law, shall have the right to deduct from any payment of any kind otherwise due to or with respect to a Participant through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, an amount up to the maximum statutory tax rate in the applicable jurisdictions as determined by the Corporation. The Corporation may, in its discretion require that all or a portion of such shares be sold to satisfy the Corporation’s withholding obligations under the Plan. The Corporation shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the tax withholding obligations of the Corporation or any Affiliate.
40.    Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to any grant or Award under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting corporation either in liquidation or merger of the Corporation into another corporation owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting corporation acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations, unless Awards are terminated in accordance with Paragraph 36.
41.    Employment Rights and Obligations. Neither the making of any grant or Award under the Plan, nor the provisions related to a Change in Control of the Corporation or a Person seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any Participant including, but not limited to, the right to terminate such Participant’s employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall they be a limitation in any way on the right of the Corporation or any Affiliate by which an employee is employed to terminate his or her employment at any time. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
42.    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided with respect to Dividend Equivalents or as provided in the Plan or an Award Agreement.
43.    Non-compete.
(a)    Non-Competition. The enhanced benefits of any Normal Retirement or Early Retirement (the Early Retirement Provisions of this Paragraph 43 are applicable only to Dover Replacement Awards as set forth in Exhibit B to the Plan) provided to a Participant, unless such benefits are waived in writing by the Participant, shall be subject to the provisions of this Paragraph 43. Any Participant who is the beneficiary of any such Normal Retirement or Early Retirement shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Corporation or any Affiliate at which such Participant was employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Corporation or such Affiliate actively carried on business at the end of the Participant’s employment there, for the period with respect to which such Normal Retirement or Early Retirement affords the Participant enhanced benefits, which period shall be, (a) with respect to Options or SSARs, the additional period allowed the Participant for the vesting and exercise of Options or SSARs outstanding at termination of employment, (b) with respect to Restricted Stock or Restricted Stock Unit Awards, the period remaining after the Participant’s termination of employment until the end of the original Restricted Period for such Award, and (c) with respect to Cash Performance Awards and Performance Shares Awards granted under the Plan, the period until the payment date following the end of the last applicable Performance Period.

(b)    Breach. In the event that a Participant shall fail to comply with the provisions of this Paragraph 43, the Normal Retirement or Early Retirement shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 43 or the corresponding provisions of an Award shall be unenforceable as to any Participant, the Committee may rescind the benefits of any such Early Retirement with respect to such Participant.
(c)    Other Termination. The Committee may, in its discretion, adopt such other non-competition restrictions applicable to Awards as it deems appropriate from time to time.
(d)    Revision. If any provision of this Paragraph 43 or the corresponding provisions of an Award is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 43, or the corresponding provisions of an Award, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.
44.    Clawback. Awards shall be subject to such clawback requirements and policies as may be required by applicable laws or ChampionX policies as in effect from time to time.
45.    Amendment. Except as expressly provided in the next sentence and Paragraph 46, the Board may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time; provided, however, that any such termination will not affect the validity of any Awards previously made under the Plan. Without the approval of the Corporation’s shareholders, the Board cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive any Awards; (b) extend beyond 120 months from the date of the grant the period within which an Option or SSAR may be exercised; (c) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the principal exchange on which the Corporation’s shares are traded, or (d) change the class of persons eligible to receive ISOs.
46.    No Repricing Without Shareholder Approval. Without the approval of the Corporation’s shareholders, the Board cannot approve either (i) the cancellation of outstanding Options or SSARs in exchange for cash or the grant in substitution therefor of new Awards having a lower exercise or base price or (ii) the amendment of outstanding Options or SSARs to reduce the exercise price or base price thereof, except as provided in Paragraph 36 with respect to a Change in Control. This limitation shall not be construed to apply to “issuing or assuming an Option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.
47.    Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.
48.    Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
49.    Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
50.    Death/Disability. Subject to local laws and procedures, the Committee may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit. The Committee may also require any person seeking payment of benefits upon a Participant’s Disability to furnish proof of such Disability.

51.    Successors and Assigns. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
52.    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.
53.    Section 409A.
(a)    General. To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the adverse consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and other interpretive guidance issued thereunder, including without limitation any other guidance that may be issued or amended after the date of grant of any Award hereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time), the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance. Where applicable, the requirement that Awards constituting deferred compensation under Section 409A that are payable upon termination of a Participant’s employment or services as a Director not be paid prior to the Participant’s “separation from service” within the meaning of Section 409A are incorporated herein.
(b)    Specified Employees. In addition, and except as otherwise set forth in the applicable Award Agreement, if the Corporation determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Corporation at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such Award will be delayed until the first day of the seventh month following the Participant’s “separation from service” with the Corporation or its Affiliates within the meaning of Section 409A (or following the date of Participant’s death if earlier), with all payments or benefits due thereafter occurring in accordance with the original schedule.
(c)    No Liability. Notwithstanding anything to the contrary contained herein, neither the Corporation nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.
54.    Governing Law. The Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
55.    Effective Date and Termination Date of Plan. This Plan was first adopted by the Board of Directors of Apergy Corporation on April 18, 2018 and approved by the Board of Directors of Dover Corporation on April 18, 2018 and first became effective on May 9, 2018. Subject to the approval of the shareholders of Apergy Corporation, the effective date of this ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan is the date of its adoption by the Board of Directors of Apergy Corporation pursuant to a Unanimous Written Consent. The Plan will terminate on March 24, 2030. No Award shall be granted pursuant to this Plan on or after March 24, 2030, but Awards granted prior to such date may extend beyond that date.

Exhibit A to the ChampionX 2018 Corporation Amended and Restated Equity and Cash Incentive Plan Performance Criteria
Any Performance Targets established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards shall be based on one or more of the following Performance Criteria either individually, alternatively, or in any combination applied either to the Corporation, as a whole or to a subsidiary, a division, Affiliate, business segment, or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Corporation’s or an Affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation or Affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Corporation’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; (xx) the growth in the value of an investment in the Corporation’s Common Stock assuming the reinvestment of dividends; and (xxi) such other business or other performance criteria determined appropriate by the Committee.
The Committee may provide that, in measuring achievement of Performance Targets, adjustments may be made for the following:
(i)    to exclude restructuring and/or other nonrecurring charges;
(ii)    to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;
(iii)    to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;
(iv)    to exclude the effects of any statutory adjustments to corporate tax rates;
(v)    to exclude the effects of any “unusual” or “infrequently occurring” events, as determined under generally accepted accounting principles or any acquisition or divestiture;
(vi)    to exclude any other unusual, non-recurring gain or loss or other extraordinary item;
(vii)    to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;
(viii)    to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;
(ix)    to exclude the dilutive effects of acquisitions or joint ventures;

(x)    to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;
(xi)    to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;
(xii)    to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code);
(xiii)    to reflect any partial or complete corporate liquidation; and
(xiv)    such other items or events the Committee may deem appropriate.

Exhibit B to the ChampionX 2018 Corporation Amended and Restated Equity and Cash Incentive Plan
Early Retirement Provisions for Dover Replacement Awards
The Dover Replacement Awards issued under the Plan contain provisions with respect to Early Retirement, which Early Retirement provisions are not applicable to other Awards issued under the Plan. The following sets forth the special provisions of the Dover Replacement Awards with respect to Early Retirement. The provisions of this Exhibit B shall not apply to Awards that are not Dover Replacement Awards.
I.    With respect to Dover Replacement Awards issued with respect to SSARs granted under the (i) Dover Corporation 2005 Equity and Cash Incentive Plan and (ii) Dover Corporation 2012 Equity and Cash Incentive Plan prior to August 6, 2014:
1.    Definitions.
“Early Retirement I” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least ten (10) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of ChampionX Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least sixty five (65), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan. In order to be eligible for Early Retirement I or II, a Participant must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any Affiliate provided such Affiliate continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the Participant ineligible for Early Retirement I and II notwithstanding the satisfaction by the Participant of all other applicable requirements. ChampionX’s CEO shall have the authority to reduce or waive the notice requirement.
“Early Retirement II” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least fifteen (15) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of ChampionX Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least seventy (70), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan. In order to be eligible for Early Retirement II, a Participant must provide advance notice of such Early Retirement, continue to provide services, and perform his or her duties throughout such notice period as set forth in the definition of Early Retirement I above. ChampionX’s CEO shall have the authority to reduce or waive the notice requirement.
“Early Retirement III” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates due to the sale of stock or assets of the business unit by which the Participant is employed, (ii) the Participant is so employed in good standing by the business unit through the date of such sale, and (iii) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan.
“Normal Retirement” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, the Participant has attained age sixty two (62), and (ii) the Participant complies with the non-competition restrictions in Paragraph 43. In the event that the stock or assets of a business unit of the Corporation or an Affiliate that employs a Participant is sold, a Participant who has attained age 62 and remains employed by such business unit in good standing through the date of such sale, shall be treated as having terminated employment with the Corporation and its Affiliates in a Normal Retirement on the date of such sale, provided that the Participant complies with the non-compete restrictions in Paragraph 43.
2.    SSARs.
If a Participant’s employment terminates as the result of a Normal Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the SSAR and sixty (60) months following the date of such Normal Retirement, to purchase or acquire shares under any SSARs which at the date of his or her Normal Retirement are, or within sixty (60) months following the date of Normal Retirement become, exercisable.

II.    With respect to Dover Replacement Awards issued with respect to Awards granted under the Dover Corporation 2012 Equity and Cash Incentive Plan after August 6, 2014:
1.    Definitions.
“Early Retirement I” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least ten (10) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of Apergy Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least sixty five (65), (iii) the Participant has attained age fifty five (55), (iv) the Participant satisfies the notice requirements set forth in the Plan, and (v) the Participant complies with the non-competition restrictions in Paragraph 43. In order to be eligible for Early Retirement I or II, a Participant must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any Affiliate provided such Affiliate continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the Participant ineligible for Early Retirement I and II notwithstanding the satisfaction by the Participant of all other applicable requirements. ChampionX’s CEO shall have the authority to reduce or waive the notice requirement.
“Early Retirement II” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least fifteen (15) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation; service with Dover Corporation and its Affiliates shall be credited for the period prior to the spin-off of Apergy Corporation to the extent provided by the Predecessor Plans), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least seventy (70), (iii) the Participant has attained age sixty (60), (iv) the Participant satisfies the notice requirements set forth in the Plan, and (v) the Participant complies with the non-competition restrictions in Paragraph 43. In order to be eligible for Early Retirement II, a Participant must provide advance notice of such Early Retirement, continue to provide services, and perform his or her duties throughout such notice period as set forth in the definition of Early Retirement I above. ChampionX’s CEO shall have the authority to reduce or waive the notice requirement.
“Early Retirement III” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates due to the sale of stock or assets of the business unit by which the Participant is employed, (ii) the Participant is so employed in good standing by the business unit through the date of such sale, and (iii) the Participant complies with the non-competition restrictions in Paragraph 43 of the Plan.
III.    With respect to Dover Replacement Awards issued with respect to (i) SSARs granted under the Dover Corporation 2005 Equity and Cash Incentive Plan, and (ii) all Awards under the Dover Corporation 2012 Equity and Cash Incentive Plan (other than SSARs granted prior to August 6, 2014, as described in Section 1 above):
1.    Options and SSARs.
If a Participant’s employment terminates as the result of Early Retirement I, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twenty-four (24) months following the date of such Early Retirement I, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement I are, or within twenty-four (24) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement II, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or thirty-six (36) months following the date of such Early Retirement II, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement II are, or within thirty-six (36) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement III, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twelve (12) months following the date of such Early Retirement III, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement III are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

2.    Restricted Stock and Restricted Stock Units
If the Participant’s employment with the Corporation terminates as a result of Early Retirement, subject to compliance with the non-competition provisions of Paragraph 43 applicable to Early Retirement, the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the earlier of (i) twenty-four (24) months from the date of termination in the case of Early Retirement I, thirty-six (36) months from the date of termination in the case of Early Retirement II, and twelve (12) months in the case of Early Retirement III, and (ii) such time as the remaining temporal restrictions lapse. With respect to any outstanding performance-based Restricted Stock or Restricted Stock Unit Awards on the date of Early Retirement I or II, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant is eligible to receive any shares with respect to such awards and, if so, the amount thereof, in which event such payment shall be made on the regular payment date for such performance-based Restricted Stock or Restricted Stock Unit Award following the date of the Participant’s Early Retirement I or II. Any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 30-31. Except as provided in this Paragraph, if the Participant is the subject of Early Retirement I or II, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of Early Retirement III, all performance-based Restricted Stock and Restricted Stock Unit Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Early Retirement III. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.
3.    Performance Shares
If the Participant’s employment terminates pursuant to Early Retirement I or Early Retirement II and on the date of such Early Retirement the Participant holds one or more outstanding Performance Share Awards, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant shall receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the Corporation pays Performance Share Awards for the Performance Period relating to any such outstanding Performance Share Award held by such Participant. Except as provided in Paragraphs 30-31 of the Plan, any such payment to the Participant shall be subject to the satisfaction of the applicable Performance Targets, and certification by the Committee of such satisfaction and determination by the Committee of the amount of payment, and may not exceed the number of shares that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph and in Paragraph 27(b) of the Plan, if the Participant is the subject of Early Retirement I or II, all Performance Share Awards held by such Participant shall be canceled, and all of the Participant’s Awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of Early Retirement III, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Early Retirement III, except as provided in Paragraph 27(b) of the Plan. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

CHAMPIONX

2445 Technology Forest Blvd.
The Woodlands, TX 77381

championx.com

CHAMPIONX VOTE

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/CHX** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withheld
01 - Sivasankaran Somasundaram	☐	☐
02 - Stephen K. Wagner	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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03E60A

2021 Annual Meeting Information

The 2021 Annual Meeting of ChampionX Corporation Shareholders
will be held
May 12, 2021, 8:00am CT
virtually via live webcast at
www.meetingcenter.io/265213390

To participate in the virtual meeting, you will need the control number printed in the shaded bar located on the reverse side of this form.

The password for the meeting is CHX2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/CHX

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ChampionX Corporation

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Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2021

Sivasankaran ("Soma") Somasundaram and Julia Wright, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of ChampionX Corporation to be held on May 12, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees for the Board of Directors listed on the reverse side and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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